Exhibit 10.1

[Execution]

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of June 20, 2017 (this “Amendment No. 2”), is by and among J. C. Penney Company, Inc. (“Holdings”), J. C. Penney Corporation, Inc. (“Parent Borrower”), J. C. Penney Purchasing Corporation (“Purchasing,” and together with Parent Borrower, individually, a “Borrower” and collectively, “Borrowers”), the parties to the Collateral Agreement (as defined in the Restated Credit Agreement (as defined below)) as guarantors (individually, a “Guarantor” and collectively, “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, “Administrative Agent”) for the parties to the Restated Credit Agreement as lenders (individually, a “Lender” and collectively, “Lenders”), Revolving Agent (in such capacity, “Revolving Agent”), Collateral Agent (in such capacity, “Collateral Agent”) and LC Agent (in such capacity, “LC Agent,” and together with Administrative Agent, Revolving Agent and Collateral Agent, individually an “Agent” and collectively, “Agents”) and Lenders.

W I T N E S S E T H :

WHEREAS, Agents, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated as of June 20, 2014, by and among Agents, Lenders, Borrowers and Holdings (as amended, modified, supplemented, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”) and have agreed to amend and restate in its entirety the Existing Credit Agreement and replace it in its entirety in the form of Exhibit A to this Amendment No. 2 (the “Restated Credit Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the meaning given to them below:

(a) “Restatement Effective Date” means the first date on which the conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied or waived as set forth in the notice from Administrative Agent to Parent Borrower provided for in Section 4 of Amendment No. 2.

1.2 Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Restated Credit Agreement.

Section 2. Amendment and Restatement of Existing Credit Agreement. The Existing Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto. All schedules and exhibits to the Restated Credit Agreement shall replace and supersede the schedules and exhibits to the Existing Credit Agreement as in effect immediately prior to the date of this Amendment No. 2. Each of the Lenders signatory hereto, Borrowers and Guarantors consent to the amendment and restatement of the Existing Credit Agreement pursuant to this Amendment No. 2 and the Restated Credit Agreement.

Section 3. Representations and Warranties. Each Loan Party represents and warrants to Agents and Lenders that the representations and warranties of each Loan Party contained in Article III of the Restated Credit Agreement or any other Loan Document delivered in connection with this Amendment No. 2 are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof.

Section 4. Conditions Precedent. The Restated Credit Agreement shall only be effective on the date of the satisfaction or waiver of each of the following conditions precedent:

4.1 Administrative Agent shall have received an original or original counterparts (or a telefacsimile or other electronic copy, including an email with a pdf) of this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors, Administrative Agent and each Lender with a Commitment under the Restated Credit Agreement;

4.2 Administrative Agent shall have received payment in full in cash of the fees required to be paid pursuant to that Primary Lead Arranger Fee Letter, dated May 15, 2017, by and among Administrative Agent and Parent Borrower;

4.3 All other costs, fees and expenses due and payable on the Restatement Effective Date to Agents, Lead Arrangers and Lenders in respect of this Amendment No. 2 and the Restated Credit Agreement shall have been paid by Borrowers to the extent invoiced to Borrowers within 5 days prior to the Restatement Effective Date; and

4.4 All conditions set forth in Section 4.01 of the Restated Credit Agreement shall have been satisfied or waived in accordance with the terms of the Restated Credit Agreement.

Administrative Agent shall notify Parent Borrower of the Restatement Effective Date and such notice shall be conclusive and binding.

Section 5. Effect of Amendment No. 2. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that its guarantee of the Obligations is in full force and effect in accordance with its terms and is hereby ratified and confirmed and such continuing liability shall not be affected by this Amendment No. 2 or the Restated Credit Agreement, nor shall anything contained in this Amendment No. 2 or the Restated Credit Agreement be deemed to limit or otherwise affect its obligations under such guarantee. To the extent of conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control. This Amendment No. 2 and the Restated Credit Agreement each constitute a Loan Document. Nothing contained in this Amendment No. 2 will constitute a waiver of any right, power or remedy under the Restated Credit Agreement or any of the other Loan Documents.

Section 6. No Novation. The amendment and restatement of the Existing Credit Agreement pursuant to this Amendment No. 2 and the Restated Credit Agreement shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers and Guarantors evidenced by or arising under the Existing Credit Agreement or any of the other Loan Documents, and the liens and security interests in the Collateral of Agents and Lenders securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent for the benefit of Lenders.

Section 7. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 8. Jury Trial Waiver. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 2, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 2 BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

Section 9. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 10. Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Section 11. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

Section 12. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission (including email with a pdf) shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission (including email with a pdf) shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

J. C. PENNEY CORPORATION, INC.

By:	/s/ Michael Porter
Name:	Michael Porter
Title:	Vice President and Treasurer

J. C. PENNEY COMPANY, INC.

By:	/s/ Michael Porter
Name:	Michael Porter
Title:	Authorized Signatory

J. C. PENNEY PURCHASING CORPORATION
JCP REAL ESTATE HOLDINGS, INC.
J. C. PENNEY PROPERTIES, INC.

By:	/s/ Gary Piper
Name:	Gary Piper
Title:	Vice President, Treasurer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Revolving Agent and Collateral Agent

By:	/s/ Danielle Baldinelli
Name:	Danielle Baldinelli
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Issuer, as a Lender and as Swing Line Lender

By:	/s/ Danielle Baldinelli
Name:	Danielle Baldinelli
Title:	Director

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Director

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Tony Yung
Name:	Tony Yung
Title:	Executive Director

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

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CITIZENS BANK, N.A., as a Lender

By:	/s/ Jessica Benevides-Caron
Name:	Jessica Benevides-Caron
Title:	Vice President

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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HSBC BANK USA, N.A., as a Lender

By:	/s/ Brian Gingue
Name:	Brian Gingue
Title:	Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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REGIONS BANK, as a Lender

By:	/s/ Connie Ruan
Name:	Connie Ruan
Title:	Director

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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SUNTRUST BANK, as a Lender

By:	/s/ Dan Clubb
Name:	Dan Clubb
Title:	Director

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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BMO HARRIS BANK, as a Lender

By:	/s/ Kara Goodwin
Name:	Kara Goodwin
Title:	Managing Director

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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TD BANK, N.A., as a Lender

By:	/s/ Dean Whalen
Name:	Dean Whalen
Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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CIT FINANCE LLC, as a Lender

By:	/s/ Brian Scully
Name:	Brian Scully
Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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NYCB SPECIALTY FINANCE COMPANY, LLC, as a Lender

By:	/s/ Willard D. Dickerson, Jr.
Name:	Willard D. Dickerson, Jr.
Title:	Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ John Finone
Name:	John Finone
Title:	Vice President

By:	/s/ Maria Levy
Name:	Maria Levy
Title:	Vice President

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[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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FIFTH THIRD BANK, as a Lender

By:	/s/ Bruce R. Cohenour, Jr.
Name:	Bruce R. Cohenour, Jr.
Title:	Assistant Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

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WOODFOREST NATIONAL BANK, as a Lender

By:	/s/ Todd A. Seehase
Name:	Todd A. Seehase
Title:	First Vice President

[Signature Page to Amendment No. 2 to Credit Agreement – J.C. Penney]

[Execution]

EXHIBIT A

TO

AMENDMENT NO. 2 TO CREDIT AGREEMENT

Published Deal CUSIP: 46611NAE3 Revolver CUSIP: 46611NAF0

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 20, 2017

among

J. C. PENNEY COMPANY, INC.,

J. C. PENNEY CORPORATION, INC.,

J. C. PENNEY PURCHASING CORPORATION,

The Lenders Party Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Collateral Agent, Revolving Agent and Swingline Lender

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

BANK OF AMERICA, N.A.

J.P. MORGAN SECURITIES LLC

BARCLAYS BANK PLC

GOLDMAN SACHS BANK USA

HSBC BANK USA, N.A.

CITIZENS BANK, NATIONAL ASSOCIATION

REGIONS BUSINESS CAPITAL, A DIVISION OF REGIONS BANK

SUNTRUST ROBINSON HUMPHREY, INC.

as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A.

as Syndication Agent

and

J.P. MORGAN SECURITIES LLC,

BARCLAYS BANK PLC

GOLDMAN SACHS BANK USA

HSBC BANK USA, N.A.

CITIZENS BANK, NATIONAL ASSOCIATION

REGIONS BANK

SUNTRUST BANK

as Joint Documentation Agents

i

SCHEDULES:

Schedule 1.01 — Existing Debt Documents

Schedule 2.01 — Commitments

Schedule 2.05 — Issuing Banks and Issuing Bank Sublimits

Schedule 3.06A — Disclosed Matters

Schedule 3.06B — Excluded Matters

Schedule 3.12 — Material Subsidiaries

Schedule 5.16 — Control Accounts

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.05 — Store Closings

Schedule 6.08 — Existing Restrictions

EXHIBITS:

Exhibit A —	Form of Assignment and Assumption
Exhibit B —	[Intentionally Omitted.]
Exhibit C —	[Intentionally Omitted.]
Exhibit D —	Form of U.S. Tax Compliance Certificate
Exhibit E —	Form of Borrowing Request
Exhibit F —	Form of Interest Election Request
Exhibit G —	Form of Promissory Note
Exhibit H —	Form of Restatement Effective Date Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 20, 2017 (the “Agreement”), among J. C. PENNEY COMPANY, INC. (“Holdings”), J. C. PENNEY CORPORATION, INC. (“Parent Borrower”), J. C. PENNEY PURCHASING CORPORATION (“Purchasing”), the lenders listed on the signature pages hereof or pursuant to any joinder hereto or through an assignment as Revolving Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, “Administrative Agent”) and Revolving Agent (in such capacity, “Revolving Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Agent (in such capacity, “LC Agent,” and together with Administrative Agent, Revolving Agent and Collateral Agent, individually an “Agent” and collectively, “Agents”), WELLS FARGO BANK, NATIONAL ASSOCIATION, J.P. MORGAN SECURITIES LLC, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIZENS BANK, NATIONAL ASSOCIATION, HSBC BANK USA, N.A., GOLDMAN SACHS BANK USA, REGIONS BUSINESS CAPITAL, A DIVISION OF REGIONS BANK and SUNTRUST ROBINSON HUMPHREY, INC. as Joint Bookrunners and Joint Lead Arrangers (collectively “Lead Arrangers”), BANK OF AMERICA, N.A., as Syndication Agent (in such capacity, “Syndication Agent”), and J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA, HSBC BANK USA, N.A., CITIZENS BANK, NATIONAL ASSOCIATION, REGIONS BANK and SUNTRUST BANK as Joint Documentation Agents (in such capacity, “Joint Documentation Agents”).

W I T N E S S E T H:

WHEREAS, Holdings, Parent Borrower and Purchasing have entered into financing arrangements with the Agents and Lenders pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated as of June 20, 2014, by and among Holdings, Parent Borrower, Purchasing, the lenders party thereto and Agents (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing ABL Credit Agreement”), and the parties to Amendment No. 2 (as defined below) have agreed to amend and restate in its entirety the Existing ABL Credit Agreement and replace it in its entirety with this Agreement; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on the terms and conditions set forth herein and the Agents are willing to act in such capacities on the terms and conditions set forth herein and the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” has the meaning assigned to it in the Existing Intercreditor Agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Debtor” means any Person obligated on an Account.

“Account Parties” means the Parent Borrower and Purchasing.

“Accounts” means “accounts” as defined in the UCC, and also means Payment Intangibles and any right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered or (c) arising out of the use of a credit, debit or charge card or information contained on or for use with the card. The term “Account” does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced other than Payment Intangibles and any rights arising out of the use of a credit, debit or charge card or information contained on or for use with the card.

“Acquisition” means, with respect to any Person (a) an investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit or division of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Costs” has the meaning assigned to such term in Section 2.14(c).

“Additional Grantor” means any Subsidiary of the Parent Borrower that is designated by the Parent Borrower, with the prior written consent of the Administrative Agent, to become a party to the Collateral Agreement for the purpose of granting a security interest in such Subsidiary’s inventory; provided that the Parent Borrower shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary immediately upon such Subsidiary becoming an Additional Grantor.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means Administrative Agent, Collateral Agent, LC Agent and Revolving Agent, each in such capacity.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the Adjusted LIBO Rate plus

1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated June 20, 2017, by and among the Parent Borrower, the other Loan Parties, Administrative Agent, the Lenders party thereto and the other parties party thereto.

“Amortization Reserve” means, on any date, a Reserve equal to the excess, if any, of (a) the aggregate amount of all payments of principal in respect of Permitted First-Lien Indebtedness and Permitted Second-Lien Indebtedness scheduled to be paid within 90 days after such date over (b) $20,000,000.

“Applicable Commitment Fee Percentage” means 0.375% per annum.

“Applicable Lending Office” means, for each Issuing Bank or Lender, the office or branch of such Issuing Bank or Lender (or an affiliate of such Issuing Bank or Lender) designated in an Administrative Questionnaire delivered by such Issuing Bank or Lender to the Administrative Agent or such other office or branch of such Issuing Bank or Lender as such Issuing Bank or Lender may, from time to time, in accordance with the terms of this Agreement, specify to the Administrative Agent, the Borrowers and the Account Parties as the office or branch by which its Letters of Credit, Loans or Commitments, as applicable, are to be made and maintained.

“Applicable Revolving Loan Margin” means, as of any date of determination and with respect to ABR Revolving Loans or Eurodollar Revolving Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Quarterly Average Excess Availability of Borrowers for the most recently completed Fiscal Quarter of Borrowers; provided, that, (i) for the period from the Restatement Effective Date through and including the last day of the first full Fiscal Quarter of Borrowers after the Restatement Effective Date, the Applicable Revolving Loan Margin shall be set at Level I, (ii) the Applicable Revolving Loan Margin will be adjusted and effective as of the first day of each Fiscal Quarter of Borrowers thereafter based on the below grid and shall remain in effect until adjusted thereafter as of the first day of the next Fiscal Quarter, and (iii) if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of a field examination) or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Revolving Loan Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand:

Level	Quarterly Average Excess Availability	Applicable Eurodollar Rate Margin	Applicable ABR Margin
I	Equal to or greater than 66.67% of the Revolving Commitments	1.75%	0.75%
II	Greater than or equal to 33.33% of the Revolving Commitments but less than 66.67% of the Revolving Commitments	2.00%	1.00%
III	Less than 33.33% of the Revolving Commitments	2.25%	1.25%

“Applicable Revolving Percentage” means, with respect to any Revolving Lender, at any time, the fraction expressed as a percentage, (a) the numerator of which is the Revolving Commitment of such Revolving Lender and (b) the denominator of which is the total Revolving Commitments; provided that when a Defaulting Lender shall exist, “Applicable Revolving Percentage” shall mean such percentage disregarding any Defaulting Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Revolving Fund” means any Fund that is administered or managed by (a) a Revolving Lender, (b) an Affiliate of a Revolving Lender, (c) an entity or an Affiliate of an entity that administers or manages a Revolving Lender that is an Approved Fund or (d) an advisor under common control with such Revolving Lender, Affiliate or advisor, as applicable.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning set forth in Section 2.22(b).

“Availability” or “Excess Availability” means, at any time, the amount equal to (a) the Revolving Credit Line Cap minus (b) the total Revolving Credit Exposures outstanding at such time.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means the Parent Borrower, Purchasing and, if eligible to be a Borrower at the time in accordance with Section 2.20, each other Borrowing Subsidiary.

“Borrowing” means a Revolving Borrowing.

“Borrowing Base” means, at any time, an amount equal to:

(a) 85% of Eligible Accounts of Borrowers; plus

(b) 90% of the Eligible Credit Card Receivables of Borrowers; plus

(c) 90% of the Net Recovery Percentage of Eligible Inventory multiplied by the value of the Eligible Inventory of Borrowers (with value at Cost); minus

(d) Reserves established by the Collateral Agent in its Permitted Discretion.

The Borrowing Base shall be determined by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.01(g), subject to adjustments and changes made by the Collateral Agent in its Permitted Discretion as provided herein. Notwithstanding anything contained herein to the contrary, as of any date of determination, the portion of the Borrowing Base attributable to Eligible In-Transit Inventory shall not exceed 5% of the portion of the Borrowing Base attributable to Eligible Inventory. The Parent Borrower shall promptly upon (but in any event within 5 Business Days after) the consummation thereof give the Administrative Agent written notice of any disposition, together with such information as shall be required for the Administrative Agent to adjust the Borrowing Base to reflect such disposition, of (1) a Loan Party or (2) Collateral having a fair market value in excess of (A) $50,000,000, if at the time of such disposition the Revolving Credit Exposure (not including any LC Exposure) shall not exceed $50,000,000 and the LC Exposure shall not exceed $300,000,000, and (B) $30,000,000, at any other time. To the extent that such Reserve is in respect of amounts that may be payable to third parties the Collateral Agent may, at its option, deduct such Reserve from the amount equal to the Revolving Maximum Credit, at any time that the Revolving Maximum Credit is less than the amount of the Borrowing Base. The foregoing shall not limit the ability of the Collateral Agent to establish, change or eliminate any Reserves in its Permitted Discretion.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Parent Borrower, in respect of the Borrowing Base pursuant to Section 5.01(g), in the form previously agreed between the Administrative Agent and the Parent Borrower.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means Purchasing and any other Subsidiary with respect to which a Subsidiary Borrower Election shall have been executed and delivered as provided in Section 2.20 and with respect to which a Subsidiary Borrower Termination has not been executed and delivered as provided in Section 2.20.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Period” means the period beginning when (a) the sum of Excess Availability plus Suppressed Availability shall have been less than the greater of (i) 10% of the Revolving Credit Line Cap or (ii) $140,000,000, in each case, for 2 consecutive Business Days, or (b) a Specified Event of Default shall exist or have occurred and be continuing; provided, that:

(i) to the extent that the Cash Dominion Period has occurred due to clause (a) of this definition, if the sum of Excess Availability plus Suppressed Availability shall be equal to or greater than the applicable amount for at least 30 consecutive calendar days, the Cash Dominion Period shall no longer be deemed to exist or be continuing until such time as the sum of Excess Availability plus Suppressed Availability may again be less than the applicable amount specified in clause (a) above for 2 consecutive Business Days, and

(ii) to the extent that the Cash Dominion Period has occurred due to clause (b) of this definition, at any time that such Specified Event of Default is cured or waived or otherwise no longer exists, the Cash Dominion Period shall no longer be deemed to exist or be continuing until such time as there may be another Cash Dominion Period.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings or a wholly owned Subsidiary of Holdings of any Equity Interest in the Parent Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date) other than any retirement or savings plan for employees of Holdings and its Subsidiaries, of Equity Interests representing more than 42.5% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated or approved by the board of directors of Holdings, or a committee thereof, nor (ii) appointed or approved by directors so nominated; or (d) the occurrence of any “change of control”, “change in control” or similar event, however denominated, under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness. Notwithstanding the foregoing, the acquisition by a financial institution of Equity Interests in Holdings acquired by such financial institution pursuant to an underwriting arrangement in the ordinary course of its business shall not constitute a “Change in Control”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided, however, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in the Collateral Agreement.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located.

“Collateral Agent” means Wells Fargo, in its capacity as collateral agent for the Lenders hereunder.

“Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of June 20, 2014, among the Guarantee Parties, the Additional Grantors and the Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time thereafter.

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Restatement Effective Date, a supplement to the Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Loan Party;

(b) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(c) the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to each Deposit Account maintained by any Loan Party and each Securities Account maintained by any Loan Party, in each case in respect of which a Control Agreement is required by Section 5.16 or by the Collateral Agreement and the requirements of Section 5.16 and the Collateral Agreement relating to the concentration and application of collections on accounts shall have been satisfied; and

(d) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of each Security Document, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Collateral Cooperation Agreement” means an agreement between the Administrative Agent and the trustee or the collateral agent (or equivalent agent or representative) for holders of any Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness secured by any real property or Intellectual Property, in form and substance reasonably satisfactory to the Administrative Agent and otherwise consistent with the then existing market practice, which provides for, among other things, (a) access rights in favor of the Administrative Agent and the Loan Parties for the benefit of the Secured Parties upon the occurrence and during the continuance of an Event of Default to all locations where Collateral is located and (b) to the extent the representative of such Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness, as applicable, has rights to do so, the non-exclusive, royalty free right of the Administrative Agent and the Secured Parties to use the Intellectual Property (as defined in the Collateral Agreement) of the Loan Parties for the purpose of enabling the Administrative Agent to exercise rights and remedies under the Loan Documents with respect to Collateral consisting of Inventory during the continuance of an Event of Default. The execution and delivery by the Administrative Agent of a Collateral Cooperation Agreement shall be conclusive evidence that such Collateral Cooperation Agreement is reasonably satisfactory to the Administrative Agent and otherwise consistent with then existing market practice. Notwithstanding anything to the contrary herein, it is understood and agreed that any joinder to the Existing Intercreditor Agreement executed and delivered by the trustee or the collateral agent (or equivalent agent or representative) for holders of any Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness secured by any real property or Intellectual Property, shall be deemed to constitute a “Collateral Cooperation Agreement” that meets each of the requirements of this definition.

“Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Revolving Lender or in the event of a Commitment Increase pursuant to Section 2.22(a), in the form of a Term Commitment, the Term Commitment of each Term Lender.

“Commitment Increase” has the meaning set forth in Section 2.22(a).

“Commitment Parties” means the Lead Arrangers (each as identified on the cover page of this Agreement) and their Affiliates that are Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Concentration Account” has the meaning set forth in Section 5.16(b).

“Consenting Lender” has the meaning set forth in Section 2.23(b).

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period (disregarding any non-cash charges or credits related to any Plan, any non-qualified supplemental pension plan maintained, sponsored or contributed to by Holdings or any ERISA Affiliate, or any Multiemployer Plan) plus: (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) consolidated interest expense for such period, plus (ii) consolidated financing costs associated with securitization programs for such period, plus (iii) consolidated income tax expense for such period, plus (iv) all amounts attributable to depreciation and amortization for such period, plus (v) any extraordinary, unusual or non-recurring charges for such period, plus (vi) any fees, expenses or charges related to any equity offering, permitted acquisition or other investment, sale, transfer, assignment, lease or other disposition of assets or Equity Interests or other disposition, or incurrence or refinancing of (or amendment or other modification to the documents evidencing any) Indebtedness (in each case, whether or not successful or consummated) permitted to be made or incurred hereunder, plus (vii) any premium, make-whole or penalty payments that are required to be made in connection with any prepayment of Indebtedness, plus (viii) any non-cash charges for such period; provided that in the event Holdings or any Subsidiary makes any cash payment in respect of any such non-cash charge, such cash payment shall be deducted from Consolidated Adjusted EBITDA in the period in which such payment is made, plus (ix) the amount of cash restructuring charges and curtailments and modifications to pension and post-retirement employee benefit plans incurred during such period; and minus: (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of: (i) any extraordinary, unusual or non-recurring gains for such period, plus (ii) non-cash gains for such period, plus (iii) any gains resulting from repurchases of loans under the Existing Term Loan Agreement pursuant to Section 10.6(i) thereof as in effect on the date hereof; all determined on a consolidated basis in accordance with GAAP.

“Consolidated Capital Expenditures” means, for any period, with respect to Holdings, the aggregate of all expenditures by Holdings and its consolidated Subsidiaries for the acquisition or leasing (pursuant to Capital Lease Obligations) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a consolidated balance sheet of Holdings and its consolidated Subsidiaries; provided, that, Consolidated Capital Expenditures for Holdings and its consolidated Subsidiaries shall not include: (a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings, (b) expenditures with proceeds of insurance settlements, condemnation awards, eminent domain and other settlements in respect of lost (including through eminent domain), destroyed, damaged or condemned assets, equipment or other property, (c) interest capitalized during such period to the extent included in Consolidated Cash Interest Expense, (d) expenditures that are accounted for as capital expenditures of Holdings or any consolidated Subsidiary and that actually are (i) paid for by a third party (excluding Holdings or any consolidated Subsidiary thereof) and for which neither Holdings nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) or (ii) contractually required to be, and are, reimbursed to the Loan Parties in cash by a third party (including landlords) during such period, (e) the book value of any asset owned by Holdings or any of its consolidated Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of Holdings or such consolidated Subsidiary reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, (f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a sale of used or surplus equipment made within ninety (90) days of the time of such purchase, in each case, in the ordinary course of business, and (g) expenditures to the extent constituting any portion of the purchase price of an acquisition of, or investment in, a business or line of business permitted under Section 6.04, which, in accordance with GAAP, are or should be capitalized under GAAP.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense during such period (excluding interest which is payable in kind, but including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP (for purposes of clarification, excluding fees and expenses paid in connection with the establishment of this Agreement)), all determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings and the Subsidiaries for such period, including any interest that is capitalized rather than expensed for such period.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than Holdings) in which any other Person (other than Holdings or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or the date that such Person’s assets are acquired by Holdings or any Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning set forth in Section 5.16(b).

“Control Agreement” means, with respect to any Deposit Account or Securities Account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained. It is understood and agreed that the control agreements in effect on the date hereof under the Existing ABL Credit Agreement as received by Administrative Agent prior to the date hereof are in form and substance satisfactory to the Administrative Agent.

“Cost” means the cost of purchases of Inventory, as reported on the Loan Parties’ financial stock ledger based upon the Loan Parties’ accounting practices in effect on the Restatement Effective Date or accounting practices in effect thereafter and consented to by the Administrative Agent in its Permitted Discretion.

“Credit Rating” means, in the case of Moody’s, the “Corporate Family Rating” (or its equivalent) assigned by Moody’s to Holdings and, in the case of S&P, the “Issuer Credit Rating” assigned by S&P to Holdings.

“Customary Mandatory Prepayment Terms” means, in respect of any Indebtedness, terms requiring any obligor in respect of such Indebtedness to Pay (or offer to Pay) such Indebtedness (a) in the event of a “change in control” (or similar event), (b) in the event of an “asset sale” (or similar event, including condemnation or casualty), (c) in the event of a “fundamental change” (or similar event) that is customary at the time of issuance (a “Fundamental Change”), provided that such mandatory Payment (or offer to Pay) (i) can be avoided pursuant to customary reinvestment rights (it being understood that the terms of such Indebtedness may include additional customary means of avoiding the applicable Payment) and (ii) shall not apply to the sale or disposition of Collateral except, in the case of Permitted Second-Lien Indebtedness, on the same terms as those in the Loan Documents (subject to the relevant Intercreditor Agreement), or (d) in the case of any Indebtedness that constitutes a term loan, on account of annual “excess cash flow” on terms approved by the Administrative Agent (such approval not to be unreasonably withheld). Holdings or the Parent Borrower may provide a certificate of a Financial Officer to the effect that the terms of (x) any reinvestment rights or other means of avoiding the applicable Payment referred to in clause (i) above or (y) Fundamental Change are customary, and such determination shall be conclusive unless the Administrative Agent shall have objected to such determination within five Business Days following its receipt of such certificate and the draft documentation governing such Indebtedness.

“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among a Loan Party, a customs broker, freight forwarder or carrier and the Administrative Agent, in which the customs broker, freight forwarder or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent, and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” has the meaning set forth in Section 2.23(b).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Protective Advances or Swingline Loans) within two Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action or has a parent that has become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Parent Borrower, each Issuing Bank, each Swingline Lender and each Lender.

“Deposit Account” means any “deposit account”, within the meaning of Article 9 of the UCC, of any Loan Party.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Parent Borrower) of non-cash consideration received by Holdings, Parent Borrower or any Subsidiary of Holdings in connection with a disposition made pursuant to clause (o), (p) or (r) of Section 6.05 that is so designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Financial Officer of the Parent Borrower, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Secured Obligations Reserve” means, at any time, a reserve equal to the aggregate amount of the Designated Secured Other Obligations at such time. The Designated Secured Obligations Reserve at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g), it being understood that the Borrowing Base Certificate will include a certification of the Designated Secured Other Obligations at each delivery.

“Designated Secured Other Obligations” means the Designated Secured Treasury Services Obligations and the Designated Secured Swap Obligations.

“Designated Secured Swap Obligations” means the Secured Swap Obligations in respect of which the Parent Borrower shall have provided a written notice to the Administrative Agent designating such Secured Swap Obligations as Designated Secured Swap Obligations.

“Designated Secured Treasury Services Obligations” means the Secured Treasury Services Obligations in respect of which the Parent Borrower shall have provided a written notice to the Administrative Agent designating such Secured Treasury Services Obligations as Designated Secured Treasury Services Obligations.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06A.

“Disqualified Equity Interest” means any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily Payable (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the Specified Date (measured as of the time that such Equity Interest is issued);

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the Specified Date (measured as of the time that such Equity Interest is issued); or

(c) is Payable or is required to be Paid (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) by Holdings or any of its Affiliates, in whole or in part, at the option of the holder thereof, prior to the Specified Date (measured as of the time that such Equity Interest is issued);

provided that clauses (a) and (c) hereto (other than the exclusions set forth therein) shall not apply to any requirement of mandatory Payment that is contingent upon (i) an asset disposition (or similar event, including condemnation or casualty), the incurrence of Indebtedness or a “change of control” if such mandatory Payment can be avoided through Payment of Loans or through investments by Holdings or any of its Subsidiaries in assets to be used in their businesses or if such mandatory Payment is contingent upon prior payment in full of the Obligations and (ii) in addition to clause (i) above, in the case of a convertible security or a mandatorily convertible unit, a Fundamental Change, and provided, further, that Equity Interests issued to any employee benefit plan, or by any such plan to any employees of Holdings or any of its Subsidiaries, shall not constitute Disqualified Equity Interests solely because they may be required to be Paid in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means:

(a) those Persons, identified by Parent Borrower in writing to the Administrative Agent prior to the Restatement Effective Date as direct competitors of Parent Borrower or any of its Subsidiaries that is an operating company (it being understood and agreed that any bona fide debt funds of any financial investors in such operating company shall not constitute a direct competitor thereof), or any of their respective Affiliates to the extent that such Affiliates are clearly identifiable as such on the basis of their name;

(b) those Persons identified by Parent Borrower in writing to the Administrative Agent from time to time after the Restatement Effective Date that become a direct competitor of Parent Borrower and its Subsidiaries after the Restatement Effective Date, and are approved by Administrative Agent and which Person is an operating company, provided, that such supplemental list shall not apply to retroactively make any party a “Disqualified Lender” and disqualify any parties that have previously acquired an assignment of or participation interest in the Commitments; and

(c) any other Person and its Affiliates, each of which are identified in writing to the Administrative Agent by Parent Borrower prior to the Restatement Effective Date, and any other Affiliates of such Person to the extent that such Affiliates are clearly identifiable as such on the basis of their name.

Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the neither the Administrative Agent, nor any other Agent will have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and neither the Administrative Agent nor any other Agent will have any liability with respect to any assignment made to a Disqualified Institution.

“dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means, as of any date of determination, the Accounts of the Loan Parties which in accordance with the terms hereof are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be Eligible Accounts:

(a) Accounts that are not subject to a perfected first-priority Lien securing the Obligations pursuant to the terms of the Collateral Agreement, or that are subject to any Lien whatsoever other than (i) Permitted Encumbrances that do not have priority over the Lien securing the Obligations pursuant to the terms of the Collateral Agreement or (ii) the Lien to secure Indebtedness under the Existing Term Loan Agreement subject to the terms of the Existing Intercreditor Agreement or other Intercreditor

Agreement with respect thereto (provided, that, the Collateral Agent may in its Permitted Discretion elect to deem as an Eligible Account any Account subject to a Specified Involuntary Lien in respect of which the Collateral Agent shall have established an appropriate Reserve);

(b) Accounts (i) with respect to which the scheduled due date is more than 60 days after the original invoice date, (ii) which are unpaid more than (A) 90 days after the date of the original invoice therefor or (B) 60 days after the original due date (it being understood that, for purposes of this clause (b), the original invoice date and the original due date shall be determined without giving effect to any change in the invoice date or the due date as a result of any Account being invoiced more than once), or (iii) which have been written off the books of a Loan Party or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

(c) Accounts which are owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(d) Accounts which are owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Loan Party exceeds 15% (or 20% in the case of any Investment Grade Account Debtor) of the aggregate amount of Eligible Accounts of such Loan Party or (ii) all Loan Parties exceeds 15% (or 20% in the case of any Investment Grade Account Debtor) of the aggregate amount of Eligible Accounts of all Loan Parties.

(e) Accounts with respect to which any covenant, representation, or warranty contained in this Agreement or in any applicable Security Document has been breached in any material respect or is not true in all material respects;

(f) Accounts which (i) do not arise from the sale of goods or performance of services in the ordinary course of business, (ii) are not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represent a progress billing, (iv) are contingent upon any Loan Party’s completion of any further performance, (v) represent a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relate to payments of interest;

(g) Accounts for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;

(h) Accounts with respect to which any check or other instrument of payment has been returned uncollected for any reason to the extent of such returned payment;

(i) Accounts which are owed by an Account Debtor that (i) has applied for or been the subject of a petition or application for, suffered, or consented to the appointment of, any receiver, custodian, trustee, administrator, liquidator or similar official for such Account Debtor or its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, under any insolvency laws, any assignment, application, request or petition for liquidation, reorganization, compromise, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) has become insolvent, or (vi) ceased operation of its business; provided, that, notwithstanding the foregoing, the Collateral Agent may make eligible in its Permitted Discretion up to $10,000,000 of post-petition Accounts owing by any Account Debtor that is a debtor-in-possession under Federal bankruptcy laws;

(j) Accounts which are owed by any Account Debtor which has sold all or substantially all of its assets;

(k) Accounts which are owed by an Account Debtor which (i) does not maintain its chief executive office in the United States or (ii) is not organized under any applicable law of the United States, any State of the United States or the District of Columbia unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent; provided, that, the Collateral Agent may make up to $10,000,000 of such Accounts eligible in its Permitted Discretion;

(l) Accounts which are owed in any currency other than dollars;

(m) Accounts which are owed by any Government Authority (excluding states of the United States of America) of any country and except to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940, as amended (31 USC. § 3727 et seq. and 41 USC. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the reasonable satisfaction of the Administrative Agent; provided, that, the Collateral Agent may make up to $10,000,000 of such Accounts eligible in its Permitted Discretion;

(n) Accounts which are owed by any Affiliate, employee, officer, director or stockholder of any Loan Party;

(o) Accounts which are owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(p) Accounts which are subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(q) Accounts which are owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless (i) such Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) the Administrative Agent is satisfied in its Permitted Discretion that the failure to file such report and inability to seek judicial enforcement can be remedied without material delay or material cost;

(r) Accounts with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(s) Accounts which do not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, provincial, territorial, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(t) Accounts which are for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(u) Accounts which were created on cash on delivery terms;

(v) Accounts which are subject to any limitation on assignments or other security interests (whether arising by operation of law, by agreement or otherwise), unless the Administrative Agent has determined that such limitation is not enforceable;

(w) Accounts which are governed by the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia; provided, that, the Collateral Agent may make up to $10,000,000 of such Accounts eligible in its Permitted Discretion;

(x) Accounts in respect of which the Account Debtor is a consumer within applicable consumer protection legislation;

(y) Accounts due to a Loan Party from major credit card processors, whether or not constituting Eligible Credit Card Receivables;

(z) Accounts acquired in an acquisition permitted under this Agreement and any Accounts (“Additional Accounts”) owned by an Additional Grantor that the Parent Borrower shall have elected to designate as “Collateral” under the Collateral Agreement, unless in each case the Collateral Agent shall have conducted such due diligence as the Collateral Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Collateral Agent; provided, that, (i) the Collateral Agent may, at its option, deem such Additional Accounts to be Eligible Accounts prior to the conduct of such due diligence and (ii) the aggregate amount of such Additional Accounts deemed to be Eligible Accounts by Collateral Agent pursuant to clause (i), together with the amount of Additional Inventory that may be deemed to be Eligible Inventory by Collateral Agent pursuant to clause (l)(i) of the definition of Eligible Inventory, shall not at any time in the aggregate exceed the lesser of (A) $117,500,000 or (B) 5% of the Borrowing Base at such time; or

(aa) Accounts which the Collateral Agent in its Permitted Discretion determine may not be paid by reason of the Account Debtor’s inability to pay.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Loan Party from major credit or debit card processors (including VISA, Mastercard, American Express, Diners Club, DiscoverCard, Paymentech, LLC and Banc of America Merchant Services, LLC, but excluding Synchrony Bank and any successor thereto under Parent Borrower’s existing private label credit card processor agreement) arising in the ordinary course of business (whether in respect of a credit card, debit card, prepaid card, or other payment card transaction) and which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be Eligible Credit Card Receivables:

(a) Accounts that have been outstanding for more than five Business Days from the date of sale or for such longer period as may be approved by the Collateral Agent;

(b) Accounts with respect to which a Loan Party does not have good, valid and marketable title thereto;

(c) Accounts that are not subject to a perfected first-priority Lien securing the Obligations pursuant to the terms of the Collateral Agreement, or that are subject to any Lien whatsoever other than (i) Permitted Encumbrances that do not have priority over the Lien securing the Obligations pursuant to the terms of the Collateral Agreement or (ii) the Lien to secure Indebtedness under the Existing Term Loan Agreement subject to the terms of the Existing Intercreditor Agreement or other Intercreditor Agreement with respect thereto (provided, that, the Collateral Agent may in its Permitted Discretion elect to deem as an Eligible Credit Card Receivable any Account subject to a Specified Involuntary Lien in respect of which the Collateral Agent shall have established an appropriate Reserve);

(d) Accounts which are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback) (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(e) Accounts arising from Parent Borrower’s private label credit card receivables or any other private label credit card receivables of the Loan Parties, other than Accounts owed by Persons that are not Loan Parties or Affiliates of Loan Parties and in respect of which no Person has recourse to any Loan Party through any repurchase, guarantee or other arrangement, but excluding those of Synchrony Bank and any successor thereto under Parent Borrower’s existing private label credit card processor agreement; or

(f) Accounts due from major credit card processors (other than Visa, Mastercard, American Express, Diners Club, Discover, Paymentech, LLC and Banc of America Merchant Services, LLC) which the Collateral Agent determine in its Permitted Discretion to be unlikely to be collected.

“Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory, Inventory (the purchase of which may be supported by a Letter of Credit or any other letter of credit reasonably acceptable to the Collateral Agent (which is issued by a bank reasonably acceptable to the Collateral Agent)): (a)(i) which has been delivered to a carrier in a foreign port or foreign airport for receipt by a Loan Party in the United States within 60 days of the date of determination, but which has not yet been received by a Loan Party or (ii) which has been delivered to a carrier in the United States for receipt by a Loan Party in the United States within five Business Days of the date of determination, but which has not yet been received by a Loan Party, (b) for which the purchase order is in the name of a Loan Party and title has passed to a Loan Party, (c) except as otherwise agreed by the Collateral Agent, for which the document of title or waybill reflects a Loan Party as consignee (along with delivery to a Loan Party or its customs broker of the documents of title, to the extent applicable, with respect thereto (which documents may be in electronic format)), (d) as to which the Administrative Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement), (e) which is insured in accordance with the provisions of this Agreement and the other Loan Documents, including marine cargo insurance; and (f) which otherwise is not excluded from the definition of Eligible Inventory; provided that the Collateral Agent may, upon notice to the Parent Borrower, exclude any particular

Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Collateral Agent determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Administrative Agent (provided, that, the Collateral Agent may in its Permitted Discretion elect to deem as Eligible In-Transit Inventory any such Inventory subject to a Specified Involuntary Lien in respect of which the Collateral Agent shall have established an appropriate Reserve), or may otherwise adversely impact the ability of the Administrative Agent to realize upon such Inventory.

“Eligible Inventory” means, as of any date of determination, without duplication, (1) Eligible In-Transit Inventory and (2) Inventory comprised of finished goods, merchantable and readily saleable to the public in the ordinary course, in each case that are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be Eligible Inventory:

(a) Inventory that is not solely owned by a Loan Party, or is leased by or is on consignment to a Loan Party, or as to which a Loan Party does not have title thereto;

(b) Inventory (other than any Eligible In-Transit Inventory) that is not located in the United States of America (or the Commonwealth of Puerto Rico);

(c) Inventory (other than any Eligible In-Transit Inventory) that is not located at a location that is owned or leased by a Loan Party, except to the extent that either (i) the Parent Borrower has furnished the Administrative Agent with a Collateral Access Agreement reasonably acceptable to the Administrative Agent executed by the applicable owner or lessor or (ii) a Reserve in respect of up to 3 months’ rent payable under the applicable lease or other agreement with respect thereto is in place;

(d) Inventory that is located at a distribution center, retail store or other location that is leased by a Loan Party, except to the extent that (i) an appropriate Reserve of up to 3 months’ rent has been established by the Collateral Agent in its Permitted Discretion with respect to such distribution center, retail store or other location or, in the case of any retail store in any jurisdiction not providing for a common law or statutory landlord’s lien on the personal property of tenants, which lien would be superior to that of the Administrative Agent, the Collateral Agent has in its Permitted Discretion determined that no Reserve is required, or (ii) the Parent Borrower has furnished the Administrative Agent with a Collateral Access Agreement on terms reasonably acceptable to the Administrative Agent executed by the Person owning any such distribution center, retail store or other location;

(e) Inventory that represents goods which (i) are obsolete, damaged, defective, “seconds,” classified by the Loan Parties as salvage or aged Inventory, or otherwise unmerchantable, (ii) are classified by the Loan Parties as awaiting, or are otherwise being held for, quality control inspection, (iii) are to be returned to the vendor, (iv) are work in process, custom items or raw materials or that constitute spare parts or supplies used or consumed in the Loan Parties’ business, (v) are bill and hold goods, or (vi) are not in compliance in all material respects with all applicable standards imposed by any Governmental Authority having regulatory authority with respect thereto of which any Loan Party is aware;

(f) except as otherwise agreed by the Collateral Agent, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(g) Inventory that is not subject to a perfected first-priority Lien securing the Obligations pursuant to the terms of the Collateral Agreement, or that is subject to any Lien whatsoever other than (i) Permitted Encumbrances that do not have priority over the Lien securing the Obligations pursuant to the terms of the Collateral Agreement or (ii) the Lien to secure Indebtedness under the Existing Term Loan

Agreement subject to the terms of the Existing Intercreditor Agreement or other Intercreditor Agreement with respect thereto (provided, that, the Collateral Agent may in its Permitted Discretion elect to deem as Eligible Inventory any Inventory subject to a Specified Involuntary Lien in respect of which the Collateral Agent shall have established an appropriate Reserve);

(h) Inventory that constitutes packaging and shipping material, labels, manufacturing supplies, display items, samples, bill-and-hold goods, returned or repossessed goods (other than goods that are undamaged and able to be resold in the ordinary course of business), defective goods, unfinished goods, goods held on consignment, goods to be returned to a Loan Party’s suppliers or goods which are not of a type held for sale in the ordinary course of business;

(i) Inventory as to which casualty insurance in compliance with the provisions of Section 5.07 is not in effect;

(j) Inventory which has been sold but not yet delivered or Inventory to the extent that any Loan Party has accepted a deposit therefor;

(k) Inventory that is located on real property subject to a Lien granted by a Loan Party in favor of any other Person to secure any Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness, except to the extent that (i) such Loan Party has furnished the Administrative Agent with a Collateral Cooperation Agreement executed by such Person or (ii) in the event such Loan Party has not furnished such Collateral Cooperation Agreement, Reserves have been established by the Collateral Agent in its Permitted Discretion; or

(l) Inventory acquired in an acquisition permitted under this Agreement, and any inventory (“Additional Inventory”) owned by an Additional Grantor that the Parent Borrower shall have elected to designate as “Collateral” under the Collateral Agreement, unless in each case the Collateral Agent shall have received or conducted (i) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such acquisition or such Additional Inventory and (ii) such other due diligence as the Collateral Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Collateral Agent; provided, that, (i) the Collateral Agent may, at its option, deem such Additional Inventory to be Eligible Inventory prior to receiving or the conduct of such appraisals and such due diligence and (ii) the aggregate amount of such Additional Inventory that may be deemed to be Eligible Inventory by Collateral Agent pursuant to clause (i), together with the amount of Additional Accounts that may be deemed to be Eligible Accounts by Collateral Agent pursuant to clause (z)(i) of the definition of Eligible Accounts, shall not at any time in the aggregate exceed the lesser of (A) $117,500,000 or (B) 5% of the Borrowing Base at such time.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the final rules and regulations promulgated thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans (other than a termination initiated by Holdings or an ERISA Affiliate) or to appoint a trustee to administer any Plan; (g) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which Holdings or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Holdings or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Account” means (a) any Deposit Account or Securities Account containing (i) cash or cash equivalents in an amount of up to $10,000,000 in any individual Deposit Account or Securities Account, but no more than $25,000,000 for all Excluded Accounts under this clause (a)(i) in the aggregate or (ii) de minimis cash or cash equivalents inadvertently misapplied by the Loan Parties, (b) any payroll, trust, fiduciary and tax withholding account funded in the ordinary course of business, (c)

any zero balance disbursement account, and (d) any zero balance payables accounts and other Deposit Accounts used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation, pension benefits and similar expenses.

“Excluded Immaterial Subsidiary” means, at any date of determination, any Subsidiary of Holdings that, taken together with all Excluded Immaterial Subsidiaries that are designated as Excluded Subsidiaries, does not represent more than 5% of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Excluded Subsidiary” means, at any date, any Realty Company that is not a Material Subsidiary as of such date and any Excluded Immaterial Subsidiary designated by the Parent Borrower in writing to the Administrative Agent. For purposes of determining whether a Realty Company is a Material Subsidiary or whether such other Excluded Subsidiary is an Excluded Immaterial Subsidiary, the computations required by the definition of the term “Material Subsidiary” and “Excluded Immaterial Subsidiary”, as applicable, shall be made including the assets of all Excluded Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party under the Guarantee and Collateral Agreement of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 9.16 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a security interest, would otherwise have become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such guaranty or security interest becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document: (a) any Other Connection Taxes, (b) with respect to any payment made by or on account of any obligation of any Loan Party to a Lender, any U.S. federal withholding Tax imposed by any law in effect on the date such Lender (other than an assignee under Section 2.18(b)) becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax under Section 2.16(a), (c) any Taxes attributable to the failure of a Lender to comply with Section 2.16(f), or (d) any Taxes imposed under, or as a result of a failure to comply with, FATCA (or any version of FATCA that is substantially comparable and not materially more onerous to comply with).

“Existing ABL Credit Agreement” has the meaning set forth in the Recitals hereto.

“Existing Debt Documents” means (a) any agreement, indenture or other instrument with respect to the existing notes set forth on Schedule 1.01 hereof and (b) any agreements, indenture or other instruments with respect to other material Indebtedness of Holdings or any of its subsidiaries incurred after the Restatement Effective Date in an outstanding principal amount greater than $250,000,000, with a maturity prior to the date that is five (5) years from the Restatement Effective Date.

“Existing Intercreditor Agreement” means the Intercreditor and Collateral Cooperation Agreement, dated as of June 23, 2016, among the Administrative Agent (as ABL Representative), Wilmington Trust, National Association (as Term Loan Representative), Parent Borrower, and the other grantors party thereto, as amended, supplemented or otherwise modified thereafter.

“Existing Letter of Credit” means any letter of credit that is outstanding under the Existing ABL Credit Agreement on the Restatement Effective Date issued by an Issuing Bank and each other letter of credit that is outstanding on the Restatement Effective Date issued by an Issuing Bank.

“Existing Maturity Date” has the meaning set forth in Section 2.23(c).

“Existing Term Loan Agreement” means the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016, between the Company, Holdings, certain Subsidiaries of the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and lead arranger, as amended, amended and restated, supplemented, otherwise modified, refinanced or replaced.

“Existing Term Loan Documents” means (a) the Existing Term Loan Agreement and (b) all documents, agreements and instruments entered into in connection therewith.

“Extended Letter of Credit” has the meaning assigned to such term in Section 2.05(k).

“Extension Date” has the meaning set forth in Section 2.23(b).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or an amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FILO Tranche” has the meaning set forth in Section 2.22(g).

“Financial Officer” means the chief financial officer, principal accounting officer, vice president-chief accountant, treasurer, assistant treasurer or controller of Holdings or the Parent Borrower.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on the Saturday closest to January 31 of each calendar year.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio, determined as of the end of such Test Period, of (a) Consolidated Adjusted EBITDA for such Test Period minus (i) Consolidated Capital Expenditures paid in cash by Holdings and its consolidated Subsidiaries during such Test Period (other than those financed with Long-Term Indebtedness (other than Revolving Loans) or with the proceeds of Sale/Leaseback Transactions entered into in accordance with Section 6.06, in each case to the extent such Indebtedness or Sale/Leaseback Transaction is incurred or consummated in connection with and for the specific purpose of financing such Consolidated Capital Expenditure) and (ii) the aggregate amount of income Taxes paid in cash by Holdings and its consolidated Subsidiaries during such Test Period, to (b) Fixed Charges for such Test Period.

“Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments during such period in respect of Long-Term Indebtedness (including Capital Lease Obligation payments) of Holdings and its consolidated Subsidiaries (but excluding (i) payments made by Holdings or any Subsidiary to Holdings or a Subsidiary, (ii) payments of principal to the extent made with the proceeds of Long-Term Indebtedness or the proceeds of any issuance or sale of Equity Interests in Holdings, in each case incurred, issued or sold, as applicable, to refinance such principal, (iii) repayments of principal of the Revolving Loans and (iv) for purposes of determining compliance with Section 6.11, the aggregate amount of scheduled principal payments made during any 12 month period in respect of Long-Term Indebtedness of Holdings and its consolidated Subsidiaries not exceeding $250,000,000), (c) the aggregate amount of principal payments paid in cash during such period (other than scheduled principal payments and other than (i) payments made by Holdings or any Subsidiary to Holdings or a Subsidiary, (ii) payments of principal to the extent made with the proceeds of Long-Term Indebtedness incurred to refinance such principal, and (iii) repayments of principal of the Revolving Loans made during such period) in respect of Long-Term Indebtedness (including Capital Lease Obligation payments) of Holdings and the Subsidiaries, to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, (d) regular scheduled dividends paid in cash in respect of the common stock of Holdings and scheduled mandatory Restricted Payments paid in cash and (e) solely for purposes of determining compliance with Section 6.07 and Section 6.13, (x) all other Restricted Payments made in cash and (y) all other repayments or prepayments of principal of Long-Term Indebtedness.

“Foreign Lender” means any Lender or Issuing Bank with respect to any Borrower, that (a) is not a “United States person” as defined by Section 7701(a)(30) of the Code (a “U.S. Person”), or (b) is a partnership or other entity treated as a partnership for U.S. federal income tax purposes which is a U.S. Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes) are not U.S. Persons.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fundamental Change” as defined in the definition of “Customary Mandatory Prepayment Terms.”

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee at any time shall be deemed to be (i) an amount equal to the stated or determinable amount at such time of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or (ii) if the amount of such primary obligation is not stated or determinable at such time, the amount of the Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof; provided that, if the terms of such Guarantee limit the amount for which such guarantor may be liable thereunder to a maximum stated or determinable amount, the amount of such Guarantee shall not in any event exceed such maximum stated or determinable amount.

“Guarantee Parties” means Holdings, the Parent Borrower, Purchasing, the Material Subsidiaries and each Non-Material Subsidiary that is required to satisfy the Collateral and Guarantee Requirement in order for Holdings and the Parent Borrower to remain in compliance with the provisions of Section 6.12 (in each case, other than a Foreign Subsidiary or a Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries).

“Hazardous Materials” means all explosive or radioactive materials, substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates or by-products, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means J. C. Penney Company, Inc., a Delaware corporation.

“Incremental Amendment” has the meaning set forth in Section 2.22(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) any earn-out obligation contingent upon performance of an acquired business, except to the extent such obligation would be required to be reflected as a liability on a consolidated balance sheet (without giving effect to the footnotes thereto) of Holdings prepared in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that with respect to Indebtedness that is nonrecourse to the credit of that Person, such Indebtedness shall be taken into account only to the extent of the lesser of (x) the fair market value of the asset(s) subject to such Lien and (y) the amount of Indebtedness secured), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all Off-Balance Sheet Liabilities and (k) Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Equity Interests) of any Person that are convertible into common Equity Interests (other than any Disqualified Equity Interests) of such Person shall not constitute Indebtedness of such Person. For the avoidance of doubt, obligations in respect of Swap Agreements shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) Other Taxes.

“Intercreditor Agreement” means an intercreditor agreement among the Loan Parties, the Administrative Agent and the trustee, agent or other representative for holders of any (a) Permitted First-Lien Indebtedness secured by assets constituting Collateral or (b) Permitted Second-Lien Indebtedness secured by second-priority (or other junior-priority) Liens on any Collateral, in each case as contemplated by clause (m) of Section 6.02, which intercreditor agreement shall be consistent with the then existing market practice and reasonably acceptable to the Required Revolving Lenders (it being understood that (i) any such intercreditor agreement shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or similar facility) and such Lender is informed that such intercreditor agreement shall be considered approved by it if there is no objection within three Business Days, and no such objection is made and (ii) such intercreditor agreement shall be deemed accepted if approved or deemed approved by the Required Revolving Lenders).

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each January, April, July and October, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” means, individually and collectively, “Inventory”, as referred to in the Collateral Agreement.

“Investment Grade Account Debtor” an Account Debtor that, at the time of determination, has a corporate credit rating and/or family rating, as applicable, of BBB- or higher by S&P or Baa3 or higher by Moody’s.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means any Revolving Lender or Affiliate of a Revolving Lender that agrees (as provided in Section 2.05(i)) to issue Letters of Credit, in its capacity as an issuer of Letters of Credit, and its respective successors and assigns in such capacity as provided in Section 2.05(i). The initial Issuing Banks are identified in Schedule 2.05. Subject to the consent of the Parent Borrower and Administrative Agent, which consent shall not be unreasonably withheld, any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more of its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JC Penney Properties” means J. C. Penney Properties, Inc., a Delaware corporation.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“LC Agent” means Wells Fargo Bank, National Association.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Account Parties at such time. The LC Exposure of any Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time.

“Lender Presentation” means the Lender Presentation dated May 25, 2017 relating to the Parent Borrower and the Transactions.

“Lenders” means, collectively, the Revolving Lenders and in the event of a Commitment Increase pursuant to Section 2.22 in the form of Term Commitments, Term Lenders; provided, that, no Disqualified Lender shall be a Lender. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit as of the Restatement Effective Date. Each Letter of Credit shall be either a Trade Letter of Credit or a Stand-by Letter of Credit.

“LIBO Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as appearing on LIBOR01 page as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (and, if any such rate is below zero, the LIBO Rate shall be deemed to be zero). If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. For any interest calculation with respect to an ABR Loan on any date, “LIBO Rate” means the rate per annum equal to such rate as provided above, at or about 11:00 a.m., London time determined two Business Days prior to such date for dollar deposits with a term of one month commencing that day.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan” means a loan made by a Lender to a Borrower pursuant to this Agreement.

“Loan Account” has the meaning set forth in Section 2.09.

“Loan Document Obligations” means (a) the due and punctual payment by each Borrower and each Account Party of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower or any Account Party under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower or any Account Party to any of the Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower and each Account Party under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents. Notwithstanding anything to the contrary contained herein, the “Loan Document Obligations” shall not include any Excluded Swap Obligations.

“Loan Documents” means Amendment No. 2, this Agreement, the Collateral Agreement, the other Security Documents and, solely for purposes of Section 9.02, the Intercreditor Agreement.

“Loan Parties” means Holdings, the Parent Borrower, the Borrowing Subsidiaries, Purchasing, the Additional Grantors and each Material Subsidiary that is a Guarantee Party.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties to perform their payment obligations under the Loan Documents or (c) a material impairment of the rights of or benefits available to the Lenders or the Administrative Agent under any Loan Document (other than any such impairment of rights or benefits that is primarily attributable to (i) action taken by one or more Lenders, the Administrative Agent, Revolving Agent or Collateral Agent (excluding any action against one or more Lenders or the Administrative Agent taken by Holdings, the Parent Borrower, any Borrowing Subsidiary, any Account Party, their subsidiaries or their affiliates) or (ii) circumstances that are unrelated to Holdings, the Parent Borrower, any Borrowing Subsidiary, any Account Party, their Subsidiaries or their Affiliates).

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value thereof as of such date.

“Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings that had, as of the date of the most recent financial statements delivered pursuant to Section 5.01, Net Tangible Assets representing more than 3% (or in the case of JCP Realty, LLC and its Subsidiaries, 5%) of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Maturity Date” means, the earliest of: (a) June 20, 2022, or such later date to the extent applicable, determined in accordance with Section 2.23 or (b) in the event that the outstanding Indebtedness under the Existing Debt Documents is greater than $250,000,000 on the date sixty (60) days prior to the then scheduled maturity date under such Existing Debt Documents, the Maturity Date shall be such date that is sixty (60) days prior to the then scheduled maturity date under such Existing Debt Documents unless Administrative Agent shall have established a Maturity Date Debt Reserve.

“Maturity Date Debt Reserve” means a reserve in an amount equal to the Indebtedness under any of the Existing Debt Documents (in the event that such outstanding Indebtedness is greater than $250,000,000) that is outstanding 60 days prior to the then scheduled maturity date of such Indebtedness.

“Maturity Date Extension Request” has the meaning set forth in Section 2.23(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA maintained, sponsored or contributed to by Holdings, the Parent Borrower, Purchasing or any ERISA Affiliate.

“Net Recovery Percentage” means the net orderly liquidation value of Eligible Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Inventory of the Loan Parties performed by an appraiser and on terms satisfactory to the Administrative Agent.

“Net Tangible Assets” means the aggregate amount at which the assets of Holdings and its Subsidiaries are reflected, in accordance with GAAP as in effect on the Restatement Effective Date, on the asset side of the consolidated balance sheet, as of the end of the most recent Fiscal Quarter (or Fiscal Year) for which financial statements have been delivered pursuant to Section 5.01 (or prior to delivery of such financial statements, on the asset side of the consolidated balance sheet as of the end of the most recent Fiscal Quarter (or Fiscal Year) for financial statements referred to in Section 3.04), of Holdings and its Subsidiaries (after deducting all valuation and qualifying reserves relating to such assets), except any of the following described items that may be included among such assets:

(a) trademarks, patents, goodwill and similar intangibles;

(b) investments in and advances to Subsidiaries; and

(c) capital lease property rights,

after deducting from such amount current liabilities (other than deferred Tax effects) as reflected, in accordance with GAAP as in effect on the Restatement Effective Date, on such balance sheet.

“Non-Core Business Segment” means any business segment or separate department of the Loan Parties which contributed less than 5% of Consolidated Adjusted EBITDA of the Loan Parties as of the Fiscal Year immediately prior to the date of such calculation.

“Non-Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings that is not a Material Subsidiary.

“Obligations” means (a) the Loan Document Obligations, (b) the Secured Swap Obligations, (c) the Secured Treasury Services Obligations and (d) the Secured Supply Chain Obligations; provided that the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Equity Interests) of any Person that are convertible into common Equity Interests (other than any Disqualified Equity Interests) of such Person shall not constitute an Off-Balance Sheet Liability of such Person.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced any Loan Documents).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any excise, property, intangible, recording, filing or similar Taxes that arise from the execution, delivery, performance enforcement of, registration of, receipt or perfection of a security interest under, any payment made under, or otherwise with respect to, any Loan Document.

“Parent Borrower” means J. C. Penney Corporation, Inc., a Delaware corporation.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(i).

“Participation Amount” has the meaning assigned to such term in Section 2.05(e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Pay” means, in respect of any Indebtedness or Equity Interest, to pay, prepay, purchase, repurchase, redeem, retire, cancel or terminate such Indebtedness or Equity Interest other than in exchange for Equity Interests that are not Disqualified Equity Interests (plus cash in lieu of fractional shares of such Equity Interests). The words “Payment” and “Payable” shall have meanings correlative to the foregoing.

“Payment Conditions” shall mean with respect to any transaction or payment the following:

(a) as of the date of any such transaction or payment, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(b) as of the date of any such transaction or payment, on a pro forma basis after giving effect thereto, at all times during the immediately preceding 6 consecutive month period, the Payment Conditions Excess Availability Test shall have been satisfied;

(c) as of the date of any such transaction or payment and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment, the Payment Conditions Excess Availability Test shall have been satisfied;

(d) in the case of any transaction (other than among Loan Parties and other than investments in Subsidiaries that are not Loan Parties in the ordinary course of business consistent with current practices) involving consideration or assets with a value, or any payment or payments (or any series of transactions or payments), in excess of $50,000,000 on an individual basis, Administrative Agent shall have received projections for the 6 consecutive fiscal months after the date of such transaction or payment showing, on a pro forma basis after giving effect thereto, that the Payment Conditions Excess Availability Test is satisfied at all times during such period;

(e) as of the date of any transaction (other than among Loan Parties and other than investments in Subsidiaries that are not Loan Parties in the ordinary course of business consistent with current practices) involving consideration or assets with a value, or any payment or payments (or any series of transactions or payments), in excess of $50,000,000 on an individual basis, and after giving effect thereto, Holdings and its subsidiaries on a consolidated basis shall be Solvent and Administrative Agent shall have received a customary officer’s certificate with respect thereto; and

(f) in the case of any transaction (other than among Loan Parties and other than investments in Subsidiaries that are not Loan Parties in the ordinary course of business consistent with current practices) involving consideration or assets with a value, or any payment or payments (or any series of transactions or payments), in excess of $50,000,000 on an individual basis, Administrative Agent shall have received a certificate of a Financial Officer of Borrowers, in form and substance reasonably satisfactory to Administrative Agent, certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“Payment Conditions Excess Availability Test” means, with respect to any transaction or payment, as of the applicable date or for the applicable period, as the case may be, either:

(a) the sum of Excess Availability plus Suppressed Availability shall have been not less than the greater of (i) 25% of the Revolving Credit Line Cap or (ii) $400,000,000; provided, that, only in the case of determining the satisfaction of this condition in the case of a Permitted Acquisition, the calculation of the sum of Excess Availability plus Suppressed Availability shall be deemed to include, on a pro forma basis, unrestricted cash and cash equivalents of Borrowers as set forth in the balance sheet of Borrowers (excluding store cash); or

(b) both (i) the sum of Excess Availability plus Suppressed Availability shall have been not less than the greater of (A) 17.5% of the Revolving Credit Line Cap or (B) $275,000,000 and (ii) the Fixed Charge Coverage Ratio, on a pro forma basis, after giving effect to any such transaction or payment based on the most recent financial statements received by Agent prior to the date thereof for the four Fiscal Quarter period prior thereto, shall be not less than 1.00 to 1.00; provided, that, only in the case of determining the satisfaction of this condition in the case of a Permitted Acquisition, the calculation of the sum of Excess Availability plus Suppressed Availability shall be deemed to include, on a pro forma basis, unrestricted cash and cash equivalents of Borrowers as set forth in the balance sheet of Borrowers (excluding store cash).

“Payment Intangibles” has the meaning assigned to such term in the Collateral Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit C to the Collateral Agreement or any other form approved by the Administrative Agent.

“Permitted Acquisition” means any Acquisition, directly or indirectly, by any Loan Party or any of its Subsidiaries; provided, that,

(a) as of the date of any such Acquisition and the date of any payment in respect thereof, each of the Payment Conditions is satisfied,

(b) the Acquisition shall be with respect to an entity or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that Borrowers are engaged in, and

(c) the board of directors (or other comparable governing body) of the Person to be acquired shall have duly approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition (except if such person thereafter supports such Acquisition) or shall not have commenced any action which alleges that such Acquisition will violate applicable law,

(d) Borrowers shall have furnished the Administrative Agent with ten (10) days’ prior written notice of the closing of such intended Acquisition and shall have furnished the Administrative Agent with such other information as the Administrative Agent may reasonably require, in form and detail reasonably satisfactory to the Administrative Agent;

Provided, that, notwithstanding anything to the contrary set forth above, so long as on the date of any Acquisition and after giving effect thereto (including all payments in respect thereof) the aggregate amount of the consideration for any or all Acquisitions (including such Acquisition for this purpose) in the immediately preceding 12 consecutive month period is less than $150,000,000, the Acquisition shall be subject only to the following conditions:

(i) as of the date of any such Acquisition, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(ii) as of the date of any such Acquisition and after giving effect to the Acquisition, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment, the Excess Availability shall not be less than the greater of (A) 25% of the Revolving Credit Line Cap or (B) $400,000,000;

(iii) the board of directors (or other comparable governing body) of the Person to be acquired shall have duly approved such Acquisition and such person shall not have announced that it will oppose such Acquisition (except if such person thereafter supports such Acquisition) or shall not have commenced any action which alleges that such acquisition will violate applicable law,

(iv) as of the date of any such Acquisition and after giving effect thereto, Holdings and its subsidiaries on a consolidated basis shall be Solvent and Administrative Agent shall have received a customary officer’s certificate with respect thereto.

“Permitted Discretion” means the reasonable credit judgment (from the perspective of a secured asset-based lender) of Administrative Agent, Collateral Agent or Revolving Agent, as applicable, exercised in good faith.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or governmental charges or levies that, in each case, are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or, in the case of a landlords’ Lien, beyond any notice and cure period under the applicable real property lease) or are being contested in compliance with Section 5.05;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, employers’ health taxes and other social security laws or regulations or similar legislation or to secure letters of credit, bank guarantees or similar instruments supporting such obligations, provided, that, the aggregate amount of all such letters of credit, bank guarantees or similar instruments outstanding at any time that are not Letters of Credit, together with letters of credit, bank guarantees or similar instruments described in clause (c) of this definition, shall not exceed $50,000,000;

(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds or obligations to insurance carriers and other obligations of a like nature, in each case in the ordinary course of business or to secure letters of credit, bank guarantees or similar instruments supporting such obligations, provided, that, the aggregate amount of all such letters of credit, bank guarantees or similar instruments outstanding at any time that are not Letters of Credit, together with letters of credit, bank guarantees or similar instruments described in clause (d) of this definition, shall not exceed $50,000,000;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f) easements, restrictions (including zoning restrictions), rights-of-way and other encumbrances, title defects and matters of record affecting real property that do not materially detract from the value of the Collateral (which for this purpose shall mean such term as defined in the Existing Term Loan Agreement as in effect on the date hereof), taken as a whole, or interfere with the ordinary conduct of business of Holdings and its Subsidiaries, taken as a whole;

(g) the special property interest of a consignor in respect of goods subject to consignment;

(h) Liens (i) in favor of banks, other financial institutions, securities or commodities intermediaries or brokerage arising as a matter of law encumbering deposits of cash, securities, commodities and other funds maintained with such Persons (including rights of set off) and that are within the general parameters customary in such Person’s industry, (ii) deemed to exist in connection with investments in repurchase agreements described in clause (d) of the definition of “Permitted Investments”, (iii) attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business securing obligations owed to the institutions with which such accounts are maintained, (iv) that are contractual rights of setoff (x) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (y) relating to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and (v) that are rights of set-off (or holdbacks or reserves established by a credit card issuer or processor) against credit balances of Holdings or any of its Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to Holdings or any of its Subsidiaries, or Liens on returned merchandise in favor of such issuers or processors, in each case in the ordinary course of business, but not rights of set-off against any other property or assets of Holdings or any of its Subsidiaries pursuant to agreements with credit card issuers or credit card processors to secure the obligations of Holdings or any of its Subsidiaries to credit card issuers or credit card processors as a result of fees and chargebacks;

(i) Liens of a collecting bank under Section 4-210 of the UCC in effect in the relevant jurisdiction (or Section 4-208 in the case of the New York UCC) on items in the course of collection;

(j) Liens of sellers of goods to Holdings or a Subsidiary arising as a matter of law under Article 2 of the UCC in effect in the relevant jurisdiction or similar provisions of applicable law, in each case in the ordinary course of business;

(k) licenses of patents, trademarks and other intellectual property rights of Holdings or any of its Subsidiaries, in each case in the ordinary course of business and not materially interfering with the conduct of business by Holdings and its Subsidiaries, taken as a whole;

(l) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it; and

(m) Liens incurred in the ordinary course of business in connection with the shipping of goods on the related goods and proceeds thereof in favor of the shipper of such goods;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted First-Lien Indebtedness” means Indebtedness for borrowed money of Holdings, the Parent Borrower or a Subsidiary (or, subject to clause (ii) of the second sentence of this definition, any Guarantee by a Loan Party thereof) secured on a first-priority basis by the assets of any Loan Party; provided that (a) such Indebtedness satisfies the requirements set forth below and (b) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer (i) designating such Indebtedness as “Permitted First-Lien Indebtedness”, (ii) specifying the initial principal amount thereof, (iii) identifying the trustee, administrative agent or collateral agent (or equivalent agent or representative of the creditors) thereunder and (iv) certifying that such Indebtedness satisfies the requirements set forth in this definition and that after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing. No Indebtedness shall be Permitted First-Lien Indebtedness at any time unless it satisfies the following requirements at such time:

(i) such Indebtedness (A) shall not be secured on a first-priority basis by any assets of any Loan Party other than assets that do not constitute Collateral (and (I) proceeds of such assets and (II) assets (other than assets of the type referred to in clauses (i) through (iv) of Section 3.01(a) of the Collateral Agreement) related to such assets, whether or not constituting Collateral, provided that such Indebtedness may be secured on a first-priority basis by any Deposit Account used solely to deposit proceeds of the assets securing such Indebtedness as permitted by this clause (i)), (B) if secured by any assets of the type referred to in clause (II) above, shall be subject to an Intercreditor Agreement, and (C) if secured by any real property or Intellectual Property, shall be subject to a Collateral Cooperation Agreement;

(ii) no Subsidiary shall be an obligor under or in respect of such Indebtedness unless such Subsidiary shall be a Loan Party and shall have satisfied the Collateral and Guarantee Requirement;

(iii) such Indebtedness shall not mature on or prior to the Specified Date (as in effect on the date of the incurrence of such Indebtedness);

(iv) such Indebtedness shall not require any scheduled payments of principal prior to the Specified Date (as in effect on the date of the incurrence of such Indebtedness), other than any such scheduled payments that, during any one-year period after the date of issuance or incurrence of such Indebtedness, together with all other scheduled payments of principal in respect of Permitted First-Lien Indebtedness and Permitted Second-Lien Indebtedness during such one-year period, do not exceed the lesser of (A) $100,000,000 and (B) 10% of the initial principal amount of all Permitted First-Lien Indebtedness and Permitted Second-Lien Indebtedness outstanding at the time such Indebtedness was issued, after giving effect to such issuance; and

(v) such Indebtedness shall not be subject to any terms requiring any obligor of such Indebtedness to Pay (or offer to Pay) such Indebtedness other than (A) at maturity, (B) pursuant to scheduled payments of principal that comply with clause (iv) above and (C) pursuant to Customary Mandatory Prepayment Terms.

Notwithstanding anything to the contrary herein, any Permitted First-Lien Indebtedness may also be secured on a second-priority (or other junior priority) basis by Collateral, provided that such Permitted First-Lien Indebtedness shall satisfy the requirements set forth in the definition of “Permitted Second-Lien Indebtedness”.

“Permitted Indebtedness” means:

(a) obligations incurred by Holdings or any Subsidiary arising from agreements providing for customary indemnification, earnouts, adjustment of purchase price, non-compete, consulting or other similar obligations, in each case arising in connection with acquisitions or dispositions of any business, assets or subsidiary of Holdings or such Subsidiary permitted hereunder;

(b) Indebtedness in respect of (i) the financing of insurance premiums or (ii) take-or-pay or minimum buy obligations contained in supply agreements, in each case incurred in the ordinary course of business;

(c) obligations in respect of deferred compensation to employees of Holdings and its Subsidiaries in the ordinary course of business;

(d) (i) obligations of Holdings or any Subsidiary incurred in the ordinary course of business in respect of performance guarantees, completion guarantees, performance bonds, bid bonds, appeal bonds, surety bonds, judgment bonds, replevin bonds and similar bonds, self-insurance and other similar obligations to the extent any such obligations constitute Indebtedness and (ii) obligations in respect of letters of credit, bank guarantees or similar instruments supporting any such obligations or obligations described in clauses (c) and (d) of the definition of “Permitted Encumbrances”, provided, that, the aggregate amount of such letters of credit, bank guarantees or similar instruments that are not Letters of Credit shall not exceed $50,000,000 at any time;

(e) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(f) Indebtedness incurred in the ordinary course of business in respect of cash management; netting services; automatic clearinghouse arrangements; employee credit card, debit card, prepaid card, purchase card or other payment card programs; overdraft protections and other bank products and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of Holdings or a Subsidiary drawn against insufficient funds in the ordinary course of business that is promptly repaid.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof);

(b) investments in commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a credit rating of at least A2 from S&P, P2 from Moody’s or F2 from Fitch;

(c) investments in certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic or offshore office of any commercial bank organized under the laws of the United States of America or any State thereof, (ii) any office located within the United States of America or in a foreign jurisdiction that has a tax treaty with the United States of America of a commercial bank organized under the laws of another country or (iii) any office located in London of any commercial bank organized under the laws of the United States of America, any Asian country or any European country, in each case which, at the time of acquisition, has a combined capital and surplus and undivided profits of not less than $500,000,000; provided, however, that investments with any bank that has a combined capital and surplus and undivided profits of less than $500,000,000 are permitted if the Parent Borrower maintains a banking relationship with such bank;

(d) collateralized repurchase agreements with a term of not more than 365 days and entered into with a financial institution satisfying the criteria described in clause (c) above or any Lender or any Affiliate of a Lender (i) that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) whose obligations under any such agreements is guaranteed by an entity that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $3,000,000,000; provided, that investments in any money market fund with portfolio assets of less than $3,000,000,000 are permitted if such fund has received a rating of AAA from S&P or Aaa from Moody’s.

“Permitted Long-Term Indebtedness” means unsecured Indebtedness for borrowed money of Holdings or the Parent Borrower (and the Guarantees thereof by Holdings or Parent Borrower); provided that (a) such Indebtedness shall mature later than, and shall not be subject to any scheduled payment of principal, mandatory sinking fund requirement or similar unconditional repayment obligation prior to, the Specified Date (as in effect on the date of the incurrence of such Indebtedness) and (b) such Indebtedness shall not be subject to any terms requiring any obligor of such Indebtedness to Pay (or offer to Pay) such Indebtedness other than (i) pursuant to scheduled payments of principal that comply with clause (a) above and (ii) pursuant to Customary Mandatory Prepayment Terms.

“Permitted Second-Lien Indebtedness” means Indebtedness for borrowed money of Holdings or the Parent Borrower or a Subsidiary (or, subject to clause (ii) of the second sentence of this definition, any Guarantee by a Loan Party thereof) secured on a second-priority (or other junior priority) basis by the assets of any Loan Party; provided that (a) such Indebtedness satisfies the requirements set forth below and (b) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer (i) designating such Indebtedness as “Permitted Second-Lien Indebtedness”, (ii) specifying the initial principal amount thereof, (iii) identifying the trustee, administrative agent or collateral agent (or equivalent agent or representative of the creditors) thereunder and (iv) certifying that such Indebtedness satisfies the requirements set forth in this definition and that after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing. No Indebtedness shall be Permitted Second-Lien Indebtedness at any time unless it satisfies the following requirements at such time:

(i) such Indebtedness, if secured by any Collateral, shall be secured solely on a second-priority (or other junior priority) basis by such Collateral and shall be subject to an Intercreditor Agreement, and, if secured by any real property or Intellectual Property, shall be subject to a Collateral Cooperation Agreement;

(ii) no Subsidiary shall be an obligor under or in respect of such Indebtedness unless such Subsidiary shall be a Loan Party and shall have satisfied the Collateral and Guarantee Requirement;

(iii) such Indebtedness shall not mature on or prior to the Specified Date (as in effect on the date of the incurrence of such Indebtedness);

(iv) such Indebtedness shall not require any scheduled payments of principal prior to the Specified Date (as in effect on the date of the incurrence of such Indebtedness), other than any such scheduled payments that, during any one-year period after the date of issuance or incurrence of such Indebtedness, together with all other scheduled payments of principal in respect of Permitted First-Lien

Indebtedness and Permitted Second-Lien Indebtedness during such one-year period, do not exceed the lesser of (A) $100,000,000 and (B) 10% of the initial principal amount of all Permitted First-Lien Indebtedness and Permitted Second-Lien Indebtedness outstanding at the time such Indebtedness was issued, after giving effect to such issuance; and

(v) such Indebtedness shall not be subject to any terms requiring any obligor of such Indebtedness to Pay (or offer to Pay) such Indebtedness other than (A) at maturity, (B) pursuant to scheduled payments of principal that comply with clause (iv) above and (C) Customary Mandatory Prepayment Terms.

Notwithstanding anything to the contrary herein, any Permitted Second-Lien Indebtedness may also be secured on a first-priority basis by assets of any Loan Party that do not constitute Collateral (and (A) proceeds of such assets and (B) assets (other than assets of the type referred to in clauses (i) through (iv) of Section 3.01(a) of the Collateral Agreement) related to such assets, whether or not constituting Collateral, subject to the provisions of the applicable Intercreditor Agreement, provided that such Permitted Second-Lien Indebtedness may be secured on a first-priority basis by any Deposit Account used solely to deposit proceeds of the assets securing such Indebtedness that are permitted by the definition of “Permitted First-Lien Indebtedness” to be deposited in such Deposit Account), provided further that such Permitted Second-Lien Indebtedness shall satisfy the requirements set forth in the definition of “Permitted First-Lien Indebtedness”.

“Permitted Supply Chain Financing” has the meaning set forth in Section 6.01(k).

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, Governmental Authority or other entity.

“Plan” means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained, sponsored or contributed to by Holdings or any ERISA Affiliate.

“Prime Rate” means with respect to the Revolving Loans and Obligations arising in respect thereof, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” (subject to each increase or decrease in such prime rate, effective as of the day any such change occurs), provided, that, the “prime rate” is one of the base rates (not necessarily the lowest of such rates) used by Wells Fargo and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Protective Advance” has the meaning assigned to such term in Section 2.04(b).

“Purchasing” means J. C. Penney Purchasing Corporation, a New York corporation.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 at such time or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Average Excess Availability” means, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding Fiscal Quarter of Borrowers as calculated by Administrative Agent.

“Realty Company” means each of JCP Realty, LLC and its Subsidiaries that is principally engaged in the business of managing and owning real estate and real estate-related interests.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) Revolving Agent, (c) any Lender or (d) the Issuing Bank or its beneficial owner.

“Related Parties” means, with respect to any specified Person, (a) any controlled Affiliates and controlling persons of such Person, (b) the respective officers, directors and employees of such Person or any of its controlling persons or controlled Affiliates and (c) the respective agents, advisors and other representatives of such Person, controlling person or controlled Affiliate to the extent acting at the instructions of such Person, controlling persons or controlled affiliate.

“Reports” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits with respect to the assets of any Loan Party from information furnished by or on behalf of any Loan Party, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports have been distributed to (or are being prepared for distribution to) the Lenders by the Administrative Agent.

“Required Revolving Lenders” means, at any time, those Revolving Lenders who collectively hold more than 50% of the aggregate of the Revolving Commitments of all Revolving Lenders (or if the Revolving Commitment shall have been terminated, the then outstanding Revolving Credit Exposure); provided, that, at any time there are three (3) or more Revolving Lenders, “Required Revolving Lenders” must include at least three (3) Revolving Lenders that are not Affiliates of each other. For purposes of calculating “Required Revolving Lenders”, the Revolving Commitments and the Revolving Credit Exposure of any Defaulting Lender shall be deemed to be zero.

“Reserves” means the Amortization Reserves, Designated Secured Obligations Reserve, Maturity Date Debt Reserve and such other reserves as the Collateral Agent may from time to time determine in its Permitted Discretion to maintain with respect to the Collateral or any Loan Party in each case upon prior notice if and to the extent applicable as set forth below; provided, that:

(a) circumstances, conditions, events or contingencies arising prior to the Restatement Effective Date and disclosed to Collateral Agent in the most recent Form 10-K as filed with the Securities and Exchange Commission and field examination prior to the Restatement Effective Date received by Collateral Agent shall not be the basis for the establishment or modification of Reserves (other than Reserves with respect to Designated Secured Treasury Services Obligations and Designated Swap Obligations) unless (i) such category of Reserves was established on the Restatement Effective Date or (ii) circumstances, conditions, events or contingencies shall have changed since the Restatement Effective Date, or (iii) the circumstances, conditions, events or contingencies exist on the Restatement Effective Date and have been disclosed to Collateral Agent but Collateral Agent elected not to establish a Reserve with respect thereto or otherwise address it in the advance rates, provided, that, the Parent Borrower has been notified prior to the Restatement Effective Date of such circumstances, conditions, events or contingencies that exist on the Restatement Effective Date but for which Collateral Agent have elected not to establish a Reserve on the Restatement Effective Date;

(b) the circumstances, conditions, events or contingencies giving rise thereto will or reasonably could be expected to adversely affect the value of the assets in the Collateral, the enforceability or priority of Administrative Agent’s liens thereon, the validity or enforceability of the Loan Documents or any material remedies of any Agent and Lenders, the amount that Agents and Lenders would likely receive in liquidation of any Collateral, claims and liabilities that Collateral Agent determines in its Permitted Discretion will need to be satisfied in connection with the realization upon the Collateral, or to address impediments to Administrative Agent’s ability to realize upon the Collateral or increase the risk of lending on the assets of Borrowers;

(c) the amount of any Reserves shall bear a reasonable relationship to the circumstance, condition, event or other contingency that is the basis therefor and no reserve shall duplicate any other reserves or items that are otherwise addressed or excluded through eligibility criteria;

(d) upon delivery of notice to Parent Borrower by Collateral Agent of its intent to establish new categories of Reserves or change the methodology in calculating Reserves, Collateral Agent shall be available to discuss the proposed Reserves or change in methodology, and Borrowers may take such action as may be required so that the circumstance, condition, event or other contingency that is the basis for such new category or change in methodology no longer exists, in a manner and to the extent reasonably satisfactory to Collateral Agent in the exercise of its Permitted Discretion;

(e) in the event that the event, condition or other matter giving rise to the establishment of any Reserve shall cease to exist, Parent Borrower may request in writing that the Collateral Agent discontinue the Reserve established pursuant to such event, condition or other matter (and Collateral Agent will have a reasonable period of time to evaluate such request and will be available to discuss such request with Parent Borrower); and

(f) Collateral Agent will provide Parent Borrower with five Business Days’ prior notice of the establishment of new categories of Reserves or the change in the methodology of calculation of an existing category of Reserves (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Parent Borrower); provided, that, no such prior notice shall be required for (A) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, or (B) changes to Reserves or the establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect would occur were such Reserves not changed or established prior to the expiration of such five Business Day period.

“Restatement Effective Date” as defined in Amendment No. 2.

“Restatement Effective Date Certificate” means a Restatement Effective Date Certificate substantially in the form of Exhibit H.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary, (c) any payment made in connection with the conversion of any convertible Indebtedness into Equity Interests in Holdings or any Subsidiary and that constitutes a “net settlement” in respect of any such Equity Interests that would have been issuable upon such conversion on account of the principal of such Indebtedness, or (d) any payment made on account of a “call spread” transaction relating to an issuance of Indebtedness or preferred Equity Interests convertible into Equity Interests in Holdings or any Subsidiary; provided that a dividend, distribution or payment to the extent payable in Equity Interests (other than Disqualified Equity Interests) in Holdings shall not constitute a Restricted Payment.

“Revolving Agent Payment Account” shall mean such account of Revolving Agent as Revolving Agent may from time to time designate to Parent Borrower and Administrative Agent as the Revolving Agent Payment Account for purposes of this Agreement and the other Loan Documents.

“Revolving Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan or (c) a Protective Advance.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans and Protective Advances hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or Section 2.22. The initial amount of each Revolving Lender’s Commitment is set forth on Schedule 2.01, in an amendment to this Agreement entered into in connection with Section 2.22 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Revolving Lenders’ Commitments on the Restatement Effective Date is $2,350,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time plus an amount equal to its Applicable Revolving Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Credit Line Cap” as used herein means the lesser of (a) the Revolving Maximum Credit and (b) the Borrowing Base.

“Revolving Lenders” means the Persons listed on Schedule 2.01 as a Lender having a Revolving Commitment and any other Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption or pursuant to Section 2.22 or 2.23, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lenders.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Loan Register” has the meaning assigned to such term in Section 9.04.

“Revolving Maximum Credit” means, at any time, the aggregate amount of the Revolving Commitments of all Revolving Lenders at such time.

“Rights Offering” means the issuance or distribution to holders of Equity Interests of Holdings of rights to purchase additional Equity Interests of Holdings.

“S&P” means Standard & Poor’s Ratings Services, a division of the S&P Global Inc.

“Sale/Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctions” has the meaning assigned to such term in Section 3.07.

“Scheduled Maturity Date” means, except to the extent extended pursuant to Section 2.23, June 20, 2022.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (b) the Revolving Agent, (c) the Collateral Agent, (d) the LC Agent, (e) the Issuing Banks, (f) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Secured Swap Obligations, (g)

the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (h) any Lender to which obligations that constitute Secured Treasury Services Obligations are owed, (i) any Lender to which obligations that constitute Secured Supply Chain Obligations are owed and (j) the successors and assigns of each of the foregoing.

“Secured Supply Chain Obligations” means the due and punctual payment and performance of all obligations of each Loan Party to a Lender or an Affiliate of a Lender under any Permitted Supply Chain Financing, to the extent the documentation for such obligations specifically provides that such Lender or Affiliate of a Lender is entitled to the benefit of the Security Interest (as defined in the Collateral Agreement).

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (a) is in effect on the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (b) is entered into after the Restatement Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, except to the extent the documentation for such obligations specifically provides that such Lender or Affiliate of a Lender is not entitled to the benefit of the Security Interest (as defined in the Collateral Agreement). Notwithstanding anything to the contrary herein, the “Secured Swap Obligations” shall not include any Excluded Swap Obligations.

“Secured Treasury Services Obligations” means the due and punctual payment of all monetary obligations and other liabilities of any Loan Party in respect of overdrafts and related liabilities and obligations arising from or in connection with Treasury Services, except to the extent the documentation for such obligations specifically provides that such Lender or Affiliate of a Lender is not entitled to the benefit of the Security Interest (as defined in the Collateral Agreement).

“Securities Account” means any “securities accounts”, within the meaning of Article 8 of the UCC, of any Loan Party.

“Security Documents” means the Collateral Agreement, the Collateral Access Agreements, the Collateral Cooperation Agreements, the Customs Broker Agreements, the Control Agreements, and each other security agreement or other instrument or document executed and delivered to secure the Obligations.

“Settlement Date” has the meaning assigned to such term in Section 2.19.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, (a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; (b) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Restatement Effective Date or with respect to any transaction contemplated to be undertaken after the Restatement Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Specified Date” means, as of the relevant date of determination, the date that is 90 days after the latest Scheduled Maturity Date.

“Specified Demand Account” means

(a) the Deposit Accounts that are demand deposit accounts of a Loan Party maintained with Bank of America or Wells Fargo and, as of the Restatement Effective Date, used to hold “cash short-term investments” (as such term is used in the balance sheet of Holdings and its consolidated Subsidiaries and consistent with the current practices of Holdings as of the date hereof), which are subject to a Control Agreement, or

(b) any other Deposit Accounts established after the Restatement Effective Date after prior written notice to Administrative Agent that are used exclusively to hold “cash short-term investments” (as such term is used in the balance sheet of Holdings and its consolidated Subsidiaries and consistent with the current practices of Holdings as of the date hereof), which are subject to a Control Agreement; provided, that, (i) Deposit Accounts established after the Restatement Effective Date at Bank of America or Wells Fargo shall not be required to be subject to a Control Agreement for a period of 10 Business Days after the date such accounts are established (or such longer period as the Administrative Agent may agree) and (ii) if more than 50% of the “cash short-term investments” otherwise required to be held in Specified Demand Accounts under Section 5.16(d) are held in Deposit Accounts established after the Restatement Effective Date at Bank of America or Wells Fargo that are not subject to a Control Agreement during a period of 10 Business Days after the date such accounts are established (or such longer period as the Administrative Agent may agree), then such Deposit Accounts shall not be deemed to be Specified Demand Accounts.

“Specified Event of Default” means an Event of Default (i) arising under clause (a) or (b) of Section 7.01, (ii) arising with respect to any Loan Party under clause (h) or (i) of Section 7.01 or (iii) resulting from the failure to comply with Section 5.01(g), 5.07, 5.16 or 6.11 or any representation or warranty contained in any Borrowing Base Certificate proving to have been incorrect in any material respect.

“Specified Involuntary Lien” means any involuntary Lien that would be a Permitted Encumbrance under clause (a) or (b) of the definition of “Permitted Encumbrance” but for being overdue by more than 30 days or not being contested in accordance with Section 5.05.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.16).

“Stand-by Letter of Credit” means any Letter of Credit that is not a Trade Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held.

“Subsidiary” means any subsidiary of Holdings, including the Parent Borrower but excluding any Excluded Subsidiary.

“Subsidiary Borrower Election” means an agreement executed by the Parent Borrower and a Subsidiary, and delivered to the Administrative Agent, pursuant to which the Parent Borrower designates such Subsidiary to be, and such Subsidiary agrees to be, a Borrower hereunder, in accordance with Section 2.20. Each Subsidiary Borrower Election shall be in a form reasonably satisfactory to the Administrative Agent.

“Subsidiary Borrower Termination” means a notice executed by the Parent Borrower and delivered to the Administrative Agent terminating a Subsidiary’s status as a Borrower hereunder in accordance with Section 2.20.

“Supermajority Lenders” means, at any time, those Lenders who collectively hold more than 66 2/3% of the aggregate of the Revolving Commitments of all Revolving Lenders (or if the Revolving Commitments shall have been terminated, the then outstanding Revolving Credit Exposure); provided, that, at any time there are 4 or more Lenders, “Supermajority Lenders” must include at least 4 Lenders that are not Affiliates of each other. For purposes of calculating “Supermajority Lenders”, the Revolving Commitments of any Defaulting Lender shall be deemed to be zero.

“Suppressed Availability” means, at any time, the amount, if any, by which the Borrowing Base exceeds the Revolving Maximum Credit at such time, but not to exceed the amount equal to 2.5% of the Revolving Maximum Credit.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement and (b) no such agreement to which Holdings or any Subsidiary is a party, that only requires Holdings or such Subsidiary to fulfill its obligations thereunder with the issuance of Equity Interests of Holdings other than Disqualified Equity Interests shall be a Swap Agreement. For the avoidance of doubt, “Swap Agreement” will include a swap transaction pursuant to which the obligations of the applicable Loan Party to make scheduled payments thereunder are deferred (including, without limitation, payment obligations that are deferred to the scheduled termination date of such transaction so that such Loan Party makes a single payment thereunder on such scheduled termination date).

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) (or in the absence of such determination as reasonably determined by Parent Borrower, or, if different, the arranger of such Swap Agreement), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender) or in the absence of such determination as reasonably determined by Parent Borrower.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo Bank, National Association, and each other Lender that agrees to be a Swingline Lender hereunder as provided in Section 2.04(a), in each case in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, subject to Section 2.22, with respect to each Term Lender, if any, the commitment of such Lender to make Term Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loans hereunder.

“Term Lenders” means a Lender that provides a Term Commitment in accordance with Section 2.22, and any other Person that shall have become a party hereto as a Term Lender pursuant to an Assignment and Assumption or pursuant to Section 2.22, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loan/Notes Exclusive Collateral” has the meaning assigned to it in the Existing Intercreditor Agreement as in effect on the date hereof.

“Term Loans” means, collectively, the term loans made by the Term Lenders pursuant to Section 2.22.

“Test Period” means, at any time, the most recent period of 4 consecutive Fiscal Quarters of Holdings ended on or prior to such time (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(a) or (b).

“Trade Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by an Account Party in the ordinary course of business of such Account Party.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder.

“Treasury Services” means treasury, depositary or cash management services (including purchasing cards and stored value cards) from, or any automated clearinghouse transfer of funds to, any entity that is a Lender or an Affiliate of a Lender.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any security interest, the Uniform Commercial Code of such jurisdiction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f).

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” has the meaning assigned to such term in Section 2.16(a).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, refinanced, replaced, extended, renewed, restructured or otherwise modified, in whole or in part (subject to any restrictions on such amendments, supplements, restatements, refinancings, replacements, extensions, renewals, restructurings or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 842) issued May 16, 2013, any oral, public deliberations by the Financial Accounting Standards Board regarding such proposal, any successor proposal, or any FASB deliberations regarding any such successor proposal and (ii) if Holdings or the Parent Borrower notifies the Administrative Agent that Holdings or the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings or the Parent Borrower that the Required Revolving Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. It is understood that all financial computations hereunder with respect to Holdings and the Subsidiaries (including computations of Consolidated Adjusted EBITDA and Net Tangible Assets) shall be made excluding the accounts of all Excluded Subsidiaries.

(b) All pro forma computations of the Fixed Charge Coverage Ratio required to be made hereunder giving effect to any incurrence of Indebtedness, investment, acquisition, disposition, Restricted Payment, payment in respect of Indebtedness or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether any such transaction is permitted to be consummated hereunder, to any incurrence of Indebtedness, investment, acquisition, disposition, Restricted Payment, payment in respect of Indebtedness or other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if each such transaction had occurred on the first day of the applicable Test Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

SECTION 1.05 Effect of this Agreement on the Existing ABL Credit Agreement and the Other Existing Loan Documents. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Amendment No. 2, this Agreement shall be binding on Borrowers, the other Loan Parties, Administrative Agent, the Lenders and the other parties party hereto, and the Existing ABL Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (a) the Obligations (as defined in the Existing ABL Credit Agreement) of Borrowers and the other Loan Parties under the Existing ABL Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof and (c) (i) the “Commitment” of each “Lender” (in each case, as defined in the Existing ABL Credit Agreement) that is not a Lender party to this Agreement shall terminate, and such “Lender” (as defined in the Existing ABL Credit Agreement) shall cease to be a Lender hereunder for all purposes and (ii) the remaining “Commitments” (as defined in the Existing ABL Credit Agreement) under the Existing ABL Credit Agreement shall be adjusted as necessary such that, on and as of the Restatement Effective Date, the Commitments hereunder shall be as set forth on Schedule 2.01. Upon the effectiveness of this Agreement, each Loan Document (other than the Existing ABL Credit Agreement) that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein or therein.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the Revolving Credit Line Cap. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan and Protective Advance shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Scheduled Maturity Date without the consent of the applicable Lenders.

SECTION 2.03 Requests for Borrowings.

(a) To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone or electronic transmission as designated by Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Revolving Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing; provided that any such notice given by the Parent Borrower of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Borrowing Request (which may be delivered through the Administrative Agent’s electronic platform or portal) in substantially the form of Exhibit E hereto or otherwise in a form reasonably approved by the Administrative Agent and, in any case, signed by the relevant Borrower. Any request for a Borrowing which is not made on-line via the Administrative Agent’s electronic platform or portal shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) the Administrative Agent’s authentication process (with results satisfactory to the Administrative Agent) prior to the funding of any such Borrowing; provided, that, (A) the initial request for a Eurodollar Borrowing which must be made three Business Days before the date of such proposed Eurodollar Borrowing is not required to be made on-line via the Administrative Agent’s electronic platform or portal and (B) on the date of such proposed Eurodollar Borrowing, Borrowers shall confirm such request for a Eurodollar Borrowing on-line via the Administrative Agent’s electronic platform or portal.

(b) Each such Revolving Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Revolving Borrowing;

(ii) the date of such Revolving Borrowing, which shall be a Business Day;

(iii) whether such Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Swingline Loans; Protective Advances.

(a) Swingline Loans.

(i) Subject to the terms and conditions set forth herein, the Swingline Lenders agree to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the Revolving Credit Line Cap; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(ii) To request a Swingline Loan, a Borrower shall notify the Administrative Agent and the applicable Swingline Lender of such request by telephone (confirmed by telecopy or electronic transmission), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The applicable Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of such Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(iii) Subject to Section 2.19, a Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of such Swingline Lender’s Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Revolving Percentage of such Swingline Loan or Revolving Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Revolving Percentage of such Swingline Loan or Revolving Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan of such Borrower after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

(iv) The Parent Borrower may designate any Revolving Lender to be a Swingline Lender hereunder subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender. Any such designation shall not be effective until confirmed in a written agreement signed by the Parent Borrower, the Administrative Agent and the applicable Revolving Lender.

(b) Protective Advances.

(i) Any provision of this Agreement to the contrary notwithstanding (but subject to the limitations set forth below in this Section), the Administrative Agent is authorized by the Borrowers and the Lenders, in its sole discretion (but with absolutely no obligation), and whether or not the conditions precedent set forth in Section 4.02 have been satisfied, to make Revolving Loans to the Borrowers, on behalf of the Revolving Lenders, in amounts that exceed Availability, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the Loan Parties pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any such Loans are herein referred to collectively as “Protective Advances”), it being agreed that no Protective Advance shall result in a Default due to the Borrowers’ failure to comply with Section 2.01 or Section 4.02 for so long as such Protective Advance remains outstanding in accordance with the terms of this Section, but solely with respect to the amount of such Protective Advance. Protective Advances shall be secured by the Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings and shall mature on the earlier of the Maturity Date, the date that is 30 days after the making of such Protective Advance (or, if such day is not a Business Day, the next succeeding Business Day), or 3 Business Days following the demand for payment thereof by Administrative Agent. The authority of the Administrative Agent to make Protective Advances is limited to an aggregate amount not to exceed 5% of the Revolving Maximum Credit at any time, and no Protective Advance shall cause any Lender’s Revolving Credit Exposure to exceed its Revolving Commitment, provided that the Required Revolving Lenders may at any time revoke the Administrative Agent’s authorization to make Protective Advances (it being agreed that any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). At any time that the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request that the Revolving Lenders make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b)(ii).

(ii) The Administrative Agent may, not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Protective Advances outstanding, specifying in such notice the aggregate amount of the Protective Advances in which the Lenders will participate and specifying for each Lender such Lender’s Applicable Revolving Percentage of such Protective Advances. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent such Lender’s Applicable Revolving Percentage of such Protective Advances. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving

Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly apply the amounts so received by it from the Revolving Lenders to its claims against them in respect of such participations in Protective Advances. The Administrative Agent shall notify the relevant Borrower of any participations in any Protective Advances acquired pursuant to this paragraph, and thereafter payments in respect of such Protective Advances shall be made to the Administrative Agent for the accounts of the applicable Lenders. Any amounts received by the Administrative Agent from a Borrower (or other party on behalf of such Borrower) in respect of a Protective Advance of such Borrower after receipt of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear; provided that any such payment so remitted shall be repaid to the Administrative Agent if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in a Protective Advance pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

SECTION 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) any Account Party may request the issuance of Letters of Credit for its own account or for the account of any other Subsidiary or other direct or indirect subsidiary of Holdings or the Parent Borrower (it being understood that the applicable Account Party will remain liable hereunder for the obligations in respect of which any Letter of Credit is issued for the account of any other Subsidiary or subsidiary), in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period, and (ii) the Issuing Banks agree to issue Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by an Account Party to, or entered into by an Account Party with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.

(i) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Account Party also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(ii) A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (A) the LC Exposure shall not exceed $750,000,000, (B) the sum of the total Revolving Credit Exposures shall not exceed the Revolving Credit Line Cap, and (C) after giving effect thereto, the LC Exposure of any Issuing Bank shall not exceed the amount for such Issuing Bank set forth on Schedule 2.05 except as otherwise agreed by such Issuing Bank with the approval of Administrative Agent and the Parent Borrower.

(iii) Each Issuing Bank shall provide to the LC Agent and the Administrative Agent not later than 3:00 p.m. (or promptly thereafter, if unable to do so by 3:00 p.m.), New York City time, on the first Business Day of each calendar week a report of such Issuing Bank setting forth (A) the aggregate amount of all Letters of Credit issued by such Issuing Bank that are outstanding as of 3:00 p.m. on the last Business Day of the preceding calendar week, (B) the average daily undrawn amount of all Letters of Credit issued by such Issuing Bank for each calendar day during the period since the last calendar day covered by the preceding weekly report (or, in the case of the first weekly report, during the period from and including the Restatement Effective Date) and (C) the aggregate amount of LC Disbursements made by such Issuing Bank and not reimbursed as of the time of such report. In addition to providing such weekly reports, each Issuing Bank shall, from time to time upon request of the LC Agent or the Administrative Agent, provide the LC Agent and the Administrative Agent with information of the type referred to in the immediately preceding sentence on a more frequent basis.

(iv) The LC Agent shall provide to each Lender not later than 3:00 p.m. (or promptly thereafter, if unable to do so by 3:00 p.m.), New York City time, on the first Business Day of each calendar month a report setting forth the aggregate amount of all Letters of Credit that are outstanding as of the date of the most recent weekly reports delivered by the Issuing Banks to the Administrative Agent and the LC Agent pursuant to the immediately preceding paragraph.

(v) Neither the LC Agent nor the Administrative Agent nor any Issuing Bank shall have any duty or obligation at any time to monitor the LC Exposure relative to the total Commitments or the Borrowing Base and neither the LC Agent nor the Administrative Agent nor any Issuing Bank shall have any liability in respect of the issuance, amendment, renewal or extension of a Letter of Credit to the extent that such issuance, amendment, renewal or extension results in the total Revolving Credit Exposures exceeding the Revolving Credit Line Cap. It shall be the responsibility of the Borrowers and the Account Parties to ensure that, after giving effect to the issuance, amendment, renewal or extension of each Letter of Credit, the sum of the total Revolving Credit Exposures does not exceed the Revolving Credit Line Cap.

(c) Expiration Date. Except for Extended Letters of Credit issued in accordance with Section 2.05(k), each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Scheduled Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Account Party on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to an Account Party for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, (i) the applicable Account Party shall reimburse such LC Disbursement by paying to such Issuing Bank an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Account Party shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Account Party prior to such time on such date, then not later than 12:00 noon, New York City time, on (A) the Business Day that such Account Party receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (B) the Business Day immediately following the day that such Account Party receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000, the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04(a) that such payment be financed with an ABR Revolving Borrowing by the Parent Borrower or a Swingline Loan to the Parent Borrower in an equivalent amount and, to the extent so financed, such Account Party’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan; or (ii) such Issuing Bank may, if arrangements to do so have been agreed upon in writing by the Parent Borrower, a Borrowing Subsidiary or an Account Party and such Issuing Bank, obtain reimbursement of such LC Disbursement by debiting directly from an account of the Parent Borrower, such Borrowing Subsidiary or such Account Party maintained with such Issuing Bank (or one of its Affiliates) an amount equal to such LC Disbursement; provided that the foregoing shall not be construed to prevent the applicable Account Party from reimbursing LC Disbursements of an Issuing Bank in accordance with alternate procedures agreed upon with such Issuing Bank, so long as such reimbursements are made no later than required under clause (i) above. If such Account Party fails to make such payment when due or the applicable Issuing Bank is unable to debit the designated account of the Parent Borrower, the relevant Borrowing Subsidiary or the relevant Account Party for the full amount of the LC Disbursement, in each case as provided in the preceding sentence, the applicable Issuing Bank shall notify the LC Agent (and upon receipt of such notice the LC Agent shall notify each Revolving Lender and the Administrative Agent) of the applicable LC Disbursement, the payment then due from such Account Party in respect thereof and (in the case of such notice from the LC Agent to each Lender) such Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the payment then due from such Account Party (the “Participation Amount”), in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from such Account Party pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Account Party of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. An Account Party’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of

Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Account Party’s obligations hereunder. Neither the LC Agent, the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction) or such other standard of care as shall be separately agreed to in writing by such Issuing Bank and the applicable Account Party, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the LC Agent, the Administrative Agent and the applicable Account Party by telephone (confirmed by telecopy or electronic transmission), or by such other means of communication (if any) as have been agreed upon by such Account Party and such Issuing Bank, of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Account Party shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Account Party reimburses such LC Disbursement, at the rate per annum then applicable to an ABR Revolving Loan; provided that, if such Account Party fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Designation and Replacement of Issuing Banks. Account Parties shall designate each Revolving Lender (or an Affiliate of a Revolving Lender identified by such Revolving Lender to Parent Borrower for such purpose) to be an Issuing Bank hereunder and such Revolving Lender (or the Affiliate of such Revolving Lender, as the case may be) upon such designation shall agree to become an Issuing Bank, except that a Revolving Lender shall not be required to be an Issuing Bank with the consent of Administrative Agent and Parent Borrower; provided, that, Parent Borrower’s consent shall not be required in the determination of which Lenders are Issuing Banks on the Restatement Effective Date. Such Account Party shall notify the Administrative Agent of any such designation. No Lender that is not an Issuing Bank on the Restatement Effective Date may thereafter become an Issuing Bank without the consent of Administrative Agent, such Lender and Parent Borrower. Upon a Revolving Lender becoming an Issuing Bank after the date hereof, Schedule 2.05 shall be amended by Administrative Agent (and no consent or approval of Lenders shall be required with respect to such amendment) to adjust the sublimits for each Issuing Bank set forth on such Schedule in such amounts as Parent Borrower, Administrative Agent and such Issuing Bank may agree. An Issuing Bank may be replaced at any time by Administrative Agent with the approval of Parent Borrower or by Parent Borrower with the approval of Administrative Agent. Administrative Agent may amend Schedule 2.05 to reflect any such change permitted by this Section 2.05(i) (without the consent or approval of Lenders). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Account Party shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement solely with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, (ii) the Administrative Agent has declared the Revolving Loans outstanding hereunder due and payable pursuant to Section 7.01 or (iii) in the case of a Defaulting Lender, there shall exist any LC Exposure that cannot be reallocated among the non-Defaulting Lenders pursuant to Section 2.21(c) then, on the Business Day that an Account Party receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, such Account Party shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (or, in the case of clause (iii), the non-Defaulting Lenders), an amount in cash equal to the LC Exposure (or, in the case of clause (iii), the LC Exposure of the Defaulting Lender that cannot be fully reallocated pursuant to Section 2.21(c)(i)) as of such date attributable to Letters of Credit issued for the account of such Account Party plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Holdings, any Borrower or any Account Party described in clause (h) or (i) of Section 7.01; provided further that, in the case of clause (iii), an Account Party may, if approved by each applicable Issuing Bank in its sole discretion, provide other credit support in lieu of the deposit of cash collateral pursuant to this paragraph. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Account Party under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and request of an Account Party (and at such Account Party’s risk and expense), subject to approval by the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank that is not a Defaulting Lender for LC Disbursements in respect of Letters of Credit issued for the account of such Account Party for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Account Party for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy the other Obligations.

(k) Extended Letters of Credit. An Account Party may request that an Issuing Bank allow, and an Issuing Bank may (in its sole discretion) agree to allow, one or more Letters of Credit issued by it to expire later than the date that is five Business Days prior to the Scheduled Maturity Date. Any such Letter of Credit is referred to herein as an “Extended Letter of Credit”. The following provisions shall apply to any Extended Letter of Credit, notwithstanding any contrary provision set forth herein.

(i) The participations of each Revolving Lender in each Extended Letter of Credit shall terminate at the close of business on the date that is five Business Days prior to the Scheduled Maturity Date, with the effect that Revolving Lenders shall not have any obligations to acquire participations in any LC Disbursement made thereafter or otherwise with respect to such Extended Letter of Credit, except with respect to demands for drawings submitted on or prior to such date.

(ii) On or prior to the date that is fifteen days prior to the Scheduled Maturity Date (or on the date of any earlier termination of the Commitments), each Account Party shall deposit with each Issuing Bank an amount in cash (or other credit support approved by such Issuing Bank in its sole discretion) equal to the LC Exposure as of such date attributable to the Extended Letters of Credit issued by such Issuing Bank for the account of such Account Party. Each such deposit shall be held by the applicable Issuing Bank in an account maintained by it as collateral for the obligations of such Account Party in respect of such Extended Letters of Credit. Each applicable Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the request of an Account Party (and at such Account Party’s risk and expense) and subject to the agreement of the relevant Issuing Bank (not to be unreasonably withheld), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the relevant Issuing Bank to reimburse LC Disbursements in respect of such Extended Letters of Credit issued for the account of such Account Party for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of any reimbursement obligations of such Account Party for such Issuing Bank’s LC Exposure at such time and, to the extent of any excess over such Issuing Bank’s LC Exposure at such time, returned to the applicable Account Party.

(iii) After the close of business on the date that is five Business Days prior to the Scheduled Maturity Date, the fees that would have accrued pursuant to clause (i) of Section 2.11(b) (if the participations of the Revolving Lenders in the Extended Letters of Credit had not terminated) shall continue to accrue on the LC Exposure in respect of each Extended Letter of Credit and shall be payable to each applicable Issuing Bank for its own account.

SECTION 2.06 Funding of Borrowings

(a) Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 pm, New York City time for any Revolving Loans to be made on the Restatement Effective Date and for any Revolving Loans thereafter by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders; provided that Swingline Loans shall be made as provided in Section 2.04(a). The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request or to such other account as may be designated in writing by Parent Borrower to Administrative Agent prior to the Restatement Effective Date and as is reasonably satisfactory to Administrative Agent; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank; and provided further that Revolving Loans made to finance the reimbursement of a Protective Advance shall be retained by the Administrative Agent or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.04(b)(ii) to reimburse the Administrative Agent in respect of any such Protective Advance, respectively, remitted by the Administrative Agent to such Revolving Lenders as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing (or, in respect of the reimbursement of an LC Disbursement under Section 2.05(e), such Revolving Lender’s Participation Amount), the Administrative Agent may assume that such Lender has made such share (or such Revolving Lender’s Participation Amount, as applicable) available on such date in accordance with paragraph (a) of this Section and may (but shall not be required to), in reliance upon such assumption, make available to the applicable Borrower (or the applicable Issuing Bank, as applicable) a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing (or such Revolving Lender’s Participation Amount, as applicable) available to the Administrative Agent, then the applicable Lender and the applicable Borrower (or the applicable Issuing Bank, as applicable) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower (or such Issuing Bank, as applicable) to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender or such Issuing Bank, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If (x) with respect to such Borrowing, such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing or (y) with respect to such reimbursement of such LC Disbursement, the applicable Account Party shall reimburse the applicable LC Disbursement before the applicable Revolving Lender or Issuing Bank reimburses the Administrative Agent as provided in this paragraph, then the Administrative Agent shall be entitled to receive or retain the amount due to it as provided above together with interest payable by such Account Party with respect to the period commencing on the date that the Administrative Agent funded its payment to the applicable Issuing Bank.

SECTION 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by electronic transmission (or by telephone in the event that electronic transmission is not available) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission (which may be delivered through the Administrative Agent’s electronic platform or portal) to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit F hereto or otherwise in a form reasonably approved by the Administrative Agent and, in each case, signed by such Borrower.

(c) Each Interest Election Request delivered pursuant to clause (b) above shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and which shall not extend beyond the Scheduled Maturity Date applicable to the Borrowing to which such Interest Election Request applies at such time.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Revolving Lenders as to Revolving Loans, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Revolving Commitments.

(a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b) The Parent Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the Revolving Credit Line Cap.

(c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders based on their Applicable Revolving Percentage.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay:

(i) to the Revolving Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan owed by such Borrower to such Lender on the Maturity Date;

(ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan owed to such Swingline Lender by such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a new Revolving Borrowing is made, such Borrower shall repay all Swingline Loans of such Borrower then outstanding;

(iii) to the Revolving Agent the then unpaid principal amount of each Protective Advance on the earliest of (A) the Maturity Date, (B) the day that is 30 days after the making of such Protective Advance (or if such day is not a Business Day, the next succeeding Business Day) and (C) 3 Business Days following demand by the Administrative Agent;

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts (the “Loan Account”) in which it shall record (i) the amount of each Revolving Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Revolving Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) To the extent not paid when due, Administrative Agent may, at its option (but shall have no obligation to) advance any interest with respect to any ABR Loan (but in no event, except as provided below, earlier than the fourth Business Day after such due date), or any LIBOR Loan, or any scheduled fees pursuant to Section 2.11(a) or (b)(but in no event, except as provided below, for such scheduled fees earlier than the fourth Business Day after such due date) to which any Agent or Lender is entitled from the Loan Parties and may charge the same to the Loan Account in accordance with its customary practice and shall advise Parent Borrower of any such advance or charge promptly after the making thereof. Any amount which is added to the principal balance of the Loan Account as provided in this Section shall bear interest at the interest rate then and thereafter applicable to ABR Loans. Notwithstanding anything to the contrary contained herein, at any time a Specified Event of Default has occurred and is continuing, Administrative Agent may at its option (but shall have no obligation to) advance any such amounts provided for in this clause (d) or any other amounts to which any Agent or Lender is entitled from the Loan Parties and may charge the same to the Loan Account (which shall not be deemed to be a waiver of any such Specified Event of Default or any other Event of Default). All amounts in respect of interest, fees or other amounts payable by Loan Parties in respect of Revolving Credit Exposure shall be sent by Federal funds wire transfer to the Revolving Agent Payment Account, except as Administrative Agent may otherwise agree.

(e) The entries made in the accounts maintained pursuant to paragraph (b),(c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form of Exhibit G hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(g) On each Business Day during any Cash Dominion Period, except to the extent that during a continuing Event of Default the Administrative Agent elects, or the Required Revolving Lenders direct, amounts to be applied as set forth in Section 2.17(g), the Administrative Agent shall apply all immediately available funds credited to the Concentration Account, and the Administrative Agent may, in its Permitted Discretion, apply other amounts contained in Control Accounts or, subject to the terms of the Existing Intercreditor Agreement or any other applicable Intercreditor Agreement, any other amounts received by or on behalf of Administrative Agent (except for (i) amounts permitted to be held as Permitted Investments pursuant to Section 6.04(a) and (ii) proceeds of assets, other than ABL Priority Collateral, which assets are subject to Liens permitted under Section 6.02, to the extent such proceeds are required to be applied to the payment of the applicable obligations secured thereby), in each case, first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay any Swingline Loans that may be outstanding, third to prepay any Revolving Loans that may be outstanding, it being understood that any prepayments of Revolving Loans shall be applied in accordance with Section 2.17(g), and fourth to cash collateralize outstanding LC Exposure in the manner provided in Section 2.05(j). If the Borrowers are required to provide (and have provided the required amount of) cash collateral pursuant to this Section 2.09(g), the amount of such cash collateral (to the extent not otherwise required to be maintained by any other provision of this Agreement) shall be returned to the Borrowers within two Business Days after the last day of such Cash Dominion Period.

SECTION 2.10 Optional and Mandatory Prepayment of Revolving Loans.

(a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the Revolving Credit Line Cap (other than to the extent that Protective Advances permitted under Section 2.04 cause the sum of the Revolving Credit Exposures to exceed the Borrowing Base), the Borrowers shall prepay to Revolving Agent for the account of Revolving Lenders Borrowings (or, if no such Borrowings are outstanding, each Account Party shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess or (if approved by each applicable Issuing Bank in its sole discretion) provide other credit support for the applicable LC Exposure.

(c) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender and in the case of Revolving Loans, Revolving Agent) by telephone (confirmed by telecopy or electronic transmission) of any prepayment hereunder (other than a prepayment resulting from an application of funds pursuant to Section 2.09(g)) (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11 Fees.

(a) The Parent Borrower agrees to pay to the Revolving Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Percentage on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the first day of January, April, July and October of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposures of such Lender (and the Swingline Exposure of such Lender shall be considered Revolving Loans for such purposes).

(b) The Parent Borrower agrees to pay (i) to the Revolving Agent for the account of each Revolving Lender a participation fee with respect to its participations in (A) Stand-by Letters of Credit,

which shall accrue at the Applicable Revolving Loan Margin for Eurodollar Borrowings, and (B) Trade Letters of Credit, which shall accrue at a rate equal to 50% of the Applicable Revolving Loan Margin used for Eurodollar Borrowings, in each case on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum, on the average daily amount of the LC Exposure in respect of Stand-by Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Parent Borrower agrees to pay to the Revolving Agent and the Lead Arrangers, as applicable, the fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and such Agent and Lead Arrangers.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it with respect to fees under Section 2.11(c)) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12 Interest.

(a) Revolving Loans. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Loan made to it and owing to each Revolving Lender and Swingline Lender from the date of such Revolving Loan until such principal amount shall be paid in full, at the following rates per annum:

(i) ABR Loans. During such periods as such Revolving Loan is an ABR Borrowing (which shall be all times in the case of any Swingline Loan or Protective Advance), a rate per annum equal at all times to the sum of (A) the Alternate Base Rate in effect from time to time plus (B) the Applicable Revolving Loan Margin for ABR Borrowings in effect from time to time.

(ii) Eurodollar Loans. During such periods as such Revolving Loan is a Eurodollar Borrowing, a rate per annum equal at all times during each Interest Period for such Loans to the sum of (A) the Adjusted LIBO Rate for such Interest Period for such Borrowing plus (B) the Applicable Revolving Loan Margin for Eurodollar Loans in effect from time to time.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, at the option of Revolving Agent or at the request of the Required Revolving Lenders, Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan and each unreimbursed LC Disbursement owing to each Revolving Lender or Issuing Bank, as applicable, in each case at a rate per annum equal to 2% per annum above the rate per annum otherwise required to be paid in respect thereof.

(c) Interest Payment Date; Payment Instructions. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section or in respect of Protective Advances shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of Revolving Loans shall be paid to the Revolving Agent for the account of the Revolving Lenders.

(d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that all computations of interest for Alternate ABR Loans (including ABR Loans determined by reference to the Adjusted LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Revolving Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone, telecopy or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14 Increased Costs.

(a) Subject to Section 2.18, if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) and (c) of the definition of Excluded Taxes and (C) Other Connection Taxes imposed on or measured by its gross or net income, profits or revenue (however denominated and including value-added or similar Taxes), franchise Taxes in lieu of net income, profits or revenue Taxes or any branch profits Taxes imposed by the United States (or any similar Tax imposed by any other jurisdiction)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender and the relevant Account Party will pay to such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered in accordance with Section 2.18.

(b) Subject to Section 2.18, if any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the relevant Borrower will pay to such Lender and the relevant Account Party will pay to such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered in accordance with Section 2.18.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower and shall be conclusive and binding on all parties hereto absent manifest error. The relevant Borrower shall pay such Lender and the relevant Account Party shall pay such Issuing Bank, as the case may be, the amount shown as due on any such certificate (such amount hereinafter referred to as the “Additional Costs”) within 30 days after receipt thereof.

(d) Subject to Section 2.18, failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation.

SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any

Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.18, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits or margin) attributable (other than loss of profit or margin) to such event. In the case of a Eurodollar Loan, such loss, cost or expense (other than loss of profit or margin) to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be presumptively correct absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.16 Taxes.

(a) Each payment on account of any obligation of any Loan Party hereunder to any Recipient shall be made free and clear of and without deduction for Taxes, unless such deduction is required by law. If any Loan Party or the Administrative Agent, as applicable (any such person, a “Withholding Agent”) determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, the Withholding Agent shall make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Recipient receives an amount equal to the sum it would have received had no such deductions been made.

(b) In addition, the Borrowers and the Account Parties shall pay, or at the option of the Administrative Agent timely reimburse it for, the payment of any Other Taxes to the relevant Governmental Authorities in accordance with applicable law other than any Other Taxes imposed upon any assignment or participation of a Lender’s rights, interests and obligations hereunder or under any other Loan Document; provided that the amount such Borrower or such Account Party (as the case may be) shall be required to pay to a particular Lender in respect of Other Taxes shall not exceed 1% of the aggregate amount of the Commitment of such Lender on which such Other Taxes are imposed; provided further that if a Lender is actually aware of the application of any Other Tax to any such payment, execution, delivery or registration, such Lender shall promptly notify the Parent Borrower of such Other Tax and the relevant Borrower or the relevant Account Party (as the case may be) shall thereafter have the benefit of the provisions of Section 2.18(b).

(c) Each Borrower and each Account Party shall indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of (including calculations thereof) and the basis for such payment or liability delivered to such Borrower or Account Party by the Recipient, or by the Administrative Agent on behalf of the Recipient, shall be conclusive absent manifest error.

(d) Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor for the full amount of any Taxes attributable (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers and the Account Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers and the Account Parties to do so) to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) Within 30 days after the date a Borrower or an Account Party receives a receipt evidencing any payment of Indemnified Taxes by the relevant Borrower or the relevant Account Party (as the case may be) in respect of any payment to any Recipient, such Borrower or such Account Party (as the case may be) will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of such receipt or, if such a receipt is not available, a certificate of the treasurer or any assistant treasurer of such Borrower or such Account Party (as the case may be) setting forth the amount of such payment and the date on which such payment was made.

(f) (i) Any Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments under this Agreement shall deliver to the Parent Borrower (with a copy to the Administrative Agent), on or prior to the date on which such Lender becomes a Lender under this Agreement and at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Lender shall promptly notify the Parent Borrower at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Parent Borrower. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) through (E)) below shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, each Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the Parent Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent), the following as applicable:

(A) in the case of a Lender that is a U.S. Person, a duly completed and executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax,

(B) in the case of a Foreign Lender claiming eligibility for benefits of an income tax treaty to which the United States is a party, a duly completed and executed IRS Form W-8BEN,

(C) in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States, a duly completed and executed IRS Form W-8ECI,

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (D) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed copies of IRS Form W-8 BEN,

(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a duly completed and executed IRS Form W-8IMY, accompanied by a duly completed and executed Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of such beneficial owners, and

(F) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be reasonably requested by the Parent Borrower in order to permit the Parent Borrower to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such properly completed and executed documentation prescribed by applicable law and such additional documentation reasonably requested by the Withholding Agent as may be necessary for such Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any Recipient shall become aware that it is entitled to receive a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.16, such Recipient shall promptly notify the Parent Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Parent Borrower, apply for such refund at the Parent Borrower’s expense. If any Recipient receives a refund in respect of any Taxes for which such Recipient has received payment from an indemnifying party hereunder, it shall within 30 days after the receipt thereof repay the lesser of such refund and the amount paid by such indemnifying party with respect to such Taxes to the applicable indemnifying party, in each case net of all reasonable out-of-pocket expenses of such Recipient and with interest received by such Recipient from the relevant taxing authority attributable to such refund; provided that such indemnifying party, upon the request of such Recipient, as applicable, agree to return any such refund (plus interest, penalties and other charges) to such Recipient, as applicable, in the event such Issuing Bank, Lender or the Administrative Agent is required to pay such refund to any Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will any Issuing Bank or Lender be required to pay any amount to any Loan Party the payment of which would place the Issuing Bank or such Lender in a less favorable net after-Tax position than the Issuing Bank or such Lender would have been if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Parties or any other Person.

(h) If (i) there is an appointment and acceptance of a successor Administrative Agent under Article VIII, (ii) such successor Administrative Agent (a) is not a U.S. Person or (b) is a partnership or other entity treated as a partnership for U.S. federal income tax purposes which is a U.S. person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes) are not U.S. persons, and (iii) such successor Administrative Agent is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments under this Agreement, then such successor Administrative Agent shall deliver to the Parent Borrower, on or prior to the date on which such successor Administrative Agent becomes an Administrative Agent under this Agreement and at the time or times reasonably requested by the Parent Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower as will permit such payments to be made without withholding or at a reduced rate. Such successor Administrative Agent shall promptly notify the Parent Borrower at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Parent Borrower. For the avoidance of doubt, any Administrative Agent that is not a U.S. Person shall not be treated as “Foreign Lender” for purposes of this Agreement. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation described in this Section 2.16(h) shall not be required if in such successor Administrative Agent’s judgment such completion, execution or submission would subject such successor Administrative Agent or to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such successor Administrative Agent.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower and each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, on the date when due), in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent in the case of payments in respect of Revolving Credit Exposure, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments in respect of Revolving Credit Exposure shall be made to the Administrative Agent at the Revolving Agent Payment Account or such other place as Administrative Agent may specify, except for payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars. At all times during a Cash Dominion Period, solely for purposes of determining the amount of Revolving Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.09(g)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations on the Business Day after receipt, subject to actual collection.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal (and in the case of Revolving Lenders, unreimbursed LC Disbursements) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal (and unreimbursed LC Disbursements as applicable) then due to such parties.

(c) If any Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements, Protective Advances or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, Protective Advances and Swingline Loans and accrued interest thereon than the proportion to which it would be entitled based on its Applicable Revolving Percentage, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Revolving Lenders in the case of such amounts received by a Revolving Lender to the extent necessary so that the benefit of all such payments shall be shared by the Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements, Protective Advances and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower or any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by the Administrative Agent in respect of any Protective Advance or by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

(d) Each of the Borrowers and each of the Account Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or such Account Party (as the case may be) rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or such Account Party (as the case may be) in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from a Borrower or an Account Party (as the case may be) prior to the date on which any payment is due to Administrative Agent from such Borrower or such Account Party (as the case may be) for the account of the Lenders or an Issuing Bank hereunder that such Borrower or such Account Party (as the case may be) will not make such payment, the Administrative Agent may assume that such Borrower or such Account Party (as the case may be) has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the relevant Borrower or the relevant Account Party (as the case may be) has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a)(iii), 2.04(b)(ii), 2.05(d) or (e), 2.06(b) or 2.17(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Revolving Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(g) Any proceeds of Collateral or any other amounts received by Revolving Agent in accordance with this Agreement or another Loan Document (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment under Section 2.10 (which shall be applied in accordance with Section 2.10), (C) amounts to be used to cash collateralize LC Exposures, (D) amounts to be applied from the Concentration Account or any other Control Account during any Cash Dominion Period (which shall be applied in accordance with Section 2.09(g)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Revolving Lenders so direct, shall be applied ratably to the Obligations as follows: first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Collateral Agent, any Issuing Lender or the Swingline Lender under any Loan Document (other than in connection with Secured Swap Obligations, Secured Supply Chain Obligations and Secured Treasury Services Obligations), second, to pay any fees or expense reimbursements then due to the Revolving Lenders from the Loan Parties in respect of Loan Document Obligations, third, to pay interest due in respect of the Protective Advances, fourth, to pay the principal of the Protective Advances, fifth, to pay interest then due and payable on the Revolving Loans (other than the Protective Advances) or unreimbursed LC Disbursements ratably, sixth, to prepay principal on the Revolving Loans (other than the Protective Advances), unreimbursed LC Disbursements and (in an amount not to exceed the Designated Secured Obligations Reserve then in effect) the Designated Secured Swap Obligations and the Designated Secured Treasury Services Obligations ratably, seventh, to the payment of any other Loan Document Obligations due to the Administrative Agent or any Revolving Lender from the Loan Parties, eighth, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations (provided, that, any remaining cash collateral held for any Letters of Credit shall, upon expiration of all Letters of Credit and after reimbursement of all drawings thereunder and fees and expenses related thereto, be applied to the other Obligations in the order specified in this Section 2.17(g)), ninth, to the payment of any amounts owing with respect to Secured Swap Obligations and Secured Treasury Services Obligations, and tenth, to the payment of any amounts owing with respect to Secured Supply Chain Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Parent Borrower, or unless an Event of Default has occurred and is continuing, neither the Revolving Agent nor any Lender shall apply any payment that it receives to a Eurodollar Loan, except (x) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (y) in the event, and only to the extent, that there are no outstanding ABR Loans of the applicable Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.15. While any Event of Default is continuing, the Administrative Agent, and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with the terms of this Agreement.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

(a) If, with respect to any Lender, any Issuing Bank or the Administrative Agent, an event or circumstance occurs that would entitle such Lender or Issuing Bank or the Administrative Agent to exercise any of the rights or benefits afforded by Section 2.14 or 2.16(a), such Lender or Issuing Bank or the Administrative Agent, promptly upon becoming aware of the same, shall take all steps as may be reasonably available (including designating a different Applicable Lending Office for funding or booking its Loans hereunder or participating in Letters of Credit or assigning its rights and obligations hereunder to another of its offices, or furnishing the proper certificates under any applicable Tax laws, Tax treaties, conventions and governmental regulations to the extent that such certificates are legally available to such Lender, Issuing Bank or Administrative Agent) to eliminate or mitigate the effects of any event resulting in the ability of such Lender or the Administrative Agent to exercise rights under any of such Sections; provided that none of any Lender, any Issuing Bank or Administrative Agent shall be under any obligation to take any step that, in its reasonable judgment, would (i) result in its incurring Additional Costs or Taxes in performing its obligations hereunder unless the Borrowers and the Account Parties have expressly agreed to reimburse it therefor or (ii) be materially disadvantageous to such Lender, Issuing Bank or Administrative Agent. Within 60 days after the occurrence of any event giving rise to any rights or benefits provided by Sections 2.14 and 2.16(a) in favor of any Lender, Issuing Bank or Administrative Agent, such Lender or Issuing Bank or the Administrative Agent (i) will notify the Parent Borrower of such event or circumstance and (ii) provide the Parent Borrower with a certificate setting forth in reasonable detail (x) the event or circumstance giving rise to any benefit under Sections 2.14 and 2.16(a), (y) the effective date of, and the time period during which, compensation for any Additional Costs or Taxes are being claimed and (z) the determination of amount or amounts claimed thereby and detailed calculations with respect thereto; provided that, if such Lender or Issuing Bank or the Administrative Agent does not give the Parent Borrower such notice and certificate within the 60-day period set forth in this sentence, the relevant Borrower or the relevant Account Party (as the case may be) shall be required to indemnify such Lender or Issuing Bank or the Administrative Agent only for such Additional Costs and Taxes as are attributable to the period from and after the first date as of which such notice and certificate have been received by the Parent Borrower. Such Lender or Issuing Bank or the Administrative Agent shall notify the Parent Borrower of any change in circumstances with respect to the event specified in the above-described notice and certificate as promptly as practicable after such Lender or Issuing Bank or the Administrative Agent obtains knowledge thereof. Such certificate shall be presumptively correct absent manifest error. Notwithstanding the foregoing, none of any Lender, any Issuing Bank or the Administrative Agent shall deliver the notice and certificate described in this paragraph (a) to the Parent Borrower in respect of any Additional Costs or Taxes unless it is then the general policy of such Lender or Issuing Bank or the Administrative Agent to pursue similar rights and remedies in similar circumstances under comparable provisions of other credit agreements.

(b) With respect to Sections 2.14 and 2.16, the Parent Borrower shall have the right, should any Lender request any compensation or indemnity thereunder, or if any Lender becomes a Defaulting Lender, or if any Lender is a Declining Lender, to (i) unless an Event of Default shall have occurred and be continuing, (A) promptly terminate such Lender’s Commitment by irrevocable written notice of such termination to such Lender and the Administrative Agent without the necessity of complying with Sections 2.08(b) and (c) hereof, (B) reduce the total Commitments by the amount of such Lender’s Commitment and (C) pay or prepay in immediately available funds all Loans owing to such Lender, accrued and unpaid interest thereon, accrued fees and all other amounts payable to it hereunder, or (ii) require such Lender to assign all its interests, rights and obligations under this Agreement, without recourse to or representation or warranty by such Lender, to an assignee in accordance with Section 9.04 (provided that the failure of any such Defaulting Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register and any notes held by such Lender shall be automatically deemed cancelled upon such failure); provided that (x) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any Governmental Authority, (y) the assigning Lender shall have received from the relevant Borrower and the relevant Account Party and/or such assignee full payment in immediately available funds of the principal of and interest accrued on the Loans to the date of such assignment made by it hereunder and all other amounts owed to it hereunder that are subject to such assignment, provided that amounts payable under this clause (y) to any assigning Lender that is a Defaulting Lender shall be applied in accordance with Section 2.21(e), and (z) in the case of any such assignment resulting from a Lender being a Declining Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request.

(c) With respect to Section 2.14 or 2.16, (i) other than with respect to Section 2.16(b), none of any Lender, any Issuing Bank or the Administrative Agent shall be entitled to exercise any right or benefit afforded thereby and neither the Borrowers nor the Account Parties shall be obligated to reimburse any Lender, any Issuing Bank or the Administrative Agent pursuant to such Sections unless (x) such Lender or Issuing Bank or the Administrative Agent has delivered to the Parent Borrower in accordance with Section 9.01 the notice and the certificate described in Section 2.18(a) hereof and (y) the Parent Borrower has had a 30-Business Day period following the receipt of such notice and certificate (if the Parent Borrower in good faith disagrees with the assertion that any payment under such Sections is due or with the amount shown as due on such certificate and so notifies the applicable Lender or Issuing Bank or the Administrative Agent of such disagreement within 10 Business Days following receipt of the notice and certificate) to negotiate with the requesting Lender or Issuing Bank or the Administrative Agent, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate such Lender or Issuing Bank or the Administrative Agent, it being expressly understood that if the Parent Borrower does not provide the required notice of its disagreement as provided above, the relevant Borrower or the relevant Account Party (as the case may be) shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if the Parent Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by the Parent Borrower and such Lender or Issuing Bank or the Administrative Agent within the 30-Business Day period, then the relevant Borrower or the relevant Account Party (as the case may be) shall pay the amount shown as due on the certificate on the last day of such period, but in either event not earlier than the date as of which the relevant Additional Costs or Taxes are incurred, (ii) other than with respect to Other Taxes, unless the appropriate notice and certificate are delivered to the Parent Borrower within the 60-day period described in Section 2.18(a), the relevant Borrower or the relevant Account Party (as the case may be) shall be liable only for Additional Costs, Taxes or amounts required to be paid which are attributable to the period from and after the date such notice and certificate have been received by such Borrower or such Account Party, as applicable, (iii) neither the Borrowers nor the Account Parties shall be liable for any amounts incurred as a result of any change in an Applicable Lending Office of any Issuing Bank or Lender to the extent that such Issuing Bank or Lender shall have had knowledge at the time of such change in Applicable Lending Office that reimbursement or recoupment under Section 2.14 would arise as a result of such change, (iv) each Lender, each Issuing Bank and/or the Administrative Agent, as applicable, shall in good faith allocate all Additional Costs, Taxes and payments required to be made fairly among all its commitments (whether or not it seeks compensation from all affected Borrowers or Account Parties), (v) none of any Lender, any Issuing Bank or the Administrative Agent shall be entitled to exercise any right or benefit afforded hereby or receive any payment otherwise due under Sections 2.14 and 2.16 (including, without limitation, any repayment by any Borrower or any Account Party (as the case may be) of any refund of Taxes pursuant to Section 2.16(g)) which arises from any bad faith, gross negligence, fraud or willful misconduct of any Lender, any Issuing Bank or the Administrative Agent, or the failure of such Lender or Issuing Bank or the Administrative Agent to comply with the terms of this Agreement, (vi) if any Lender or any Issuing Bank or the Administrative Agent shall have recouped any amount or received any offsetting Tax benefit (other than a refund of Taxes as described in Section 2.16(g)) or reserve or capital benefits theretofore paid to it by any Borrower or any Account Party (as the case may be), such Lender or Issuing Bank or the Administrative Agent shall promptly pay to such Borrower or such Account Party (as the case may be) an amount equal to the amount of the recoupment received by such Lender or Issuing Bank or the Administrative Agent reduced by any reasonable out-of-pocket expenses of such Lender or the Administrative Agent attributable to such recoupment, as determined in good faith by such Lender or Issuing Bank or the Administrative Agent, and (vii) the liability of the Borrowers and the Account Parties to any Lender, any Issuing Bank or the Administrative Agent with respect to any Indemnified Taxes shall be reduced to the extent that such Lender or Issuing Bank or the Administrative Agent receives an offsetting Tax benefit (or could have received such a benefit by taking reasonable measures to receive it); provided that there shall not be any reductions pursuant to this clause (vii) with respect to any Tax benefit (x) the existence of which such Lender or Issuing Bank or Administrative Agent is unaware, (y) the claiming of which would result in any cost or Tax to such Lender or Issuing Bank or the Administrative Agent (unless the relevant Borrower or the relevant Account Party (as the case may be) shall have agreed to pay its reasonably allocable portion of such cost or Tax) and (z) unless the relevant Borrower or the relevant Account Party (as the case may be) shall agree to indemnify the applicable Lender or Issuing Bank or the Administrative Agent to the extent any Tax benefit taken into account under this clause (vii) is thereafter lost or becomes unavailable.

(d) In addition to their obligations under Section 2.14 hereof, each of the Lenders, each of the Issuing Banks and the Administrative Agent hereby agrees to execute and deliver, and to make any required filings of, all certificates, agreements, documents, reports, statements and other instruments as are reasonably necessary to effectuate the purposes of this Section 2.18 and Sections 2.14 and 2.16. The Parent Borrower agrees to pay all filing fees incurred by any Lender, any Issuing Bank or the Administrative Agent in performing its obligations under this Section 2.18.

SECTION 2.19 Settlement Among Lenders.

(a) The amount of each Lender’s Applicable Revolving Percentage of outstanding Revolving Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Revolving Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) and repayments of Revolving Loans (including Swingline Loans) received by the Revolving Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Revolving Agent.

(b) The Revolving Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans and Swingline Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Revolving Agent shall transfer to each Revolving Lender its Applicable Revolving Percentage of repayments, and (ii) each Revolving Lender shall transfer to the Revolving Agent (as provided below) or the Revolving Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of the Revolving Loans made by each Revolving Lender shall be equal to such Lender’s Applicable Revolving Percentage of all Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Revolving Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Revolving Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Revolving Agent, such Revolving Lender agrees to pay to the Revolving Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Revolving Agent, equal to the greater of the Federal Funds Effective Rate and a rate determined by the Revolving Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Revolving Agent in connection with the foregoing.

SECTION 2.20 Borrowing Subsidiaries. The Parent Borrower may, at any time and from time to time so long as no Event of Default has occurred and is continuing, designate any Material Subsidiary (other than any Foreign Subsidiary) to be a Borrowing Subsidiary hereunder by delivering to the

Administrative Agent a Subsidiary Borrower Election with respect to such Material Subsidiary. The eligibility of any Borrowing Subsidiary to borrow hereunder shall terminate when the Administrative Agent receives a Subsidiary Borrower Termination with respect to such Material Subsidiary. Each Subsidiary Borrower Election delivered to the Administration Agent shall be duly executed on behalf of the relevant Material Subsidiary and the Parent Borrower, and each Subsidiary Borrower Termination delivered to the Administrative Agent shall be duly executed on behalf of the Parent Borrower. The delivery of a Subsidiary Borrower Termination shall not affect any obligation of the relevant Material Subsidiary incurred in its capacity as a Borrower, and such Material Subsidiary shall continue to constitute a Borrowing Subsidiary for all purposes hereof (other than the right to borrow Loans) until all its obligations hereunder as a Borrower have been discharged and paid in full. The Administrative Agent shall promptly give notice to the Lenders and the Issuing Banks of its receipt of any Subsidiary Borrower Election or Subsidiary Borrower Termination.

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Revolving Lenders, the Supermajority Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that (i) such Defaulting Lender’s Revolving Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or participations in LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) if any Swingline Exposure or LC Exposure exists, or any Protective Advance is outstanding, at the time a Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure and participations in Protective Advances shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Applicable Revolving Percentages but only to the extent (x) the sum of all non-Defaulting Revolving Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure and participations in Protective Advances does not exceed the total of all non-Defaulting Lenders’ Commitments (it being understood that in no event shall any non-Defaulting Lender’s Revolving Credit Exposure exceed such Lender’s Commitment as a result of such reallocation) and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers or the Account Parties shall within two Business Days following notice by the Administrative Agent (A) first, prepay such Swingline Exposure and Protective Advances and (B) second, cash collateralize (or, if approved by each applicable Issuing Bank in its sole discretion, otherwise provide credit support for) such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers or the Account Parties cash collateralize, or otherwise provide credit support for, any portion of such Defaulting Lender’s LC Exposure pursuant to this paragraph (c),

the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized or otherwise has credit support provided therefor;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this paragraph (c), then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Revolving Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized, nor otherwise has credit support provided therefor nor is reallocated pursuant to this paragraph (c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized, otherwise has credit support provided therefor and/or is reallocated;

(d) so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Revolving Lenders and/or cash collateral (or other credit support, if approved by each applicable Issuing Bank in its sole discretion) will be provided by the Borrowers or the Account Parties in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) any amount payable to a Defaulting Lender that is a Revolving Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17(c), but excluding Section 2.18(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account (which may be invested as requested by the Parent Borrower, at the Parent Borrower’s risk and expense, subject to approval by the Administrative Agent) and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts (other than in respect of Protective Advances) owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder or to the Administrative Agent in respect of Protective Advances, (iii) third, as the Parent Borrower may request (so long as no Default has occurred and is continuing) to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan, Protective Advance or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement (such amounts to be determined by the Administrative Agent in consultation with the Parent Borrower), (iv) fourth, if so determined by the Administrative Agent and the Borrowers or the Account Parties, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers, the Account Parties or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers, the Account Parties or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (A) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (B) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

(f) In the event that the Administrative Agent, the Borrowers, the Account Parties, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders, and their participations in Protective Advances, shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans and Protective Advances) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Revolving Percentage. For the avoidance of doubt, no adjustments will be made retroactively with respect to fees that ceased to accrue pursuant to clause (a) above while such Lender was a Defaulting Lender or payments that were allocated pursuant to clause (e) above while such Lender was a Defaulting Lender.

SECTION 2.22 Incremental Facility.

(a) At any time after the Restatement Effective Date, the Parent Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request at any time or from time to time that Lenders increase their Commitments, whether as a Revolving Commitment or Term Commitment; provided, that, (i) the aggregate amount of each such increase pursuant to this Section 2.22 (each a “Commitment Increase”) shall not be less than $50,000,000 and the amount of all such Commitment Increases pursuant to this Section 2.22 shall not exceed $300,000,000, (ii) each such request of the Parent Borrower shall be deemed to be an offer to each Lender, (iii) each Lender, in its sole discretion, may either (A) agree to increase its Revolving Commitment by all or a portion of the offered amount or provide (or increase, as the case may be) a Term Commitment, as applicable, or (B) decline to increase its Revolving Commitment, or decline to provide, or increase (as the case may be) a Term Commitment, as applicable, (iv) each such Commitment Increase will be documented as provided below, (v) as of the date of any such Commitment Increase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) no Lender shall be required to increase its Revolving Commitment or provide (or increase, as the case may be) a Term Commitment, as the case may be, for such Commitment Increase, (vii) except as otherwise specifically set forth below, the terms of such Commitment Increase and the Loans pursuant thereto shall be the same as for all other Revolving Loans and Revolving Commitments, including in the event that the fees, interest rate and other compensation offered or paid in respect of any Commitment Increase (other than the initial fee payable in respect of the Revolving Commitment Increase of any Revolving Lender) are higher than the amounts paid and payable to the then existing Revolving Lenders in respect of their existing Commitments and Loans pursuant thereto, the fees, interest rate and other compensation payable to the existing Revolving Lenders in respect of their existing Commitments and Loans pursuant thereto shall be increased to the same as those paid in connection with the Revolving Commitment Increase, except for the initial fee payable in respect of the Revolving Commitment Increase of a Revolving Lender, (ix) the Parent Borrower shall not make more than a total of five requests for any Commitment Increase, (x) after giving effect to any Commitment Increase, the total Commitments shall not exceed $2,650,000,000, and (xi) to the extent that such Commitment Increase is not then permitted under the Existing Term Loan Agreement or any other agreement governing any Indebtedness of the Loan Parties or such Commitment Increase would give rise to the obligation to grant a Lien on any assets of the Loan Parties, Parent Borrower shall have obtained the required consents or waivers so as to permit such Commitment Increase and to not require the grant of any such Lien.

(b) In the event that the Lenders shall have agreed to increase their Revolving Commitments or provide (or increase, as the case may be) a Term Commitment, as the case may be, for such

Commitment Increase, by an aggregate amount less than the increase in the total Revolving Commitments or Term Commitments (as applicable) requested by the Parent Borrower, the Parent Borrower may arrange for one or more banks or other financial institutions (any bank or other financial institution increasing its Commitment or providing a new Revolving Commitment or Term Commitment pursuant to this Section 2.22 being called an “Augmenting Lender”), which may include any Lender, to provide Revolving Commitments or increase its existing Revolving Commitment or provide (or increase, as the case may be) a Term Commitment, as the case may be, in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender (or an Affiliate of a Lender) hereunder, (i) shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld) and (ii) shall execute such documentation as reasonably required by Administrative Agent to join such Augmenting Lender as a Lender under this Agreement; provided further that any individual Commitment extended or increased pursuant to this Section 2.22 shall be in a minimum amount of $10,000,000 (or, if less, the balance of the unsubscribed amount of the requested increase in total Commitments).

(c) Each request for a Commitment Increase by the Parent Borrower shall specify whether the Parent Borrower is seeking an increase in the Revolving Commitments or for Lenders to provide Term Commitments (or to increase Term Commitments, as the case may be), and in the case of any Term Commitment, such notice shall set forth the amount of the requested Term Loans and the date on which such Term Loans are to be made.

(d) A Commitment Increase pursuant to this Section 2.22 shall become effective upon the execution and delivery by the Parent Borrower, the Administrative Agent and any Lenders (including any Augmenting Lenders) agreeing to increase their existing Commitments or provide new Commitments, as the case may be, pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents. The Incremental Amendment shall, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.22, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Term Loans or Revolving Loans made pursuant to a Commitment Increase are to rank junior in right of payment or security (or junior in the application of proceeds waterfall). Notwithstanding the foregoing, no increase in the aggregate amount of the Commitments (or in the Commitment of any Lender) shall become effective under this Section 2.22 unless, on the date of such increase and after giving effect thereto, (i) the conditions set forth in Section 4.02(a) and 4.02(b) shall be satisfied (as though a Borrowing were being made on such date, with all references in such Section to a Borrowing being deemed to be references to such increase), (ii) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Parent Borrower, (iii) the Borrowers shall have paid such fees and other compensation to the Lenders providing the Commitment Increase and to the Administrative Agent as the Borrowers, the Administrative Agent and such Lenders shall agree, and (iv) each of the conditions set forth in this Section 2.22 are satisfied, together with such other conditions as Lenders may reasonably require in connection with agreeing to increase their existing Commitments or provide new Commitments, as the case may be.

(e) Subject to clause (g) below with respect to a FILO Tranche relating to a Revolving Commitment, the terms of each Revolving Commitment Increase and the Revolving Loans pursuant thereto shall be the same as for all other Revolving Loans and Revolving Commitments, including in the event that the fees, interest rate and other compensation offered or paid in respect of any Commitment Increase (other than for a FILO Tranche relating to a Revolving Commitment and other than the initial fee payable in respect of the Revolving Commitment Increase of any Revolving Lender) are higher than the amounts paid and payable to the then existing Revolving Lenders in respect of their existing Commitments and Loans pursuant thereto, the fees, interest rate and other compensation payable to the existing Revolving Lenders in respect of their existing Commitments and Loans pursuant thereto shall be increased to the same as those paid in connection with the Revolving Commitment Increase, except for the initial fee payable in respect of the Revolving Commitment Increase of a Revolving Lender.

(f) Subject to clause (g) below with respect to a FILO Tranche relating to a Term Commitment, the terms of each Term Commitment and the Term Loans pursuant thereto shall be the same as for all other Revolving Loans and Revolving Commitments, including, but not limited to, such Term Loans shall be secured by the same Collateral and the Guarantors of the Term Loans shall be the same as for the Revolving Loans, provided, that,

(i) any such Term Commitments and Term Loans shall provide for such payments of principal as the Term Lenders providing such Term Commitments and Parent Borrower may agree, but in no event shall the Term Loans amortize at a rate greater than 1.00% per annum;

(ii) such Term Loans shall not have a maturity date earlier than the Latest Maturity Date;

(iii) such Term Loans shall be subject to Reserves in the principal amount thereof;

(iv) such Term Loans may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors;

(v) such Term Loans may not be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans;

(vi) such Term Loans shall rank pari passu (or, at the option of the Parent Borrower, junior) in right of (A) priority with respect to the Collateral and (B) payment with respect to the Obligations in respect of the Commitments and any existing Term Loans;

(vii) such Term Loans shall have an interest rate determined by the Parent Borrower and the Term Lenders providing such Term Commitments;

(viii) such Term Loans shall have fees and other compensation paid or offered determined by the Parent Borrower and the Term Lenders providing such Term Commitments;

(ix) such Term Loans may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of the Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of the Loans hereunder (or, if junior in right of payment (or in the application of proceeds waterfall) or security, shall be on a junior basis with respect thereto); and

(x) such Term Loans shall otherwise be on terms as are reasonably satisfactory to the Administrative Agent.

(g) Any Commitment Increase may be in the form of a separate “first-in, last out” tranche (the “FILO Tranche”) with a separate borrowing base against the ABL Priority Collateral and interest rate margins in each case to be agreed upon (which shall not require any adjustment to the Applicable Revolving Loan Margin of other Loans pursuant to clause (e) above) among the Parent Borrower, the Administrative Agent and the Lenders providing the FILO Tranche so long as (i) any loans under the

FILO Tranche may not be guaranteed by any Subsidiaries of the Parent Borrower other than the Guarantors; (ii) if the FILO Tranche availability exceeds $0, any Borrowing thereafter requested shall be made under the FILO Tranche until the FILO Tranche availability no longer exceeds $0; (iii) as between (x) the Obligations (other than those arising under the FILO Tranche) and the Term Loans which are not part of a FILO Tranche, on the one hand and (y) the FILO Tranche, on the other hand, all proceeds from the liquidation or other realization of the Collateral (including ABL Priority Collateral) shall be applied, first to Obligations (other than those arising under the FILO Tranche) and the Term Loans which are not part of a FILO Tranche, and second to Obligations arising under the FILO Tranche; (iv) no Borrower may prepay Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans (including LC Exposure, unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) or Term Loans which are not part of a FILO Tranche are outstanding; (v) the Required Revolving Lenders (calculated as including Lenders under any Commitment Increase that rank pari passu with the existing Commitments) shall, subject to the terms of the Existing Intercreditor Agreement, control the exercise of remedies in respect of the Collateral; (vi) no changes affecting the priority status of the Obligations (other than those arising under the FILO Tranche) or the Term Loans which are not part of a FILO Tranche, on the one hand, and the FILO Tranche, on the other hand, may be made without the consent of the Required Revolving Lenders (calculated as including Lenders under any Commitment Increase that ranks pari passu with the existing Commitments), other than such changes which affect only the FILO Tranche; (vii) for each category of eligible assets, the sum of the percentage used for the advance rate as to such category of eligible assets in the calculation of the borrowing base for Loans other than those under the FILO Tranche plus the percentage used for the advance rate for any borrowing base for Loans under the FILO Tranche shall not exceed 100% (except in the case of Inventory, shall not exceed 100% of the Net Recovery Percentage); and (viii) at no time will the aggregate amount of the Revolving Credit Exposure plus Loans (and Letters of Credit if any) under the FILO Tranche exceed the Borrowing Base calculated for this purpose using 100% as the percentage for the advance rate for each category of eligible assets (except in the case of Inventory, using 100% of the Net Recovery Percentage) consisting of Accounts (including Credit Card Receivables) and Inventory.

SECTION 2.23 Extension of Maturity Date.

(a) The Parent Borrower may, by delivery of a written request (a “Maturity Date Extension Request”) to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the Lenders extend the Maturity Date then in effect; provided that (i) such request shall be made to all Lenders having the same Maturity Date on the same terms and (ii) in no event shall there be more than two different Scheduled Maturity Dates in respect of all Revolving Loans. Such Maturity Date Extension Request shall set forth (A) any changes to interest rate margins, fees or other pricing that will apply to the extensions of credit by Lenders that elect to agree to such Maturity Date Extension Request (which may be higher or lower than those that apply before giving effect to such Maturity Date Extension Request) and (B) any covenants or other terms that will apply solely to any period after the latest Maturity Date (if any) applicable to any Lenders that have a Scheduled Maturity Date earlier than the Scheduled Maturity Date that will apply to Lenders that elect to agree to such Maturity Date Extension Request. Other than the extended Maturity Date and the changes described in clauses (A) and (B) of the immediately preceding sentence, the terms applicable to Lenders that elect to agree to such Maturity Date Extension Request shall be identical to those that applied before giving effect thereto.

(b) Each Lender shall, by notice to the Parent Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Borrower’s Maturity Date Extension Request (or such other date as the Parent Borrower and the Administrative Agent may agree, the “Extension Date”), advise the Parent Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Parent Borrower, the Administrative Agent by such Extension Date shall be deemed to have declined to agree to such extension and shall be a Declining Lender.

(c) The Latest Maturity Date then in effect shall, as to the Consenting Lenders, be extended to the date set forth in the Maturity Date Extension Request. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Parent Borrower shall also make such other prepayments of Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the total Revolving Credit Exposures would not exceed the Revolving Credit Line Cap.

(d) Notwithstanding the foregoing provisions of this Section 2.23, the Parent Borrower shall have the right, pursuant to Section 2.18(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a bank or other financial institution that will agree to the applicable Maturity Date Extension Request (provided that each such bank or other financial institution, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be subject to the approval of the Administrative Agent (in each case not to be unreasonably withheld)), and any such replacement Lender shall for all purposes constitute a Consenting Lender.

(e) Notwithstanding the foregoing provisions of this Section 2.23, no extension of the Maturity Date then in effect pursuant to this Section 2.23 shall become effective unless, on or promptly following the Extension Date, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect dated the Extension Date and executed by a Financial Officer of the Parent Borrower.

(f) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrowers as may be necessary in order to effectuate the extensions contemplated by this Section 2.23 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with such extension. This Section 2.23 supersedes any provisions in Section 9.02 to the contrary. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

Representations and Warranties

Each of Holdings, the Parent Borrower and Purchasing represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings, the Parent Borrower and Purchasing and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower, Purchasing or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or as to which the failure to be made or obtained and to be in full force and effect would not result in a Material Adverse Effect, (ii) filings necessary to perfect Liens created under the Collateral Agreement and (iii) filings of periodic reports with the Securities and Exchange Commission, (b) will not violate any law or regulation or the charter, by-laws or other organizational documents of Holdings or any Subsidiary or any material order of any Governmental Authority applicable to such Person except, in each case, as would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any material provision of any indenture, agreement or other instrument binding upon Holdings or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any of its Subsidiaries, except Liens created under the Security Documents.

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a) Holdings has heretofore furnished to the Lenders (i) its consolidated balance sheets and statements of operations, stockholders’ equity and cash flows as of and for the Fiscal Year ended January 28, 2017, reported on by KPMG LLP, independent public accountants and (ii) its consolidated balance sheets and statements of operations and cash flows as of and for the Fiscal Quarter ended April 29, 2017, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b) Since January 28, 2017, there has been no material adverse change in the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole.

SECTION 3.05 Properties.

(a) Each of Holdings and its Subsidiaries has good title to, or valid leasehold or other property interests in, all its real and personal property material to the business of Holdings and its Subsidiaries (taken as a whole), except for Liens permitted under Section 6.02 and minor defects in title and leases being contested, in each case, that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of Holdings and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings and its Subsidiaries does not infringe upon the rights of any other Person, except for any defects in ownership or licenses and any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of Holdings, the Parent Borrower or Purchasing, threatened in writing against or affecting Holdings or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions (other than as disclosed in Schedule 3.06B).

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Restatement Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements.

(a) Each of Holdings and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other material instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect. No Default has occurred and is continuing.

(b) No Loan Party or Subsidiary, nor to the knowledge of any Loan Party, any director, officer, agent, employee or Affiliate of any Loan Party or Subsidiary is a Person that is: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and Borrowers will not directly or indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise). To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with the (x) Trading With the Enemy Act, and the Foreign Assets Control Regulations, and (y) the Patriot Act. No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of Holdings and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

SECTION 3.10 ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect.

(b) There has been no change in the funding status of any Plan since the last annual actuarial valuation date that would reasonably be expected to have a Material Adverse Effect.

SECTION 3.11 Disclosure. Neither the Lender Presentation nor any of the other reports, certificates or other written information (other than projections (the “projections”) and other forward looking information and information of a general economic or industry nature) (collectively, the “information”) furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all such other information), when furnished or modified or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The projections furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all other information), have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the projections are made available to the Administrative Agent, any Issuing Bank or any Lender by any Loan Party (it being understood that such projections are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and that actual results may differ, and such differences may be material, from those expressed or implied in such projections, and no assurance can be given that the projections will be realized).

SECTION 3.12 Material Subsidiaries. Schedule 3.12 sets forth the name and jurisdiction of organization of each Subsidiary of Holdings that is a Material Subsidiary as of the Restatement Effective Date.

SECTION 3.13 Solvency. On the Restatement Effective Date, before and after giving effect to each Loan or Letter of Credit on the Restatement Effective Date and the other transactions to occur on the Restatement Effective Date, the Loan Parties, on a consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

SECTION 3.14 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01 Restatement Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder on the Restatement Effective Date shall not become effective until the satisfaction, or waiver in accordance with Section 9.02, of the following conditions on or before the Restatement Effective Date:

(a) The Lead Arrangers shall have received all documentation and information at least five (5) Business Days prior to the Restatement Effective Date as is reasonably requested in writing by the Lead Arrangers about the Loan Parties, in each case, to the extent (i) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (ii) requested in writing at least ten Business Days prior to the Restatement Effective Date.

(b) The Lead Arrangers shall have received unaudited financial statements for any interim period or periods of Holdings and its Subsidiaries ended after the date of the most recent audited financial statements filed with the Securities and Exchange Commission, including unaudited financial statements for the Fiscal Quarter ending April 29, 2017. The Lead Arrangers shall have received projections of Loan Parties, and an opening pro forma balance sheet for Holdings and its Subsidiaries, in each case in form and substance reasonably satisfactory to the Lead Arrangers, including projected balance sheets, income statements, statements of cash flows and availability of Holdings and its Subsidiaries on a quarterly basis for the period through the end of January 2018 and on an annual basis thereafter through the end of the 2019 Fiscal Year.

(c) The Loan Documents required to be delivered as of the Restatement Effective Date and required to be executed by the Loan Parties shall have been executed by the Loan Parties and copies of executed counterparts thereof shall have been delivered to Administrative Agent, including:

(i) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Restatement Effective Date) of each of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Loan Parties, and Salil R. Virkar, Associate General Counsel of Parent Borrower, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Revolving Lenders shall reasonably request, dated as of the Restatement Effective Date and in form and substance reasonably satisfactory to Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(ii) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(iii) The Administrative Agent shall have received an originally executed Restatement Effective Date Certificate, together with all attachments thereto.

(iv) Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released. None of the Collateral shall be subject to any Liens, except for liens permitted under Section 6.02.

(d) The Administrative Agent shall have received a completed Perfection Certificate dated as of the Restatement Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby.

(e) The Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, an acknowledgement from each Person that was a Lender under the Existing ABL Credit Agreement and who will not be a Lender after the Restatement Effective Date.

(f) Minimum opening Excess Availability as of the Restatement Effective Date, after the application of proceeds of the initial Loans and issuance of initial Letters of Credit made or issued on the Restatement Effective Date, and after provision for payment of all fees and expenses of the Transactions, shall be not less than $750,000,000. Administrative Agent shall have received a Borrowing Base Certificate dated as of, and through the period ended, April 29, 2017.

(g) No Defaults or Events of Default shall exist or have occurred and be continuing. All costs, fees and expenses contemplated hereby due and payable on the Restatement Effective Date to Administrative Agent, Collateral Agent, Lead Arrangers and Lenders shall have been paid to the extent invoiced to Parent Borrower within 5 days prior to the Restatement Effective Date.

(h) There shall not exist any action, suit, investigation, litigation or proceeding pending in any court or before any arbitrator or Governmental Authority that challenges the legality of, or otherwise seeks to enjoin, the credit facility under this Agreement or the other Transactions.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Protective Advance), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties relate to an earlier date, in which case they shall have been true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the total Revolving Credit Exposures shall not exceed the Revolving Credit Line Cap.

(d) At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the total Revolving Credit Exposures will not exceed the amount of $2,350,000,000 (subject to the amount of any increase in the Revolving Commitments in accordance with Section 2.22, so long as any such Loans or Letters of Credit are not prohibited under the Existing Term Loan Agreement or any other agreement governing any Indebtedness of the Loan Parties and would not give rise to the obligation to grant a Lien on any assets of the Loan Parties).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the relevant Borrower or the relevant Account Party, as applicable, on the date thereof as to the matters specified in clauses (a), (b), (c) and (d) of this Section.

SECTION 4.03 Borrowing Subsidiaries. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by a Borrowing Subsidiary is subject to receipt by the Administrative Agent of a Subsidiary Borrower Election with respect to such Borrowing Subsidiary in accordance with Section 2.20 and to the satisfaction of the following further conditions:

(a) If requested by the Administrative Agent or the Required Revolving Lenders, the Administrative Agent shall have received one or more favorable written opinions of counsel for such Borrowing Subsidiary reasonably acceptable to the Administrative Agent, with respect to (i) the organization and existence of such Borrowing Subsidiary, (ii) the due authorization, execution and delivery of the Subsidiary Borrower Election, (iii) the legality, validity and binding effect on such Borrowing Subsidiary of the Subsidiary Borrower Election and this Agreement as modified thereby and (iv) such other matters relating to such Borrowing Subsidiary as the Administrative Agent shall reasonably request.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary and its authorization to be a Borrower, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including the Patriot Act, with respect to such Borrowing Subsidiary.

The Administrative Agent shall promptly provide to each Lender any documentation with respect to any Borrowing Subsidiary that was delivered to the Administrative Agent pursuant to this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and Purchasing covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements; Borrowing Base, Ratings Change and Other Information. The Parent Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a) as soon as available and, in any event, within 90 days after the end of each Fiscal Year of Holdings, its audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available and, in any event, within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, its consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings or the Parent Borrower (i) certifying as to whether a Default has occurred and is continuing on the date thereof and, if a Default has occurred and is continuing on such date, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) within 90 days after the end of each Fiscal Year, an annual financial forecast (in a form consistent with forecasts previously provided, including a quarterly presentation and a liquidity forecast) for Holdings and its Subsidiaries for the subsequent Fiscal Year (including a consolidated balance sheet of Holdings and its Subsidiaries as of the end of the prior Fiscal Year and consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(f) promptly after any Loan Party obtains knowledge that (i) Moody’s or S&P shall have announced a change in the Credit Rating established or deemed to have been established by such rating agency, written notice of such Credit Rating change and (ii) Moody’s or S&P shall have announced a change in the credit rating established by such rating agent with respect to this facility, written notice of such rating change;

(g) (i) within 15 Business Days after the last day of each fiscal month, a Borrowing Base Certificate calculating, certifying and setting forth the Borrowing Base and Availability and supporting information in connection therewith as of the last day of such fiscal month, and including a certification of the Designated Secured Other Obligations at the time of such delivery, together with such additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request, (ii) within five Business Days of the end of each week at any time a Specified Event of Default has occurred and is continuing or during any period after the sum of Excess Availability plus Suppressed Availability is less than the greater of (A) 12.5% of the Revolving Credit Line Cap and (B) $187,500,000 for any 2 consecutive Business Days, a Borrowing Base Certificate calculating, certifying and setting forth the Borrowing Base and Availability and supporting information in connection therewith, in each case as of the last day of such week, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; provided that such period shall be discontinued if no

Specified Event of Default is continuing and the sum of Excess Availability plus Suppressed Availability ceases to be less than such level on a daily basis for four consecutive weeks; provided further that, notwithstanding the foregoing, any information that the Parent Borrower is required to deliver on a weekly basis shall be limited to (x) weekly updates of the gross amounts of Accounts, Eligible Credit Card Receivables, Eligible In-Transit Inventory and Eligible Inventory in detail reasonably acceptable to the Administrative Agent and the Parent Borrower and (y) such other information as reasonably agreed between the Administrative Agent and the Parent Borrower, and (iii) promptly as reasonably practicable after the request therefor, such additional information concerning the Accounts or Inventory of the Loan Parties or adjustments thereto as may be reasonably requested by the Administrative Agent from time to time;

(h) concurrently with the delivery of each Borrowing Base Certificate, a certificate of a Financial Officer certifying the scheduled payment date and principal amount of each scheduled payment of principal required to be made in respect of any Indebtedness due within 120 days after the date of such Borrowing Base Certificate that would require an Amortization Reserve if due within 90 days thereafter;

(i) promptly upon obtaining knowledge of any such event, circumstance or change, a written notice of any event, circumstance or change that has occurred since the delivery of the most recent Borrowing Base Certificate that would (i) reduce the aggregate amount of any of the Eligible Accounts, Eligible Credit Card Receivables or Eligible Inventory or (ii) result in an aggregate amount of any of the Eligible Accounts, Eligible Credit Card Receivables or Eligible Inventory ceasing to be, as applicable, Eligible Accounts, Eligible Credit Card Receivables or Eligible Inventory, in each case by more than (A) $50,000,000, at any time that the Revolving Credit Exposure (not including any LC Exposure) shall not exceed $50,000,000 and the LC Exposure shall not exceed $300,000,000, and (B) $30,000,000, at any other time;

(j) concurrently with any delivery of financial statements under clause (a) or (b) above or within 5 Business Days thereafter, a certificate executed by the chief financial officer of Holdings setting forth the calculation of the Fixed Charge Coverage Ratio for the Test Period as of the end of the immediately preceding Fiscal Quarter of Holdings for which financial statements have been received by Administrative Agent; and

(k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request (other than information which is subject to attorney-client privilege or which would result in a breach of a confidentiality obligation of Holdings or any Subsidiary to any other Person).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest of the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address; (ii) on which such documents are posted to the Securities and Exchange Commission’s (or any Governmental Authority succeeding to any or all of the functions of said Commission’s) website (including as part of any 10-K or 10-Q filing) or (iii) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or any other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) Holdings shall have notified the Administrative Agent of the posting of such documents and (B) in the case of documents required to be delivered pursuant to Section 5.01(a) or (b), Holdings shall deliver electronic copies of such documents to the Administrative Agent if any Lender requests that Holdings deliver such copies until a request to cease delivering copies is given by the Administrative Agent at the request of such

Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02 Notices of Material Events. The Parent Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice after any Financial Officer or other executive officer obtains knowledge of any of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect (other than any Disclosed Matters);

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $100,000,000;

(d) any Lien (other than Liens permitted under Section 6.02(a), (b) or (m)) or claim made or asserted against any of the Collateral in an amount or securing an amount in excess of $30,000,000;

(e) any loss, damage, or destruction to, or any condemnation or other taking by a Governmental Authority of, all or any portion of the Collateral, whether or not covered by insurance, having an aggregate fair market value in excess of $30,000,000;

(f) any default notice received under or with respect to any leased location or public warehouse where Collateral with a fair market value in excess of $50,000,000 is located and that is material to the conduct of the business of Holdings and its Subsidiaries taken as a whole (which shall be delivered within 5 Business Days after receipt thereof); and

(g) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

(a) The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in the legal name of any Loan Party, (ii) in the identity or type of organization or corporate structure of any Loan Party, (iii) in the Federal Taxpayer Identification Number or other identification number of any Loan Party, (iv) in the jurisdiction of organization of any Loan Party, or (v) in the address set forth in the UCC financing statement filed with respect to any Loan Party (including the establishment of any such new chief executive office in respect of any Grantor that is not a registered organization) or any office or facility at which Collateral owned by it having an aggregate fair market value of more than $30,000,000 is located. Holdings and the Parent Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) At the time of each delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (a) of Section 5.01, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth the information required pursuant to Sections 1 (other than clause (d) thereof), 2, 7 and 8 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.04 Existence; Conduct of Business. Each of Holdings and the Parent Borrower will, and will cause each of its Material Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (b) except as would not reasonably be expected to have a Material Adverse Effect, take all reasonable action to preserve, renew and keep in full force and effect its rights, licenses, permits, privileges and franchises; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, transfer of assets or dissolution permitted under Section 6.03 and, in the case of an asset transfer, Section 6.05.

SECTION 5.05 Payment of Obligations. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Properties. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of the business of Holdings and its Subsidiaries (taken as a whole) in good working order and condition, ordinary wear and tear, condemnation and casualty loss excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit the disposition of any property otherwise permitted by this Agreement; provided, further, that nothing in this Section shall prevent Holdings or any Subsidiary from discontinuing the operations or maintenance of any of its properties no longer deemed by Holdings or such Subsidiary, as applicable, to be useful in the conduct of its business.

SECTION 5.07 Insurance. Each of Holdings and the Parent Borrower will, and will cause each of its Material Subsidiaries to, maintain, (1) with financially sound and reputable insurance companies or (2) (other than with respect to Inventory) with association or captive insurance companies or pursuant to self-insurance, (a) insurance in such amounts (with no greater risk retention) and against such risks (including physical loss or damage to the Collateral (including all Inventory constituting Collateral)) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) without duplication, all insurance required to be maintained pursuant to the Collateral Agreement. Policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include a lenders’ loss payable clause in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee, provided that, unless an Event of Default or a Cash Dominion Period shall have occurred and be continuing, (A) the Administrative Agent shall turn over to the Parent Borrower any amounts received by it as loss payee under any such policies and (B) Holdings, Parent Borrower and/or the applicable Material Subsidiary shall have the sole right to make, settle and adjust claims in respect of such insurance. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (A) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (B) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent. Each Loan Party shall deliver to the Administrative Agent a copy of a certificate of insurance evidencing the required coverage on or prior to the Restatement Effective Date and promptly following each renewal or replacement of such policies thereafter. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08 Books and Records; Inspection Rights. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and without disruption of the normal and ordinary conduct of the business of Holdings, the Parent Borrower or any such Subsidiary, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, if an executive officer or a Financial Officer of the Parent Borrower has been afforded an opportunity to be present, independent accountants (subject to such accountants’ customary policies and procedures), all at such reasonable times during normal business hours and as often as reasonably requested. Notwithstanding anything to the contrary in this Section 5.08, none of Holdings, the Parent Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any bona fide arm’s length third party contract or (b) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, that, each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall endeavor in good faith otherwise to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective Related Parties, in a manner that will protect such privilege.

SECTION 5.09 Compliance with Laws. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 5.10 Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans may only be used (a) to repay Indebtedness under the Existing ABL Credit Agreement to the extent that such Indebtedness is not restated as Revolving Loans hereunder, (b) to pay costs, expenses and fees in connection with the Transactions and the credit facility under this Agreement, and (c) for working capital and general corporate purposes of Borrowers (including capital expenditures and permitted acquisitions). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued to support obligations of the Account Parties in respect of purchases of inventory in the ordinary course of business, as well as other obligations of Holdings and its Subsidiaries incurred without violation of this Agreement.

SECTION 5.11 Additional Guarantee Parties. If any Subsidiary (other than any Foreign Subsidiary or any Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) becomes a Material Subsidiary or otherwise becomes a Guarantee Party after the Restatement Effective Date, Holdings and the Parent Borrower shall, within fifteen Business Days after such Subsidiary becomes a Material Subsidiary or a Guarantee Party (as applicable), notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary.

SECTION 5.12 Further Assurances. Each of Holdings and the Parent Borrower will, and will cause each Guarantee Party and each Additional Grantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Revolving Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Guarantee Parties and the Additional Grantors. Holdings and the Parent Borrower also agree to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.13 Maintenance of Ratings. Holdings will use commercially reasonable efforts to maintain continuously in effect (i) a Credit Rating from each of Moody’s and S&P in respect of Holdings and (ii) a credit rating of this facility from each of Moody’s and S&P.

SECTION 5.14 Appraisals. Once in each twelve month period (unless the Parent Borrower otherwise requests that additional appraisals of Inventory be conducted in the relevant twelve month period, as provided below), so long as the sum of the Excess Availability plus the Suppressed Availability is not less than 20% of the Revolving Credit Line Cap for 2 consecutive Business Days, or no Specified Event of Default exists, at the request of the Administrative Agent or Collateral Agent, the Loan Parties will permit the Administrative Agent to conduct, and the Administrative Agent shall conduct, one appraisal or update thereof of their Inventory by an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisal or update to include, without limitation, information required by applicable law and regulations; provided, that, (a) if a Specified Event of Default has occurred and is continuing, there shall be no limitation on the number of such appraisals that Administrative Agent may conduct at the expense of Borrowers, (b) if the sum of the Excess Availability plus the Suppressed Availability is less than 20% of the Revolving Credit Line Cap for 2 consecutive Business Days during such twelve month period, upon the request of Administrative Agent or Collateral Agent, the Loan Parties will permit the Administrative Agent to conduct, and Administrative Agent may conduct, 2 appraisals by such appraiser during such twelve month period at the expense of Borrowers, and (c) the Loan Parties will permit such other appraisals as Administrative Agent or Collateral Agent may request at any time at its own expense. In addition to the foregoing, the Parent Borrower may request in writing that the Administrative Agent conduct additional appraisals of Inventory from time to time in order to effect a change in the Net Recovery Percentage of any of the Eligible Inventory or to evaluate and appraise any Additional Inventory (and such appraisals shall not be considered for purposes of any limitation on appraisals provided for herein). For purposes of this Section 5.14, it is understood and agreed that a single appraisal may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. All such appraisals shall be commenced upon reasonable notice to the Parent Borrower and performed during normal business hours of the Parent Borrower, and all reasonable out-of-pocket costs of such appraisals shall be at the sole expense of the Parent Borrower, except for appraisals conducted pursuant to clause (c) above.

SECTION 5.15 Field Examinations. Once in each twelve month period, so long as the sum of the Excess Availability plus the Suppressed Availability is not less than 20% of the Revolving Credit Line Cap for 2 consecutive Business Days, or no Specified Event of Default exists, at the request of the Administrative Agent or Collateral Agent, the Loan Parties will permit the Administrative Agent, the Collateral Agent or professionals engaged by Administrative Agent or the Collateral Agent to conduct, and the Administrative Agent, Collateral Agent or such professionals shall conduct, one field examination of (a) the books and records relating to the accounts of the Loan Parties and (b) the inventory of the Loan Parties, in each case to ensure the adequacy of the Collateral included in the Borrowing Base and related reporting and control systems; provided that (i) if a Specified Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of field examinations that the Administrative Agent, Collateral Agent or such professionals may conduct at the expense of Borrowers, (ii) if the sum of the Excess Availability plus the Suppressed Availability is less than 20% of the Revolving Credit Line Cap for 2 consecutive Business Days during such twelve month period, Administrative Agent, the Collateral Agent or professionals engaged by them may conduct 2 field examinations during such twelve month period at the expense of Borrowers, and (iii) Administrative Agent, the Collateral Agent or professionals engaged by them may conduct such other field examinations any time at their own expense. For purposes of this Section 5.15, it is understood and agreed that a single field examination may be conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. All such field examinations shall be commenced upon reasonable advance notice to the Parent Borrower and performed during normal business hours of the Parent Borrower, and all reasonable out-of-pocket costs of such field examinations shall be at the sole expense of the Parent Borrower except for field examinations conducted pursuant to clause (iii) of this Section 5.15.

SECTION 5.16 Cash Management; Control Agreements.

(a) After the Restatement Effective Date, the Loan Parties, promptly upon the request of the Administrative Agent, shall deliver to the Administrative Agent a schedule of all Deposit Accounts and Securities Accounts that are maintained by the Loan Parties, which Schedule shall include, with respect to each depository, (i) the name and address of such depository, (ii) the account number(s) maintained with such depository, and (iii) a contact person at such depository.

(b) Each Loan Party shall have entered into a Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, with (i) the bank which maintains Parent Borrower’s main concentration account (the “Concentration Account”), (ii) the bank which maintains each Specified Demand Account, and (iii) each bank with which each Loan Party maintains each of the Deposit Accounts described on Schedule 5.16 (the Concentration Account and each other account at any time subject to a Control Agreement, a “Control Account”) and shall at all times thereafter cause all such accounts to be maintained as Control Accounts, provided, that, Loan Parties shall not be required to enter into a Control Agreement with respect to (A) Deposit Accounts used exclusively in connection with any retail store or stores, (B) Excluded Accounts or (C) except as provided in clause (d) below, any Securities Account. Unless the Administrative Agent has given contrary instructions to the applicable bank or financial institution pursuant to the applicable Control Agreement, the Loan Parties shall cause all proceeds of Collateral received in Deposit Accounts used by its retail stores that are not Control Accounts, and all other amounts otherwise constituting or received in respect of proceeds of Collateral received in Control Accounts other than the Concentration Account, in each case to be transferred each Business Day (or with such other frequency as Administrative Agent may agree) to the Concentration Account; provided that this sentence shall not apply to any Excluded Accounts or Specified Demand Accounts. Each Loan Party shall direct all credit card issuers and processors that are obligated to make payments to such Loan Party, and those customers making payments on Accounts and other payments on Collateral to make daily transfers of the payments due from such issuer, processor or other Person to a Control Account.

(c) Unless the Administrative Agent has given contrary instructions to the applicable bank or financial institution pursuant to the applicable Control Agreement, the Loan Parties shall cause the wire transfer on each Business Day (whether or not there are at the time outstanding Loans) of all available cash receipts to the Concentration Account, from:

(i) the sale of Inventory;

(ii) all proceeds of collections of Accounts (including in respect of credit card receivables, whether or not constituting Eligible Credit Card Receivables); and

(iii) each Control Account (including all cash deposited therein), other than any Specified Demand Account.

(d) (i) At any time the Revolving Credit Exposure shall be equal to or greater than 40% of the Revolving Credit Line Cap but less than 60% of the Revolving Credit Line Cap, the Loan Parties shall maintain not less than 40% of the aggregate amount of “cash short-term investments” (as such term is used in the balance sheet of Holdings and its consolidated Subsidiaries and consistent with the current practices of Holdings as of the date hereof) in the Specified Demand Accounts maintained with Wells Fargo or Bank of America identified in writing to Administrative Agent and (ii) at any time the Revolving Credit Exposure shall be equal to or greater than 60% of the Revolving Credit Line Cap, the Loan Parties shall maintain not less than 100% of the aggregate amount of “cash short-term investments” (as such term is used in the balance sheet of Holdings and its consolidated Subsidiaries and consistent with the current practices of Holdings as of the date hereof) in the Specified Demand Accounts maintained with Wells Fargo or Bank of America identified in writing to Administrative Agent, provided, that, such “cash short-term investments” may inadvertently be less than the applicable percentage set forth above of the aggregate amount thereof for up to 10 Business Days, but in no event for any reason for any period less than 20% of the aggregate amount thereof. The amounts of such “cash short-term investments” shall be reported to Administrative Agent with the delivery of each Borrowing Base Certificate and upon request of Administrative Agent.

(e) At any time that Excess Availability shall have been less than 40% of the Revolving Credit Line Cap for 2 consecutive Business Days, each Loan Party shall reasonably promptly transfer all funds in any Securities Accounts or Deposit Accounts that are not subject to a Control Agreement (other than (i) Excluded Accounts, (ii) Deposit Accounts used exclusively in connection with any retail store or stores and (iii) Deposit Accounts or Securities Accounts containing solely the identifiable cash proceeds of property that was Term Loan/Notes Exclusive Collateral when such cash proceeds arose) to a Specified Demand Account, provided, that, at any time thereafter Loan Parties shall not be required to transfer such funds if Excess Availability shall have been equal to or greater than 40% of the Revolving Credit Line Cap for at least 30 consecutive calendar days (until such time as Excess Availability may again be less than such amount for 2 consecutive Business Days).

(f) If on any date (i) Excess Availability shall be less than 25% of the Revolving Credit Line Cap or (ii) the Revolving Credit Exposure (not including any LC Exposure) shall exceed 50% of the Revolving Credit Line Cap, then (A) each Loan Party shall promptly enter into an amendment to the Collateral Agreement satisfactory to the Administrative Agent pursuant to which such Loan Party shall, for the benefit of the Secured Parties grant a Lien on all its Securities Accounts which prior to such amendment shall have been excluded from the Lien of the Collateral Agreement (other than any Securities Account containing solely the identifiable cash proceeds of property that was Term Loan/Notes Exclusive Collateral when such cash proceeds arose) and (B) the Loan Parties shall within 30 days after such date (or such later date as the Administrative Agent may reasonably agree in its sole discretion) enter into Control Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with the applicable securities intermediaries in respect of such Securities Accounts as shall be required so that after giving effect thereto all cash or cash equivalents owned by the Loan Parties (other than (i) amounts contained in Excluded Accounts, (ii) amounts in any Deposit Accounts used exclusively in connection with any retail store or stores and (iii) any Deposit Account or Securities Account containing solely the identifiable cash proceeds of property that was Term Loan/Notes Exclusive Collateral when such cash proceeds arose) shall be held in Control Accounts and shall at all times thereafter cause all such accounts to be maintained as Control Accounts.

(g) The Loan Parties may close Deposit Accounts, Securities Accounts or Control Accounts and/or open new Deposit Accounts, Securities Accounts or Control Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Control Agreements to the extent required by the provisions of this Section 5.16 and any such required Control Agreements shall be reasonably satisfactory to the Administrative Agent. The Loan Parties shall furnish the Administrative Agent with prior written notice of their intention to open or close a Control Account.

(h) Each of Holdings and the Parent Borrower hereby acknowledges and agrees on behalf of itself and each other Loan Party that (i) the funds on deposit in the Concentration Account, all other Control Accounts and, subject to clause (f) above, all Securities Accounts shall at all times continue to be collateral security for all of the Obligations and (ii) during a Cash Dominion Period, such Loan Party shall have no right of withdrawal from the Concentration Account and the funds on deposit in the Concentration Account (and any other Control Account or Securities Account that are not being transferred to the Concentration Account) shall be transferred to the Revolving Agent Payment Account for application to the Obligations as provided in this Agreement and the Collateral Agreement (except for (i) amounts permitted to be held as Permitted Investments pursuant to Section 6.04(a), (ii) proceeds of assets, other than ABL Priority Collateral, subject to Liens permitted under Section 6.02, to the extent such proceeds are required to be applied to the payment of the applicable obligations secured thereby and (iii) amounts contained in Deposit Accounts or Securities Accounts containing solely the identifiable cash proceeds of property that was Term Loan/Notes Exclusive Collateral when such cash proceeds arose). In the event that any Loan Party receives or otherwise has dominion and control of any such proceeds or collections in contravention of the provisions of this Section 5.16, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(i) Any amounts received in the Concentration Account at any time when all of the Obligations then due have been and remain fully repaid (and all deposits required to be made pursuant to Section 2.09(g) or 2.17(g) shall have been made) shall, upon the request of Parent Borrower and subject to applicable law, be remitted to the operating account of the Parent Borrower maintained with the Administrative Agent.

(j) The Administrative Agent shall give any notice of exclusive control or similar notice for any Control Account at such time as a Cash Dominion Period has occurred and is continuing. The Administrative Agent shall not give any notice of exclusive control or similar notice for any Control Account unless a Cash Dominion Period has occurred and is continuing. Upon the written request of Parent Borrower, the Administrative Agent shall promptly (but in any event within five Business Days) furnish written notice to each Person with whom a Control Account is maintained of any termination of a Cash Dominion Period.

SECTION 5.17 Environmental Laws. Except for the Disclosed Matters and except with respect to any matters that, individually or in the aggregate, would not result in a Material Adverse Effect, each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, (a) conduct its operations and keep and maintain its real property in material compliance with all Environmental Laws; and (b) obtain and renew all environmental permits necessary for its operations and properties.

SECTION 5.18 Lender Meetings. Within sixty (60) days after the receipt by Administrative Agent of the audited financial statements pursuant to Section 5.01(a) for the then most recently ended Fiscal Year of Holdings or on such other date as Administrative Agent and Parent Borrower may agree, at the request of Administrative Agent or of the Required Revolving Lenders and upon reasonable prior notice, (a) at the request of Revolving Agent or of the Required Revolving Lenders, Borrowers will hold one meeting (at a mutually agreeable location and time or, at the option of Administrative Agent, by conference call) with all Revolving Lenders who choose to attend such meeting.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and Purchasing covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.01 and amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof; provided, that, Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness for cash prior to the stated maturity date of such Indebtedness shall be treated as maturing on the nearest such redemption date for purposes of the foregoing conclusions;

(c) Indebtedness of Holdings to any Subsidiary and of any Subsidiary to Holdings or any other Subsidiary; provided, that, any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(d) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of (i) so long as such Subsidiary also guarantees the Obligations on a pari passu basis, any Loan Party or (ii) any other Subsidiary; provided, that, such Guarantees of Indebtedness of Subsidiaries that are not Loan Parties are incurred in compliance with Section 6.04;

(e) Permitted Indebtedness;

(f) Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets or to finance the acquisition of computer hardware or software or other information technology assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided, that, (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $750,000,000 at any time outstanding;

(g) Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided, that, (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $500,000,000 at any time outstanding and (iii) after giving effect to such Person becoming a Subsidiary and such Indebtedness, the Fixed Charge Coverage Ratio for the Test Period in effect at the time such Person becomes a Subsidiary shall be not less than 1.10 to 1.00 (determined on a pro forma basis in accordance with Section 1.04(b) as of the last day of such Test Period);

(h) Permitted Long-Term Indebtedness;

(i) Permitted First-Lien Indebtedness, Permitted Second-Lien Indebtedness and any refinancings, extensions, renewals and replacements of any such Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness (provided, that, any such refinancings, extensions, renewals and replacements shall qualify as Permitted First-Lien Indebtedness, Permitted Second-Lien Indebtedness or Permitted Long-Term Indebtedness) that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such refinancing, extension, renewal or replacement), provided, that, the aggregate principal amount of Indebtedness permitted by this clause (i), other than refinancings, extensions, renewals and replacements that constitute Permitted Long-Term Indebtedness, shall not exceed $2,250,000,000 at any time outstanding (plus an amount for customary original issue discount in respect thereof);

(j) other Indebtedness in an aggregate principal amount not exceeding $500,000,000 at any time outstanding;

(k) Indebtedness consisting of letters of credit, guarantees or other credit support provided in respect of trade payables of Parent Borrower or any Subsidiary, in each case issued for the benefit of any bank, financial institution or other Person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of Parent Borrower or any of its Subsidiaries, so long as (i) other than in the case of Secured Supply Chain Obligations, such Indebtedness is unsecured, (ii) the terms of such trade payables shall not have been extended in connection with the Permitted Supply Chain Financing and (iii) such Indebtedness represents amounts not in excess of those which Parent Borrower or any of its Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables (“Permitted Supply Chain Financing”);

(l) (i) unsecured Indebtedness of Holdings or Parent Borrower convertible into, or by reference to, common Equity Interests (other than Disqualified Equity Interests) of Holdings or Parent Borrower,(ii) preferred Equity Interests (other than Disqualified Equity Interests) of Holdings convertible into common Equity Interests (other than Disqualified Equity Interests) of Holdings, (iii) preferred Equity Interests (other than Disqualified Equity Interests) of Holdings, (iv) any “call spread”, “capped call” or similar transactions entered into in connection with such Indebtedness or preferred Equity Interests (other than Disqualified Equity Interests) or mandatorily convertible units of Indebtedness and such Equity Interests, and (v) mandatorily convertible units of Indebtedness and Equity Interests, so long as (A) any Indebtedness portion thereof is unsecured and (B) the purchase contract constituting such Equity Interests is for common stock (other than Disqualified Equity Interests); provided, that, (1) any such Indebtedness is not guaranteed by any Subsidiary of Holdings (other than Parent Borrower), (2) such Indebtedness or preferred stock does not mature or become mandatorily payable (including pursuant to a mandatory offer to purchase) prior to the ninetieth (90th) day after the Latest Maturity Date (measured as of the time that such Indebtedness or preferred stock is incurred or issued, as applicable) (other than pursuant to Customary Mandatory Prepayment Terms or the Indebtedness portion of any mandatorily convertible units) and (3) any “net settlement” features of such Indebtedness shall be permitted by Section 6.14;

(m) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Agreement, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly managing risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation;

(n) unsecured reimbursement obligations in respect of standby letters of credit issued in the ordinary course of business for the account of Holdings, Parent Borrower, or any other direct or indirect Subsidiary of Holdings so long as only Parent Borrower and Holdings are obligated to reimburse the issuer thereof in the case of any drawing;

(o) Indebtedness outstanding under the Existing Term Loan Documents;

(p) Indebtedness pursuant to Sale/Leaseback Transactions consummated pursuant to Section 6.06(b); and

(q) Indebtedness issued by Holdings or any of its Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests (other than Disqualified Equity Interests) held by any future, present or former employee, director or consultant of Holdings or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement, in each case to the extent would be permitted by Section 6.07(f) if such purchase or redemption was made as a Restricted Payment;

SECTION 6.02 Liens. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of Holdings or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Restatement Effective Date and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a

Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(e) Liens on fixed or capital assets or on computer hardware or software or other information technology assets which are acquired, constructed or improved by Holdings or any Subsidiary; provided, that, (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings or any Subsidiaries;

(f) Liens in respect of leases, subleases, licenses and any other occupancy rights or agreements granted to other Persons in the ordinary course of business and not materially interfering with the conduct of business of Holdings and its Subsidiaries, taken as a whole;

(g) Liens arising out of conditional sale, title retention, consignment (including “sale or return” arrangements) or similar arrangements for the sale of goods entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business, provided, that, the aggregate amount of such goods shall not exceed $100,000,000 at any one time;

(h) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods;

(i) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(j) the sale or discount, in the ordinary course of business, of accounts receivable in connection with the compromise or collection thereof and not in connection with any financing or factoring arrangement;

(k) Liens securing Indebtedness of a Subsidiary to a Loan Party or of a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(l) Liens on property subject to Sale/Leaseback Transactions not prohibited by Section 6.06(b) and general intangibles related thereto;

(m) Liens on assets of Loan Parties that do not constitute Collateral (and (i) proceeds of such assets and (ii) assets (other than assets of the type referred to in clauses (i) through (iv) of Section 3.01(a) of the Collateral Agreement) related to such assets, whether or not constituting Collateral, provided, that, such Liens securing any Permitted First-Lien Indebtedness may attach, on a first-priority basis, to any Deposit Account used solely to deposit proceeds of the assets securing such Indebtedness as permitted by the definition of “Permitted First-Lien Indebtedness” to be deposited in such Deposit Account) and second-priority (or other junior priority) Liens on the Collateral, in each case securing Indebtedness permitted pursuant to Section 6.01(i), provided further that any such Liens on Collateral must secure only Permitted Second-Lien Indebtedness and, subject to the applicable Intercreditor Agreement, Permitted First-Lien Indebtedness;

(n) Liens on insurance policies and the proceeds thereof (other than any insurance policies or proceeds thereof constituting Collateral) and unearned premiums securing the financing of premiums with respect thereto as provided under clause (b) of the definition of Permitted Indebtedness;

(o) to the extent constituting a Lien, sales or assignments of any litigation claims or rights to receive payments with respect to any such claims;

(p) to the extent constituting a Lien, sales or assignments of any right to receive rental payments permitted under Section 6.05;

(q) Liens on cash or cash equivalents securing Swap Agreements permitted under Section 6.04(h), provided, that, the aggregate amount of such cash or cash equivalents shall not exceed $50,000,000 at any time;

(r) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, provided, that, the aggregate amount of such obligations which such Liens secure shall not exceed $35,000,000 at any time;

(s) other Liens (other than Liens on any Collateral (other than Specified Involuntary Liens securing obligations not in excess of $20,000,000 at any time)) securing monetary obligations, provided, that, (i) the sum of the aggregate amount of all monetary obligations secured by Liens pursuant to this clause (s), plus the aggregate amount of all cash consideration received on or after the Restatement Effective Date in respect of Sale/Leaseback Transactions made in reliance on clause (b) of Section 6.06, shall not at any time exceed the greater of $500,000,000 and 7.5% of Net Tangible Assets as of the most recent Fiscal Quarter (or Fiscal Year) end for which financial statements shall at such time have been delivered pursuant to Section 5.1(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) for financial statements referred to in Section 3.04) at any time and (ii) the aggregate book value of all assets subject to Liens pursuant to this clause (s) shall not at any time exceed $225,000,000; and

(t) Liens created under the Existing Term Loan Documents which are subject to the Existing Intercreditor Agreement or any other applicable Intercreditor Agreement.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 (other than (1) involuntary Permitted Encumbrances, (2) Specified Involuntary Liens securing obligations not in excess of $20,000,000 at any time and (3) those permitted under clauses (a), (c), (g), (h) or (m) above) may at any time attach to any Collateral.

SECTION 6.03 Fundamental Changes.

(a) Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with or into or consolidate with the Parent

Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Person may merge with or into or consolidate with any Subsidiary in a transaction in which the surviving entity is or becomes a Subsidiary and (if any party to such merger or consolidation is or becomes a Loan Party) is a Loan Party; provided that any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to or after giving effect to such merger or consolidation shall comply with Sections 6.04 and 6.05, as applicable, (iii) any Subsidiary (other than the Parent Borrower) may liquidate or dissolve or change its legal form if the Parent Borrower determines in good faith that such liquidation or dissolution or change in legal form is in the best interests of the Parent Borrower and its subsidiaries and is not materially disadvantageous to the Lenders; provided that, in the case of a liquidation or dissolution of a Subsidiary that is a Loan Party, the Person into which such Subsidiary is liquidated or dissolved shall be a Loan Party and shall succeed to or assume all obligations of such Loan Party under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent, (iv) any merger the sole purpose and effect of which is to reincorporate or reorganize a Person in another jurisdiction in the United States shall be permitted; provided that, (A) if such Person is a Loan Party, the surviving entity is a Loan Party (and, if not a Loan Party before such merger, shall assume all obligations of such Loan Party under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent), and (B) notwithstanding anything to the contrary contained herein, in no event shall any merger or any other action result in the change of the jurisdiction of organization of such Person to a jurisdiction outside of the United States, and (v) a merger, dissolution, liquidation, consolidation, sale, transfer or other disposition the purpose and effect of which is to effect a transaction permitted pursuant to Section 6.05.

(b) Holdings will not, and will not permit any of its Subsidiaries to, engage to any extent material to Holdings and its Subsidiaries (taken as a whole) in any business other than the businesses of the type conducted by Holdings and its Subsidiaries on the Restatement Effective Date and businesses reasonably related, ancillary or complementary to the business or businesses of Holdings or any Subsidiary or any reasonable extension, development or expansion thereof.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or hold any loans or advances to, Guarantee any obligations of, or make or hold any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or enter into any other Acquisition (each referred to for purposes of this definition as an “investment”), except:

(a) Permitted Investments; provided, that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Period, no Permitted Investments shall be permitted (except in Excluded Accounts), unless no Revolving Loans are then outstanding, except that notwithstanding that any Revolving Loans are outstanding at any time during a Cash Dominion Period, the Loan Parties may from time to time in the ordinary course of business consistent with their current practices as of the date hereof make deposits of cash or other immediately available funds with proceeds of Revolving Loans in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Permitted Investments consisting of overnight investments until so drawn (so long as (i) such funds and Permitted Investments are not held more than two (2) Business Days from the date of the initial deposit thereof and (ii) such Permitted Investments are pledged to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent;

(b) investments existing on the Restatement Effective Date and set forth on Schedule 6.04, and any refinancing, replacement, renewal or extension of any such investment which does not increase the amount thereof except pursuant to the terms of such investment as of the Restatement Effective Date (as set forth on Schedule 6.04) or as otherwise permitted by another clause of this Section 6.04;

(c) investments by Holdings and its Subsidiaries in Equity Interests in their respective Subsidiaries;

(d) loans or advances made by Holdings to any Subsidiary and made by any Subsidiary to Holdings or any other Subsidiary;

(e) Guarantees, subject to the limitations of Section 6.01 in the case of Indebtedness;

(f) investments received in connection with the bankruptcy or reorganization of, or settlement or satisfaction or partial satisfaction of delinquent accounts and disputes with, customers, suppliers and other account debtors, in each case in the ordinary course of business or upon the foreclosure with respect to any secured investment;

(g) extensions of trade credit in the ordinary course of business;

(h) investments under Swap Agreements entered into in the ordinary course and not for speculative purposes, or entered into in connection with an issuance of Indebtedness or preferred Equity Interests convertible into, or by reference to, Equity Interests of Holdings or any Subsidiary (or any mandatorily convertible units of Equity Interests and Indebtedness);

(i) investments held by a Subsidiary acquired after the Restatement Effective Date or of a Person merged or consolidated with or into the Parent Borrower or a Subsidiary in accordance with this Agreement after the Restatement Effective Date to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(j) investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(k) promissory notes and other non-cash consideration that is permitted to be received in connection with dispositions permitted by Section 6.05(k) or 6.05(o);

(l) investments made in any Permitted Supply Chain Financing;

(m) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(n) other investments (other than Acquisitions); provided that at the time of and immediately after giving effect to any such investment, each of the Payment Conditions is satisfied;

(o) without duplication of any other clauses of this Section 6.04, other investments that do not exceed $75,000,000 in the aggregate at any time outstanding, determined as of the date of such investment;

(p) investments with identifiable proceeds of the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings or Parent Borrower made after the date hereof; provided that,

(a) at the time of, and immediately after giving effect to, any such investment, no Event of Default or Cash Dominion Period shall have occurred and be continuing and (b) such proceeds shall be remitted to and held in a Deposit Account of a Loan Party that is not subject to a Control Agreement until such investment is made;

(q) to the extent constituting investments, Restricted Payments permitted by Section 6.07 or any purchase, repurchase or other acquisition of Indebtedness permitted by Section 6.13;

(r) Permitted Acquisitions; and

(s) unsecured reimbursement obligations in respect of standby letters of credit issued in the ordinary course of business for the account of Holdings, Parent Borrower, or any other direct or indirect Subsidiary of Holdings so long as only Parent Borrower and Holdings are obligated to reimburse the issuer thereof in the case of any drawing.

Notwithstanding the foregoing, any investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other monetary obligations of, Subsidiaries that are not Loan Parties permitted pursuant to this Section 6.04 (excluding all such investments, loans, advances and Guarantees existing on the Restatement Effective Date and permitted by clause (b) above) shall be subject to the condition that, at the time such investment is made and after giving effect thereto, each of the Payment Conditions is satisfied.

SECTION 6.05 Asset Sales. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings and the Parent Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than directors’ qualifying shares or to the extent required by applicable law) (each referred to for purposes of this definition as a “disposition”), except:

(a) sales of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

(b) disposals of inventory pursuant to promotional or similar activities in the ordinary course of business;

(c) dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of Holdings and the Subsidiaries;

(d) dispositions to the Parent Borrower or a Subsidiary; provided, that, any such disposition to any Subsidiary that is not a Loan Party by any Loan Party shall, unless such disposition is made at a price and on terms and conditions not less favorable to each applicable Loan Party in any material respect than could be obtained on an arm’s-length basis from unrelated third parties, be deemed to be an investment and shall only be permitted to the extent it would be permitted under Section 6.04;

(e) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) in the ordinary course of business of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable in the ordinary course of business;

(f) (i) any exchange of real property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code or (ii) dispositions of equipment in the ordinary course of business to the extent that (A) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (B) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;

(g) any disposition arising from condemnation or similar action with respect to any property or other assets, or voluntary exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(h) the lapse or abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and the other Subsidiaries taken as a whole;

(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), (i) in the ordinary course of business and which do not materially interfere with the business of Holdings and the Subsidiaries, taken as a whole, or (ii) in connection with the discontinuance of the operations of any Facility no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business of Holdings and the Subsidiaries, taken as a whole;

(j) the unwinding of Swap Agreements;

(k) dispositions of accounts receivable in connection with the collection or compromise thereof;

(l) (i) any dividend or other Restricted Payment permitted pursuant to (or expressly not prohibited by) Section 6.07, (ii) any investment pursuant to Section 6.04 and (iii) any Lien permitted by Section 6.02;

(m) sales of fixed or capital assets pursuant to Section 6.06(a);

(n) any issuance of Equity Interests by, or disposition of Equity Interests of, any Subsidiary that is not a Material Subsidiary;

(o) sales and transfers (including Sale/Leaseback Transactions permitted by Section 6.06) of real estate of any Loan Party so long as (i) no Event of Default then exists or would arise therefrom, and (ii) such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 75% cash or cash equivalents;

(p) so long as no Event of Default exists or would arise as a result of the transaction, sales of a Subsidiary or any business segment which is a Non-Core Business Segment, or any portion thereof, (i) to any Person other than a Loan Party or a Subsidiary, for fair market value and so long as the consideration received for such sale or transfer is at least 75% cash or cash equivalents, or (ii) to a Subsidiary, if such sale or transfer is for fair market value and the entire consideration received for such sale or transfer is paid in cash or cash equivalents; provided, that, the aggregate amount of Consolidated Adjusted EBITDA attributable to all such Non-Core Business Segments or portions thereof sold in reliance on this clause (p) after the Restatement Effective Date during the term of this Agreement, in each case calculated as of the Fiscal Year immediately prior to the date of its sale, shall not exceed $100,000,000.

(q) bulk sales or other dispositions of Inventory of a Loan Party not in the ordinary course of business in connection with the closing of stores (i) during any Fiscal Year representing not more than

20% of the total stores of Holdings and its Subsidiaries as of the first day of such Fiscal Year (and for purposes of this calculation stores to be closed as set forth on Schedule 6.05 hereto shall be treated as having been closed on the Fiscal Year ending January 28, 2017) and (ii) during the term of this Agreement representing not more than 40% of the total stores of Holdings and its Subsidiaries as of the Restatement Effective Date (and for purposes of calculation stores to be closed as set forth on Schedule 6.05 hereto shall be treated as having been closed prior to the Restatement Effective Date), provided that (A) any such sale or disposition is at arm’s-length, (B) the consideration received for such sale or disposition is at least 75% cash (or, in the case of any sale, transfer or other disposition of more than 10% of the Collateral, 90% cash), and (C) a professional liquidator acceptable to the Administrative Agent shall have been engaged in connection with any sale or other disposition of more than 10% of the Collateral;

(r) sales, transfers and other dispositions of assets (other than Equity Interests in a Material Subsidiary) that are not permitted by any other clause of this Section, provided, that,

(i) each such sale, transfer or disposition shall be made at fair value and for at least 75% cash consideration (or, in the case of any sale, transfer or other disposition of more than 10% of the Collateral, 90% cash consideration),

(ii) at the time any such sale, transfer or other disposition is consummated and after giving effect thereto, the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause (r) after the Restatement Effective Date during the term of this Agreement and the aggregate cash consideration received from Sale/Leaseback Transactions pursuant to Section 6.06(b) after the Restatement Effective Date during the term of this Agreement shall not exceed, in the aggregate, the greater of $500,000,000 and 7.5% of Net Tangible Assets as of the most recent Fiscal Quarter (or Fiscal Year) end for which financial statements shall at such time have been delivered pursuant to Section 5.01(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) for financial statements referred to in Section 3.04) (and in any event the value of any such assets constituting Collateral so sold, transferred or otherwise disposed of in reliance on this clause (r) shall not exceed $200,000,000 after the Restatement Effective Date),

(iii) a professional liquidator acceptable to the Administrative Agent shall have been engaged in connection with any sale, transfer or other disposition of more than 10% of the Collateral and

(iv) at the time any such sale, transfer or other disposition is consummated, no Default shall have occurred and be continuing;

(s) any sale or assignments of any litigation claims or rights to receive payments with respect to any such claims;

(t) any voluntary termination of any (or any portion of any) real property lease, sublease or other occupancy agreement in the ordinary course of business or in connection with the discontinuance of the operations of any Facility no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business; and

(u) a disposition of the condominium within the Overland Park, Kansas store to the developer thereof for payment of nominal consideration;

provided that (A) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (d), (h), (j) and (l) above) shall be made for fair value, and (B) no sale or transfer of any Intellectual Property (as defined in the Collateral Agreement) shall be made that would result in the loss by Holdings and the Subsidiaries of the free and unconditional use of the jcpenney name or any trade name or brand name needed for the disposition of any Eligible Inventory or prevent, delay, hinder or increase the cost of the Administrative Agent’s exercise of its rights under the license to Intellectual Property granted under the Collateral Agreement (it being understood that this clause (B) is not intended to prevent the grant of any license or Lien on Intellectual Property so long as all rights necessary to enable the Administrative Agent to exercise its rights in respect of the Collateral are reserved). This Section shall not be construed to prohibit transfers of cash by Holdings or any of its Subsidiaries that are not prohibited by any other provision of this Agreement. For purposes of the 75% cash requirement set forth in clauses (o), (p) and (r) above, the following shall be deemed to be “cash”: (i) any liabilities (as shown on Holdings’, Parent Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto (other than any liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition, (ii) any notes or other obligations or other securities or assets received by Holdings, Parent Borrower or any Subsidiary of Holdings in the applicable disposition that are converted into cash or cash equivalents within 180 days of the receipt thereof (to the extent of the cash or cash equivalents received), (iii) any Designated Non-Cash Consideration received by Holdings, Parent Borrower or any Subsidiary of Holdings in the applicable disposition having an aggregate fair market value (as determined in good faith by Parent Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed, at the time of receipt of such consideration, 1.0% of Net Tangible Assets as of the most recent Fiscal Quarter (or Fiscal Year) end for which financial statements shall at such time have been delivered pursuant to Section 5.01(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) for financial statements referred to in Section 3.04) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (iv) any long term assets used or useful in the business of Holdings or any Subsidiary that is a Loan Party. This Section shall not be construed to prohibit transfers of cash by Holdings or any of its Subsidiaries that are not prohibited by any other provision of this Agreement.

SECTION 6.06 Sale and Leaseback Transactions. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property (real or personal) used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property (or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred) for a period of time in excess of three (3) years (each such transaction, a “Sale/Leaseback Transaction”), except for any such sale of fixed or capital assets that (a) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after Holdings, the Parent Borrower or such Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset or (b) is made for cash consideration in an amount not less than the fair value of such fixed or capital asset; provided that (i) any such sale or transfer made in reliance on this clause (b) is permitted by Section 6.05(o) or Section 6.05(r) and (ii) the sum of the aggregate amount of all cash consideration received on or after the Restatement Effective Date in respect of all Sale/Leaseback Transactions made in reliance on this clause (b) and Section 6.05(o), plus the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on Section 6.05(r) after the Restatement Effective Date during the term of this Agreement, shall not exceed the greater of $500,000,000 and 7.5% of Net Tangible Assets as of the most recent Fiscal Quarter (or Fiscal Year) end for which financial statements shall at such time have been delivered pursuant to Section 5.01(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal year) for such financial statements referred to in Section 3.04).

SECTION 6.07 Restricted Payments. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except:

(a) any wholly-owned Subsidiary may distribute any cash, property or assets to Holdings, the Parent Borrower or any other Subsidiary that is its direct or indirect parent;

(b) any Subsidiary may declare and pay dividends ratably with respect to its Equity Interests or a class or series of its Equity Interests;

(c) to the extent constituting Restricted Payments, the Subsidiaries may enter into and consummate transactions permitted by Section 6.03;

(d) Holdings may pay cash in lieu of fractional Equity Interests;

(e) repurchases of Equity Interests of Holdings (i) deemed to occur on the exercise of stock options or warrants or similar rights if such Equity Interests represent the delivery of a portion of the Equity Interests subject to such options or warrants or similar rights in satisfaction of the exercise price of such stock options, warrants or similar rights (and do not involve cash consideration) or (ii) deemed to occur in the case of payment by Holdings or the Parent Borrower of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), in connection with the exercise or vesting of stock options, restricted stock warrants or similar rights (in lieu of a portion of the shares that otherwise would be issued upon such exercise or vesting);

(f) Holdings may make any additional Restricted Payments in cash; provided, that, at the time of declaration (in the case of a dividend) or payment (in all other cases) and after giving effect thereto, each of the Payment Conditions is satisfied;

(g) Holdings, the Parent Borrower or any Subsidiary may establish or make any payment on account of a “call spread”, “capped call” or similar transaction relating to an issuance of Indebtedness or preferred Equity Interests convertible into or by reference to Equity Interests in Holdings (or any mandatorily convertible units of Equity Interests of Holdings and Indebtedness), or any net share settlement of any warrant transaction entered into in connection with an issuance of Indebtedness or preferred Equity Interests convertible into, or by reference to, Equity Interests in Holdings or any Subsidiary;

(h) to the extent constituting Restricted Payments, transactions permitted under Section 6.01(q);

(i) the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent company of the Parent Borrower or any Subsidiary (the “payor” or “lender,” as applicable, for purposes of this Section 6.07(i)) to pay amounts required for (i) franchise Taxes and other fees, Taxes and expenses required to maintain corporate existence, and (ii) so long as such payor or lender is a member of a consolidated, combined, unitary or similar group with its direct parent company for U.S. federal, state or local income tax purposes, federal, state and local income taxes incurred by such direct parent company or, if applicable, the common parent of both such payor or lender and its parent entity; provided, that, no Loan Party or Subsidiary shall be permitted to make any payments to the shareholders of Holdings pursuant to this Section 6.07(i);

(j) any Restricted Payment otherwise required (i) to qualify and maintain JC Penney Properties’ qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code or (ii) to avoid the payment by JC Penney Properties of federal or state income or excise tax; and

(k) any Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Equity Interests) held by any future, present or former employee, director or consultant of Holdings or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, that the aggregate amount of Restricted Payments made under this clause (k) in any calendar year (without giving effect to any such Restricted Payments made prior to the Restatement Effective Date), less the amount of Indebtedness incurred under Section 6.01(q) in such calendar year, shall not exceed $5,000,000 (with unused amounts for any year being carried over to the next succeeding year).

SECTION 6.08 Restrictive Agreements. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (1) the ability of Holdings or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations (or any Indebtedness incurred to refinance or replace the Obligations) or (2) the ability of any Loan Party (other than Holdings) to pay dividends or other distributions with respect to its Equity Interests or the ability of any Loan Party to make or repay loans or advances to a Loan Party or to Guarantee the Obligations (or any Indebtedness incurred to refinance or replace any of the Obligations); provided that (a) the foregoing shall not apply to any prohibitions, restrictions or conditions imposed (i) by law, rule, regulation or judicial order, or required by any regulatory authority having jurisdiction over Holdings or any Subsidiary or any of their respective businesses or (ii) by any Loan Document or any related documents or agreements, (b) the foregoing shall not apply to any prohibitions, restrictions or conditions existing on the Restatement Effective Date and identified on Schedule 6.08 or to any refinancing, extension or renewal, in whole or in part, of, or any amendment, supplement or modification of, any Indebtedness or other obligation or other agreement, document or instrument existing on the Restatement Effective Date and identified on Schedule 6.08 containing any such prohibition, restriction or condition (but without expanding the scope of any such prohibition, restriction or condition in any material respect), (c) the foregoing shall not apply to prohibitions, restrictions or conditions contained in agreements relating to the direct or indirect disposition of Equity Interests of any Person, property or assets, imposing restrictions with respect to such Person, Equity Interests, property or assets pending the closing of such disposition, (d) the foregoing shall not apply to prohibitions, restrictions or conditions contained in any agreement of a Person that becomes a Subsidiary after the Restatement Effective Date which existed prior to the date that such Person became a Subsidiary; provided, that, such prohibitions, restrictions or conditions existed at the time that such Person became a Subsidiary and were not created in contemplation of such Person becoming a Subsidiary and do not apply to any other Subsidiary or any assets other than those of the Subsidiary so acquired, (e) clause (1) of the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations not prohibited by this Agreement if such prohibitions, restrictions or conditions apply only to the property or assets securing such Indebtedness or obligations and any proceeds and products thereof and after-acquired property, except as may otherwise be permitted under this Section 6.08 (it being understood that any such agreement relating to Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness shall not prohibit, restrict or condition Liens securing the Obligations (or any Indebtedness incurred to refinance or replace any of the Obligations) on any asset or property of the type included in the Collateral), (f) clause (1) of the foregoing shall not apply to (i) customary provisions in leases and other contracts or agreements restricting the transfer, assignment, pledge or mortgage thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) any reciprocal easement agreements containing customary provisions restricting dispositions of real property interests and (iii) Capital Lease Obligations, tax retention and other synthetic lease obligations and purchase money obligations that impose restrictions with respect to the property or assets so acquired, (g) clause (1) of the foregoing shall not apply to restrictions or conditions contained in any agreement or document governing any Permitted First-Lien Indebtedness, Permitted Second-Lien Indebtedness or Permitted

Long-Term Indebtedness, provided, that, such restrictions and conditions permit Liens securing the Obligations (or any Indebtedness incurred to refinance or replace any of the Obligations) on any asset or property of the type included in the Collateral, (h) clause (2) of the foregoing shall not apply to restrictions or conditions contained in any agreement or document governing any Permitted First-Lien Indebtedness, Permitted Second-Lien Indebtedness or Permitted Long-Term Indebtedness that (i) require a Subsidiary to guarantee such Permitted First-Lien Indebtedness, Permitted Second-Lien Indebtedness or Permitted Long-Term Indebtedness if such Subsidiary guarantees the Obligations (or any Indebtedness incurred to refinance or replace any of the Obligations) or (ii) restrict or condition dividends, distributions or loans to Holdings, and (i) clause (2) of the foregoing shall not apply to restrictions or conditions contained in any agreement or document governing any Permitted First-Lien Indebtedness or Permitted Second-Lien Indebtedness that restrict or condition the transfer of assets (other than Collateral) securing such Indebtedness.

SECTION 6.09 Transactions with Affiliates. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable in any material respect to the applicable Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Loan Parties not involving any other Affiliates, (d) any Restricted Payment permitted by Section 6.07, (e) investment transactions with captive insurance companies and retirement plans in the ordinary course of business, (f) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Holdings or such Subsidiary entered in the ordinary course of business, (g) any loans, advances, Guarantees and other investments permitted by Section 6.04, (h) any Indebtedness permitted under Section 6.01 and (i) any disposition permitted by Section 6.05.

SECTION 6.10 Amendments of Material Documents. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents or (b) any documents governing any Material Indebtedness, in each case to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.11 Minimum Excess Availability. The Loan Parties shall maintain minimum Excess Availability at all times of not less than (a) $200,000,000 in the event that 10% of the Revolving Credit Line Cap is equal to or greater than $200,000,000 or (b) the greater of (i) 10% of the Revolving Credit Line Cap or (ii) $150,000,000 in the event that 10% of the Revolving Credit Line Cap is less than $200,000,000; provided, that, such covenant shall not be applicable if the Fixed Charge Coverage Ratio for any Test Period is not less than 1.00 to 1.00 as of the most recently completed Fiscal Quarter of Holdings for which financial statements have been received by Administrative Agent prior to the date of determination.

SECTION 6.12 Restriction on Non-Material Subsidiaries. Neither Holdings nor the Parent Borrower will permit the Non-Material Subsidiaries (other than any Foreign Subsidiary or any Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) that have not satisfied the Collateral and Guarantee Requirement to have, in the aggregate, Net Tangible Assets representing in excess of 5% of the total Net Tangible Assets of Holdings and its Subsidiaries for a period of more than 15 days (or such longer period as the Administrative Agent may agree) after financial statements delivered pursuant to Section 5.01 (or within 5 Business Days thereafter) demonstrate that the Non-Material Subsidiaries (other than any Foreign Subsidiary or any Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) that have not satisfied the

Collateral and Guarantee Requirement have, in the aggregate, Net Tangible Assets representing in excess of 5% of the total Net Tangible Assets of Holdings and its Subsidiaries; provided that Foreign Subsidiaries and any Subsidiaries substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries shall not have, in the aggregate, Net Tangible Assets representing in excess of 10% of the total Net Tangible Assets of Holdings and its Subsidiaries.

SECTION 6.13 Certain Payments of Indebtedness. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, pay or make, directly or indirectly, any voluntary payment or other voluntary distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Long-Term Indebtedness that is also Material Indebtedness, or any voluntary payment or other voluntary distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Indebtedness, except:

(a) refinancings of any such Long-Term Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(b) payments upon conversion of any such Indebtedness into common stock of Holdings made solely in common stock of Holdings, together with cash payments in lieu of issuance of fractional shares and payments of accrued but unpaid interest, in each case in connection with such conversion;

(c) other payments of or in respect of any such Indebtedness made solely with (or with the proceeds of a substantially concurrent issuance and sale of) Equity Interests (other than Disqualified Equity Interests) in Holdings; and

(d) other payments of any such Indebtedness at any time, so long as such payments could be made in reliance on Section 6.07(f) at such time if such payment constituted a Restricted Payment.

SECTION 6.14 Net Settlement of Convertible Indebtedness. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, directly or indirectly, create, incur, assume, issue or permit to exist any Indebtedness or any security convertible into Equity Interests in Holdings or any Subsidiary that provides for a “net settlement” (other than a “net settlement” at the sole discretion of the issuer of such Indebtedness or security) in respect of the Equity Interests that would have been issuable upon the conversion of such Indebtedness or security on account of the principal of such Indebtedness or security.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan of such Borrower or any Account Party shall fail to reimburse any LC Disbursement made in respect of a Letter of Credit issued for the account of such Account Party, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower or any Account Party shall fail to pay any interest or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, or any material representation or warranty in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Holdings, the Parent Borrower or Purchasing shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 (other than clause (d), (e) or (f) thereof), 5.04 (with respect to the existence of Holdings, the Parent Borrower or Purchasing), 5.10 or 5.16 or in Article VI;

(e) (i) Holdings or the Parent Borrower shall fail to comply with Section 5.01(g) or with clause (d), (e) or (f) of Section 5.02 or with the first sentence of Section 5.07, and such failure shall continue unremedied for a period of five Business Days, or (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d) or (e)(i) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

(f) Holdings or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness prior to the stated maturity of such Indebtedness, solely as a result of the exercise by such holders of such right;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Holdings or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by independent third party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) shall be rendered against Holdings, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Revolving Lenders, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect;

(m) at any time, (i) any Guarantee Party’s Guarantee under the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of this Agreement and the Collateral Agreement) or shall be declared to be null and void or any Guarantee Party shall repudiate its obligations under its Guarantee under the Collateral Agreement or (ii) any Lien purported to be created under the Collateral Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $10,000,000 or more, with the priority required by the Collateral Agreement, in each case for any reason other than the failure of the Administrative Agent to file any financing statement (or amendment thereto) delivered to it for filing and except as a result of the sale or other disposition of the applicable Collateral in a transaction not prohibited under the Loan Documents;

(n) any credit card issuer or credit card processor that is material to the business of Borrowers ceases to make or suspends payments to a Borrower or Borrowers of amounts due or to become due to such Borrower or Borrowers, or shall terminate its arrangements with such Borrower or Borrowers as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless (i) such Borrower or Borrowers shall have entered into arrangements with another credit card issuer or credit card processor, as the case may be, within 60 days after the date of notice of any such termination or event of default or such credit card issuer or credit card processor shall rescind such termination and reinstate such arrangement or otherwise resume such arrangements within such 60 day period or (ii) such cessation, suspension or termination does not result in a Material Adverse Effect; or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings, a Borrower or an Account Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Revolving Lenders, and shall, at the request of the Required Revolving Lenders, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the

Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Account Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Account Party; and in case of any event with respect to Holdings, a Borrower or an Account Party described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Account Party. With respect to all then existing LC Exposure, the provisions of Section 2.05(j) shall apply.

ARTICLE VIII

The Administrative Agent; Collateral Agent; Revolving Agent

SECTION 8.01 Appointment. Each Lender and Issuing Bank hereby irrevocably designates and appoints (i) Wells Fargo as Administrative Agent, (ii) Wells Fargo as Collateral Agent, and (iii) Wells Fargo as Revolving Agent, in each case under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Administrative Agent, Collateral Agent and Revolving Agent, in each case in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent, Collateral Agent and Revolving Agent, as applicable, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, no consent of the Lenders shall be required to amend this Agreement or the Loan Documents to (i) cause additional assets to become Collateral or to add additional Subsidiaries as guarantors of the Obligations, or (ii) implement the provisions of Sections 2.05(i), 2.23 or 2.21, 2.22, and Administrative Agent and the Loan Parties shall be entitled to execute any and all amendments necessary or desirable to accomplish any of the foregoing and such amendments shall be binding on the other parties hereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent, the Collateral Agent, nor the Revolving Agent shall have any duties or responsibilities, except those expressly set forth in this Agreement and the other Loan Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent, the Collateral Agent, the Revolving Agent.

SECTION 8.02 Each Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.03 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrowers), independent accountants and other experts selected by such Agent. Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Revolving Lenders (or, if so specified by this Agreement, the Required Revolving Lenders or Supermajority Lenders or all Lenders) as they deem appropriate or they shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by them by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Revolving Lenders (or, if so specified by this Agreement, the Required Revolving Lenders, Supermajority Lenders or all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.04 Delegation of Duties. Each of Administrative Agent, the Collateral Agent, the Revolving Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Administrative Agent, the Collateral Agent, the Revolving Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.05 Exculpatory Provisions. No Agent (for purposes of this Article VIII, “Agent” and “Agents” shall mean the collective reference to the Administrative Agent, the Collateral Agent, the Revolving Agent and any other Lender designated as an “Agent” for purposes of this Agreement, including the Lead Arrangers, the Syndication Agent and the Co-Documentation Agents) nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct (or a material breach of its obligations under any Loan Document) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party that is a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. Each Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, each Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own bad faith, gross negligence or willful misconduct or a material breach by it of its obligations under any Loan Document.

SECTION 8.06 Notice of Default. Each Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender, Holdings or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Revolving Lenders, or Supermajority Lenders or all Lenders, as applicable; provided that unless and until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent, in consultation with the Collateral Agent, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.07 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither Administrative Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by Administrative Agent or Collateral Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by Administrative Agent or Collateral Agent to any Lender. Each Lender represents to Administrative Agent and the Collateral Agent that it has, independently and without reliance upon Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent or the Collateral Agent hereunder, Administrative Agent and the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of Administrative Agent or Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.08 Reports and Financial Statements. By signing this Agreement, each Lender:

(a) is deemed to have requested that Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Loan Parties hereunder and all Reports (which the Administrative Agent and the Collateral Agent agree to so deliver);

(b) expressly agrees and acknowledges that the Administrative Agent and the Collateral Agent make no representation or warranty, expressed or implied, as to the completeness or accuracy of any financial statements and Reports or any of the information contained therein or any inaccuracy or omissions contained in or relating to a financial statement or Report, and shall not be liable for any information contained in any financial statement or Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent, the Collateral Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent and Collateral Agent undertake no obligation to update, correct or supplement the Reports;

(d) agrees to keep all Reports confidential in accordance with the requirements of Section 9.12 and strictly for its internal use, not share the Report with any Loan Party or any other Person, except as otherwise permitted pursuant to this Agreement; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and the Collateral Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any credit extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in any Letter of Credit or Swingline Loans, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold Administrative Agent, the Collateral Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney costs) incurred by Administrative Agent, Collateral Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.09 Indemnification. The Lenders agree to indemnify Administrative Agent, Collateral Agent and Revolving Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do so), ratably according to their respective Applicable Revolving Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments of any Lender shall have terminated and the Revolving Loans shall have been paid in full, in accordance with such Applicable Revolving Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder.

SECTION 8.10 Successor Agent. Subject to the appointment and acceptance of a successor Administrative Agent, Revolving Agent or Collateral Agent, as applicable, as provided in this paragraph, the Administrative Agent, Revolving Agent or Collateral Agent may resign as Administrative Agent, Revolving Agent or Collateral Agent, as applicable, upon 30 days’ notice to Lenders, each Issuing Bank and Parent Borrower. Upon receipt of a request for resignation from the Administrative Agent, Revolving Agent, or Collateral Agent, as applicable, the Required Revolving Lenders shall have the right to appoint from among the Lenders a successor agent or collateral agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by Parent Borrower (which approval shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Revolving Lenders and shall have accepted such appointment within 30 days after the retiring agent gives notice of its resignation, then the retiring agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as a successor agent, such successor agent shall succeed to the rights, powers and duties of such resigning Agent, and the term “Administrative Agent”, “Revolving Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent, Revolving Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Advances. The fees payable by the Parent Borrower to a successor Administrative Agent, Revolving Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor agent. After any retiring Agent’s resignation as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement and the other Loan Documents.

SECTION 8.11 [Reserved].

SECTION 8.12 Co-Documentation Agents and Syndication Agent. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, no Person who is or becomes a Co-Syndication Agent or a Documentation Agent nor a Lead Arranger shall have any powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION 8.13 Intercreditor Agreement.

(a) Each of the Lenders and other Secured Parties hereby (i) authorizes and instructs the Administrative Agent to enter into an Intercreditor Agreement or a Collateral Cooperation Agreement, as applicable, if Indebtedness is incurred that is secured by Liens contemplated by clause (m) of Section 6.02, (ii) agrees that it will be subject to and bound by, and will take no actions contrary to, the provisions of such Intercreditor Agreement or such Collateral Cooperation Agreement, as applicable, and (iii) agrees that Administrative Agent may take such actions on behalf of such Lender or other Secured Party as is contemplated by the terms of such Intercreditor Agreement or Collateral Cooperation Agreement.

(b) Each of the Lenders and other Secured Parties hereby (i) agrees that it will be bound by and will take no actions contrary to the provisions of the Existing Intercreditor Agreement, (ii) authorizes and instructs Administrative Agent to enter into the Existing Intercreditor Agreement as Administrative Agent and on behalf of such Lender or other Secured Party, as applicable, and (iii) agrees that Administrative Agent may take such actions on behalf of such Lender or other Secured Party as is contemplated by the terms of such Existing Intercreditor Agreement.

SECTION 8.14 Secured Swap Obligations, Secured Treasury Services Obligations, Secured Supply Chain Obligations. Except as otherwise expressly set forth in any other Loan Documents, no Lender or any Affiliate of a Lender that is owed any Secured Swap Obligations, Secured Treasury Services Obligations, or Secured Supply Chain Obligations shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an Issuing Bank and, in such case, only to the extent expressly provided in the Loan Documents. In no event shall Administrative Agent or Collateral Agent be required to verify the amount of or any payment of, or the terms of any other arrangements, with respect to Secured Swap Obligations, Secured Treasury Services Obligations, or Secured Supply Chain Obligations or have any liability in connection with the establishment of any Reserves with respect thereto. Each Loan Party and each Lender or Affiliate of Lender at any time providing Secured Swap Obligations, Secured Treasury Services Obligations, or Secured Supply Chain Obligations authorizes and consents to the disclosure of any information concerning such Secured Swap Obligations, Secured Treasury Services Obligations, or Secured Supply Chain Obligations to any Agent or other Lender at any time and from time to time, provided, that, in no event shall such disclosure be deemed a representation or warranty by Administrative Agent of the accuracy or completeness of such information.

SECTION 8.15 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy or insolvency law or any other judicial proceeding relative to any Loan Party,

(a) the Administrative Agent (irrespective of whether the principal of any Loan or unreimbursed LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, unreimbursed LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Administrative Agent and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, the Administrative Agent, such Secured Parties and their respective agents and counsel and all other amounts due the Lenders, the LC Issuers, the Administrative Agent and such Secured Parties) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, Issuing Bank and other Secured Party to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks or such other Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

(c) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Issuing Bank or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, Issuing Bank or other Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender, Issuing Bank or other Secured Party in any such proceeding.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to Holdings, the Parent Borrower or Purchasing, to it at J. C. Penney Corporation, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024, Attention of the Treasurer (Telecopy No. (972) 431-2044), with a copy to the General Counsel of the Parent Borrower;

(ii) if to the Administrative Agent, to Wells Fargo Bank, National Association, One Boston Place, 19th Floor, Boston, Massachusetts 02108, Attention of Portfolio Manager—JC Penney (Telecopy No. (617) 523-4027); and

(iii) if to any other Lender, any Issuing Bank or any Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Issuing Banks and Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Issuing Bank or Lender. The Administrative Agent, Holdings, the Parent Borrower or Purchasing may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as expressly contemplated by Section 2.05(i), 2.22 or 2.23 (which amendments shall be permitted if entered into by the parties referred to therein, but subject to Section 9.02(b)(iv) below), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers, the Account Parties, the Required Revolving Lenders, the Administrative Agent, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Revolving Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Revolving Lenders shall be necessary to amend the provisions of Section 2.12(b) providing for the default rate of interest as to any Revolving Loans or unreimbursed LC Disbursements, or to waive any obligations of any Borrower or any Account Party to pay interest at such default rate,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or postpone or reduce the amount of, or waive or excuse any mandatory prepayment under Section 2.10(b) or Section 2.10(c), in each case without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Revolving Lenders shall be necessary to amend the provisions of Section 2.12(b) providing for the default rate of interest as to any Revolving Loans or unreimbursed LC Disbursements, or to waive any obligations of any Borrower or any Account Party to pay interest at such default rate;

(iv) change the order of application of funds provided in Section 2.09(g) and 2.17(g), or the provisions in Sections 2.22, 2.23 and 9.02(e) with respect to the order of application of funds, without the consent of each Lender directly affected thereby;

(v) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,

(vi) change any of the provisions of this Section or the definition of “Required Revolving Lenders, “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Revolving Lender in the case of the definition of “Required Revolving Lenders”, or each Revolving Lender in the case of “Supermajority Lenders”; provided, that, the definition of “Required Revolving Lenders” and “Supermajority Lenders” may be amended in connection with any amendment pursuant to Section 2.22 to include appropriately the Lenders participating in such incremental facility or extension in any required vote or action of the Required Revolving Lenders or the Supermajority Lenders, as applicable,

(vii) release the Parent Borrower or Holdings from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit all or substantially all its liability in respect of such Guarantee, without the written consent of each Lender,

(viii) release all or substantially all of the Loan Parties from their Guarantees under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit all or substantially all their liability in respect of such Guarantees, without the written consent of each Lender,

(ix) release all or substantially all of the Collateral from the Liens of the Collateral Agreement (except as expressly provided in the Collateral Agreement) without the written consent of each Lender;

(x) change Section 2.05(k)(i) in a manner that would alter the participation obligation of any Lender, without the written consent of such Lender;

(xi) permit any Loan Party to assign its rights under the Loan Documents, without the written consent of each Lender;

(xii) increase the percentages applied to eligible assets in the definition of the Borrowing Base, without the consent of each Lender;

(xiii) except as otherwise provided in clause (xii) above as to an increase in such percentages, change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of Supermajority Lenders, provided, that, the foregoing shall not limit the discretion of the Collateral Agent to change, establish or eliminate any Reserves;

(xiv) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written consent of each Lender; and

(xv) amend the definition of “Collateral Agent”, in each case without the consent of the Collateral Agent;

and, provided, that, (1) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (2) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (3) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (4) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect any rights, duties or discretion of Collateral Agent under this Agreement or any other Loan Document, and (5) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Secured Swap Obligations, Secured Treasury Services Obligations, or Secured Supply Chain Obligations shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.

(d) Notwithstanding the foregoing, (i) the consent of the Required Revolving Lenders shall not be required to amend this Agreement to increase the total Commitments pursuant to Section 2.22 and to make other changes incidental thereto or contemplated thereby and (ii) this Agreement may be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency; provided that, in the case of clause (ii), the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, written notice from the Required Revolving Lenders to the effect that the Required Revolving Lenders object to such amendment.

(e) Notwithstanding anything to the contrary (but subject to Section 9.02(b)(iv) to the extent provided therein), this Agreement may be amended (or deemed amended) or amended and restated, in whole or in part, with the written consent of the Required Revolving Lenders, the Administrative Agent, and the Parent Borrower to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing facilities and the accrued interest and fees in respect thereof, (ii) to include, as appropriate, Lenders holding such credit facilities in any required vote or action of the Required Revolving Lenders or of the Lenders of each facility under this Agreement and (iii) to provide class protection for any additional credit facilities in a manner consistent with those provided the original facilities pursuant to the provisions of this Agreement originally in effect.

(f) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provision of this Agreement and/or any other Loan Document requiring the consent of “each Lender” or “each Lender directly affected thereby”, the consent of the Required Revolving Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Parent Borrower may, upon prior written notice to the Administrative Agent and the Non-Consenting Lender, elect to replace such Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity shall agree, as of such date, to purchase (and the Non-Consenting Lender shall be obligated to sell) for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 9.04(b) (provided that each such bank or other entity, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld)), (ii) the replacement Lender shall pay the processing and recordation fee referred to in Section 9.04(b)(ii)(C), if applicable, in accordance with the terms of such Section, (iii) the replacement Lender shall grant its consent with respect to the applicable proposed change, waiver, discharge or termination and (iv) the replacement Lender shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all principal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers and the Account Parties hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Non-Consenting Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. In connection with any such replacement, if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrowers and the Account Parties owing to the Non-Consenting Lender relating to the loans and participations so assigned shall be paid in full by the replacement Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the applicable Borrowers and/or Account Parties shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Consenting Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Parent Borrower and the other Loan Parties, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses and customary administrative charges incurred by Administrative Agent, Revolving Agent, Collateral Agent, the Lead Arrangers, Swingline Lender and their respective Affiliates in connection with due diligence, structuring, negotiation, arrangement, syndication, restructuring, administration, or amending of this Agreement or the other Loan Documents and the financing arrangements set forth herein or therein, including, without limitation, reasonable legal fees and expenses (provided, that, such legal fees and expenses shall be limited to the reasonable and documented out-of-pocket fees and disbursements of two legal counsels for Administrative Agent, Revolving Agent, Collateral Agent, Swingline Lender, each Issuing Bank, each Lender and Lead Arrangers, taken as a whole, and in addition, one local or special counsel in each applicable jurisdiction for such Persons, taken as a whole, and in the case of an actual conflict of interest where the party affected by such conflict informs Parent Borrower of such conflict and thereafter retains its own counsel, one counsel for such affected person), provided, that, Lead Arrangers shall only be reimbursed for expenses incurred in connection with the syndication of the credit facility under this Agreement, (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by Administrative Agent, Collateral Agent, any Issuing Bank or any Lender limited to the reasonable legal fees and expenses of the counsels set forth above, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all reasonable fees associated with, and all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with, filing and search charges, recording taxes, collateral monitoring, collateral reviews, field examinations and appraisals (including reasonable fees and expenses of advisors and professionals engaged by the Administrative Agent relating thereto). This Section 9.03(a) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(b) To the fullest extent permitted by applicable law, Parent Borrower and each other Loan Party (each, an “Indemnifying Party” and collectively, “Indemnifying Parties”) agrees that it will indemnify, defend, and hold harmless Administrative Agent, Revolving Agent, Collateral Agent, each Issuing Bank, each Lead Arranger and each Lender and each of their affiliates and controlling persons and the respective officers, directors, employees, agents, representatives, successors and assigns of the foregoing (each, an “Indemnified Party”, and collectively, “Indemnified Parties”) from and against (i) any and all losses, claims, damages, expenses or liabilities to which any Indemnified Party may become subject arising out of or in connection with this Agreement, the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the Letters of Credit or the proceeds of the Loans, and reasonable and documented out-of-pocket costs and expenses actually incurred in connection therewith, (ii) any and all actions, suits, proceedings and investigations in respect thereof, and (iii) any and all reasonable and documented out-of-pocket legal fees or other reasonable and documented out-of-pocket costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which any of the Indemnified Parties is a party) and including, without limitation, any and all claims, damages, obligations, penalties, judgments, awards, and liabilities, reasonable and documented out-of-pocket costs, expenses and disbursements, resulting from any act or omission of any of the Indemnified Parties), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with this

Agreement, the Existing ABL Credit Agreement, the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the Letters of Credit or the proceeds of the Advances regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by any Indemnifying Party or any of its affiliates or equity holders) (provided, that, the obligations to reimburse any Indemnified Party for legal fees and expenses shall be limited to the reasonable legal fees and expenses of one firm of counsel for all such Indemnified Parties taken as a whole, and in the case of an actual conflict of interest where the Indemnified Party affected by such conflict informs Parent Borrower of such conflict and thereafter retains its own counsel), one counsel for such affected Indemnified Party); provided, that, such indemnity agreement shall not, as to any Indemnified Party, apply to (i) losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, disbursements, actions, suits, proceedings or investigations that do not involve an act or omission of any Indemnifying Party or any of any Indemnifying Party’s officers, directors, employees, agents, advisors and representatives or affiliates and that are solely between or among the Indemnified Parties or solely between or among Indemnified Parties and their respective Related Parties (other than claims brought against an Indemnified Party in its capacity as an arranger, bookrunner, agent or similar role in connection with this Agreement), (ii) any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement of an Indemnified Party, or action, suit, proceeding or investigation involving an Indemnified Party, to the extent a court of competent jurisdiction determines pursuant to a final non-appealable judgment that such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement of an Indemnified Party, or action, suit, proceeding or investigation to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of such Indemnified Party’s Related Parties, (iii) losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, disbursements, actions, suits, proceedings or investigations that arise from any material breach by such Indemnified Party or its Related Parties of its obligations under this Agreement as determined by the final, non-appealable order of a court of competent jurisdiction, or (iv) any settlement entered into by any Indemnified Party or any of its Related Parties without the prior written consent of Parent Borrower (such consent not to be unreasonably withheld or delayed). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. To the extent that the Parent Borrower or any other Account Party fails to pay any amount required to be paid by it to the Administrative Agent, Revolving Agent, Collateral Agent, each Issuing Bank and each Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent, the applicable Issuing Bank or the applicable Swingline Lender, as the case may be, such Lender’s Applicable Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, Collateral Agent, the applicable Issuing Bank or the applicable Swingline Lender in its capacity as such.

(c) If any action, suit, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand indemnification, it shall notify the Indemnifying Party with reasonable promptness; provided, that, any failure by any of the Indemnified Parties to so notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder to the extent that the Indemnifying Party is not materially prejudiced as a result thereof. The Indemnified Parties, shall have the right to retain one firm of counsel for all Indemnified Parties taken as a whole (and in the case of an actual conflict of interest where the Indemnified Party affected by such conflict informs the Parent Borrower of such conflict and thereafter retains its own counsel, one counsel for such affected Indemnified Party), in each case, of its choice to represent the Indemnified Parties, and the Indemnifying Party shall pay the reasonable and documented out-of-pocket fees, expenses, and disbursement of such counsel to the extent required under the immediately preceding paragraph, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Parties shall be liable for any settlement of any claim against any of the Indemnified Parties, to the extent such claim is required to be indemnified by any such Indemnifying Party pursuant to the terms of this Section 9.03 (an “Indemnified Claim”) and is made with any Indemnifying Party’s prior written consent (not to be unreasonably withheld or delayed). Without the prior written consent of the Administrative Agent and the Revolving Agent (not to be unreasonably withheld or delayed), an Indemnifying Party shall not settle or compromise any Indemnified Claim, permit a default or consent to the entry of any judgment in respect thereof, unless such settlement (i) includes an unconditional release of such Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Party.

(d) No Indemnified Party, Indemnifying Party or other party hereto shall be liable for any damages arising from the use by others of materials obtained through internet, Intralinks, SyndTrak or other similar transmission systems in connection with this Agreement and the financing arrangements contemplated hereby, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of such Indemnified Party’s Related Parties as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. In addition, none of the Indemnified Parties or any Loan Party or any of its or their respective affiliates, directors, officers, employees, advisors, agents, members or representatives shall be responsible or liable for special, indirect, consequential, exemplary, incidental or punitive damages which may be alleged as a result of this Agreement, provided that nothing contained in this sentence shall limit any Loan Party’s indemnity and reimbursement obligations as set forth herein (including the Loan Parties’ indemnity and reimbursement obligations to indemnify the Indemnified Parties for indirect, special, punitive or consequential damages that are included in any third party claim in connection with which such Indemnified Party is entitled to indemnification hereunder). It is further agreed that the Loan Parties shall have no liability to any person other than the Indemnified Parties to the extent set forth herein, provided that nothing contained in this sentence shall limit the Loan Parties’ indemnity and reimbursement obligations as set forth herein (including the Loan Parties’ indemnity and reimbursement obligations to indemnify the Indemnified Parties with respect to any third party claim in connection with which such Indemnified Party is entitled to indemnification hereunder). These indemnification provisions shall be in addition (but without duplication of) any liability which the Indemnifying Party may have to any of the Indemnified Parties.

(e) All amounts due under clauses (a), (b), (c) and (d) of this Section shall be payable promptly upon Administrative Agent’s written demand therefor, but in any event within ten (10) Business Days after such demand.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings, any Borrower nor any Account Party may assign or otherwise transfer any of its rights or obligations hereunder except in a transaction expressly permitted hereby that expressly contemplates such assignment or transfer without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings, any Borrower or any Account Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Holdings or any Subsidiary or Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required in the case of an assignment by a Revolving Lender, for an assignment to another Revolving Lender, an Affiliate of a Revolving Lender, or an Approved Revolving Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent, the Swingline Lender and each Issuing Bank, provided that no consent of the Administrative Agent, the Swingline Lender or an Issuing Bank shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 in the case of any Revolving Commitment, unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if a Specified Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that such fee shall not apply to any assignment made by a Lender to an Affiliate of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) In the case of the Revolving Loans, the Revolving Agent, acting for this purpose as an agent of the Borrowers and the Account Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Revolving Lenders, and the Revolving Commitment of, and principal amount of the Revolving Loans (and the stated interest thereon) and LC Disbursements owing to, each Revolving Lender pursuant to the terms hereof from time to time (the “Revolving Loan Register”). The entries in the Revolving Loan Register shall be conclusive, absent manifest error, and Holdings, the Borrowers, the Account Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Revolving Loan Register pursuant to the terms hereof as a Revolving Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Revolving Loan Register shall be available for inspection by the Parent Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and the information contained therein shall be recorded in the Revolving Loan Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Revolving Loan Register as provided in this paragraph.

(vi) In the case of any assignment for which the Parent Borrower’s consent is not required, the Administrative Agent shall provide the Parent Borrower with notice promptly upon receipt of an Assignment and Assumption with respect to such assignment.

(c) (i) Any Lender may, without the consent of Holdings, any Borrower, any Account Party, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrowers, the Account Parties, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For any avoidance of doubt, such Lender shall be responsible for the indemnity under Section 2.16(d) with respect to any payments made to such Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. Subject to paragraph (c)(ii) of this Section, Holdings, the Borrowers and the Account Parties agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Sections 2.17(c) and 2.18 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers and the Account Parties, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, however, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in “registered form” under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, Holdings, the Borrowers, the Account Parties, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower (not to be unreasonably withheld or delayed), provided that the Participant shall be subject to the provisions of Sections 2.17(c) and 2.18.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary herein, no assignment may be made or participation sold to no assignment or participation may be made to (i) natural persons, (ii) any Disqualified Lenders that have been identified to Administrative Agent and Revolving Agent and whose identity is available to each Revolving Lender on request, (iii) any Loan Party or (iv) any of the Affiliates or subsidiaries of Loan Parties. Administrative Agent and Revolving Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and will have no liability with respect to any assignment made to a Disqualified Lender.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made) or any Letter of Credit is outstanding (except to the extent any such Letter of Credit has had cash collateral or other credit support (satisfactory to the applicable Issuing Bank(s) in its or their sole discretion) issued therefor and the Issuing Banks have agreed (in their sole discretion) to release the Lenders from their participations in such Letters of Credit) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Issuing Bank and Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Issuing Bank or Lender to or for the credit or the account of any Borrower or any Account Party against any of and all the obligations of such Borrower or such Account Party (as the case may be) now or hereafter existing under this Agreement held by such Issuing Bank or Lender, irrespective of whether or not such Issuing Bank or Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17(h) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Issuing Bank and Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Issuing Bank or Lender may have. Any Lender or Issuing Bank exercising its rights under this Section shall give notice thereof to the relevant Borrower and the relevant Account Party on or prior to the day of the exercise of such rights.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York (excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York).

(b) Each of Holdings, the Borrowers and the Account Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, a Borrower or an Account Party or any of their respective properties in the courts of any jurisdiction.

(c) Each of Holdings, the Borrowers and the Account Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

(a) Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed, in each case solely in connection with the Transactions and on a “need to know” basis; (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Agents, Issuing Banks and Lenders shall be responsible for their respective Representative’s compliance with this paragraph), (ii) to the extent requested by any regulatory authority having jurisdiction over such Agent, Issuing Bank or Lender or its Affiliates, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, that (A) in the case of this clause (iii) and the foregoing clause (ii), to the extent permitted by applicable law, regulation or government order and otherwise practical, and other than to the extent such request or demand is in the ordinary course of the business of such Agent, Issuing Bank or Lender or consistent with the regulatory compliance practices and procedures of such Agent, Issuing Bank or Lender, Holdings is promptly notified of such proceeding, process, requirement, request or demand and given a reasonable opportunity, with the cooperation of the applicable Agent, Issuing Bank or Lender, to seek confidential treatment, an appropriate protective order, or other remedy, and (B) if disclosure is nonetheless required pursuant to this clause (iii) or the foregoing clause (ii), the applicable Agent, Issuing Bank or Lender may disclose only the portion of information that is required to be disclosed or as is consistent with the regulatory practices and procedures of such Agent, Issuing Bank or Lender, (iv) to any other party to this Agreement; provided that such party has agreed in writing for the benefit of Holdings to keep such information confidential as provided in this Section 9.12, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to a written agreement containing provisions the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Loan Parties and their Obligations, (vii) with the consent of the Parent Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to an Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings, a Borrower or an Account Party. For the purposes of this Section, “Information” means all information received from Holdings, any Borrower, any of their Subsidiaries, or any Account Party relating to Holdings, any Borrower, any Account Party or their respective business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, any Borrower, any of their Subsidiaries, or any Account Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that Information as defined in Section 9.12(a) furnished to it pursuant to this Agreement may include material non-public Information concerning the Loan Parties and their securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures, applicable law, including Federal and state securities laws, and the terms hereof.

(c) All information, including waivers and amendments, furnished by the Loan Parties, their representatives or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public Information about the Loan Parties and their securities. Accordingly, each Lender represents to Holdings (on behalf of the Loan Parties) and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public Information in accordance with its compliance procedures, applicable law and the terms hereof.

(d) Notwithstanding anything to the contrary herein or in any other agreement, (i) each Loan Party agrees that the Information provided regarding the Parent Borrower and its affiliates and the Transactions may be disseminated by or on behalf of the Agents and Lead Arrangers to prospective Lenders and other persons who have agreed to be bound by customary confidentiality undertakings (including, “click-through” agreements), all in accordance with the such Agent or Lead Arranger’s standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at potential lender or other meetings) and (ii) each Loan Party agrees that the Agents and Lead Arrangers may share with their respective affiliates on a confidential basis any information relating to the credit facility under this Agreement, the other Transactions or the Parent Borrower or its Affiliates and after the public announcement of the Transactions, may disclose information relating to the credit facility under this Agreement to Gold Sheets and other publications or for its marketing materials, with such information to consist of deal terms and other information customarily found in such publications or marketing materials and that, after the Restatement Effective Date, the Agents and Lead Arrangers may otherwise use the corporate name and logo of the Parent Borrower and its subsidiaries and affiliates in “tombstones” or other advertisements, marketing materials or public statements, provided, that, in the case of any use of the corporate name and logo in any advertisements for public distribution, such Agent or Lead Arranger shall have obtained the consent of the Parent Borrower, which consent shall not be unreasonably withheld or delayed.

(e) Notwithstanding anything to the contrary in this Agreement, under no circumstance will any Information be disclosed to a Disqualified Lender that constitutes a Disqualified Lender at the time of such disclosure without the Parent Borrower’s prior written consent, except as required by law.

SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 USA Patriot Act. Each Lender hereby notifies each of the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender to identify such Loan Parties in accordance with the Patriot Act.

SECTION 9.15 No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

SECTION 9.16 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Collateral Agreement or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Collateral Agreement voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[The remainder of this page has been left blank intentionally.]

SCHEDULE 1.01

Existing Debt Documents

5.65% Senior Notes Due 2020

5.75% Senior Notes Due 2018

5.875% Senior Secured Notes Due 2023

6.375% Senior Notes Due 2036

6.9% Notes Due 2026

7.125% Debentures Due 2023

7.4% Debentures Due 2037

7.625% Notes Due 2097

8.125% Senior Notes Due 2019

SCHEDULE 2.01

Commitments

Lender	Revolving Commitment
Wells Fargo Bank, National Association	$475,000,000
Bank of America, N.A.	$350,000,000
JPMorgan Chase Bank, N.A.	$350,000,000
Barclays Bank PLC	$197,000,000
Goldman Sachs Bank USA	$125,000,000
Citizens Bank, N.A.	$125,000,000
HSBC Bank USA, N.A.	$120,000,000
Regions Bank	$120,000,000
SunTrust Bank, N.A.	$120,000,000
BMO Harris Bank, N.A.	$75,000,000
TD Bank, N.A.	$70,000,000
CIT Finance LLC	$50,000,000
NYCB Specialty Finance Company, LLC	$50,000,000
Siemens Financial Services, Inc.	$50,000,000
Fifth Third Bank	$50,000,000
Woodforest National Bank	$23,000,000

TOTALS	$2,350,000,000

SCHEDULE 2.05

Issuing Banks And Issuing Banks Sublimits

Issuing Bank	Issuing Bank LC Exposure Sublimit
Wells Fargo Bank, National Association	$250,000,000
Bank of America, N.A.	$200,000,000
JPMorgan Chase Bank, N.A.	$200,000,000
HSBC Bank USA, N.A.	$75,000,000
Barclays Bank PLC	$70,000,000	*
Regions Bank	$40,000,000

*	Stand-by Letters of Credit only.

SCHEDULE 3.06A

Disclosed Matters

None.

SCHEDULE 3.06B

Excluded Matters

None.

SCHEDULE 3.12

Material Subsidiaries

Legal Name	Jurisdiction of Organization
J. C. Penney Corporation, Inc.	Delaware
J. C. Penney Properties, Inc.	Delaware
JCP Real Estate Holdings, Inc.	Delaware

SCHEDULE 5.16

Control Accounts

Type of Account(s)	Number	Description
Main Concentration Account	1	The funds from the Credit Concentration Account, the Store Concentration Accounts, the Concentration Account for Non-Concentration Stores, and the Miscellaneous Receipts Accounts are transferred into the Main Concentration Account.

Credit Concentration Account	1	The funds payable to the Loan Parties from third party payment card processors are received in the Credit Concentration Account.

Store Concentration Accounts	13	The funds from the sale of Inventory (other than credit card receivables) made at the majority of the Loan Parties’ and their subsidiaries’ stores are received in one of the thirteen Store Concentration Accounts.

Concentration Account for Non-Concentration Stores	1	The funds from the sale of Inventory (other than credit card receivables) made at the remainder of the Loan Parties’ and their subsidiaries’ stores are received in deposit accounts held at financial institutions in such stores’ locale and the funds from those deposit accounts are received into the Concentration Account for Non-Concentration Stores.

Miscellaneous Receipts Accounts	2	Miscellaneous funds from Accounts are received into one of the Miscellaneous Receipts Accounts.

SCHEDULE 6.01

Existing Indebtedness

Name of Issuer	Title of Securities of Issuer	Amount of Such Securities Outstanding (in millions of $)
J. C. Penney Corporation, Inc.*	5.65% Senior Notes Due 2020	400
J. C. Penney Corporation, Inc.*	5.75% Senior Notes Due 2018	190
J. C. Penney Corporation, Inc.*	5.875% Senior Secured Notes Due 2023	500
J. C. Penney Corporation, Inc.*	6.375% Senior Notes Due 2036	388
J. C. Penney Corporation, Inc.*	6.9% Notes Due 2026	2
J. C. Penney Corporation, Inc.*	7.125% Debentures Due 2023	10
J. C. Penney Corporation, Inc.*	7.4% Debentures Due 2037	312
J. C. Penney Corporation, Inc.*	7.625% Notes Due 2097	500
J. C. Penney Corporation, Inc.*	8.125% Senior Notes Due 2019	175

Total		2,477

*	J. C. Penney Company, Inc. is a co-obligor (or guarantor, as appropriate) for these outstanding debt securities.

Other Debt:
Capital lease obligations	$8.0 million (as of June 3, 2017)
Notes Payable	$5.7 million (as of June 3, 2017)
Financing Obligation	$214.8 million (as of June 3, 2017)
Promissory Note dated March 2, 2016 executed by J. C. Penney Services India Private Limited payable to J. C. Penney Corporation, Inc.	$3.5 million (as of June 3, 2017)

Other existing Letters of Credit outstanding under the Existing ABL Credit Agreement will become Letters of Credit outstanding hereunder on the Restatement Effective Date.

SCHEDULE 6.02

Existing Liens

Liens securing the Capital Lease Obligations listed on Schedule 6.01 on the assets subject to such leases.

SCHEDULE 6.04

Existing Investments

JCP Realty, Inc. and its subsidiaries	100% of the 10 shares of its common stock

SWC Tollway & 121 LLC	60% of membership interests
J. C. Penney Services India Private Limited	8,242 equity shares

SCHEDULE 6.05

Store Closings

JCP Store #	City	State
02819	AUBURN	AL
00152	BESSEMER	AL
02987	GADSDEN	AL
00588	JASPER	AL
02769	BENTON	AR
02808	BLYTHEVILLE	AR
02411	BULLHEAD CITY	AZ
01385	BISHOP	CA
02692	LODI	CA
01778	ORANGE	CA
00370	RICHMOND	CA
00052	FORT MORGAN	CO
00680	GLENWOOD SPRINGS	CO
02917	LONGMONT	CO
02049	STERLING	CO
02464	MILFORD	CT
01033	JACKSONVILLE	FL
01143	PALATKA	FL
00225	DUBLIN	GA
00864	MACON	GA
01987	MILLEDGEVILLE	GA
02415	THOMASVILLE	GA
02706	TIFTON	GA
00457	DECORAH	IA
01867	FORT DODGE	IA
02189	OSKALOOSA	IA
02438	OTTUMWA	IA
01024	BURLEY	ID
01876	BLOOMINGTON	IL
00162	CANTON	IL
00327	EFFINGHAM	IL
02803	MACOMB	IL
00286	PERU	IL
02506	STERLING	IL
02924	WOODRIDGE	IL
02348	COLUMBUS	IN
02217	CONNERSVILLE	IN
00311	HUNTINGTON	IN
02472	JASPER	IN
00483	LOGANSPORT	IN
00017	CHANUTE	KS
01198	GREAT BEND	KS
02192	HUTCHINSON	KS
02729	LAWRENCE	KS
01067	WINFIELD	KS
00102	BATON ROUGE	LA
02344	DERIDDER	LA
02219	SLIDELL	LA
02332	LANESBOROUGH	MA
02765	EASTON	MD
01012	ROCKLAND	ME
02059	BATTLE CREEK	MI
02262	ESCANABA	MI

02183	HOLLAND	MI
02043	HOUGHTON	MI
00129	KINGSFORD	MI
02445	MIDLAND	MI
02625	SAULT STE MARIE	MI
02526	BAXTER	MN
01957	EDINA	MN
00196	FAIRMONT	MN
00214	FARIBAULT	MN
01937	HIBBING	MN
01076	HUTCHINSON	MN
02272	RED WING	MN
00306	THIEF RIVER FALLS	MN
02322	WINONA	MN
01635	MARYVILLE	MO
01829	COLUMBUS	MS
02158	CORINTH	MS
01141	GREENVILLE	MS
02743	MERIDIAN	MS
02100	OXFORD	MS
02136	HELENA	MT
00835	SIDNEY	MT
02296	ALBEMARLE	NC
02038	BOONE	NC
02750	GASTONIA	NC
02068	HENDERSONVILLE	NC
01781	MONROE	NC
00909	ROANOKE RAPIDS	NC
01628	DICKINSON	ND
02045	JAMESTOWN	ND
00056	WAHPETON	ND
01880	FREMONT	NE
00104	MCCOOK	NE
00607	NORTH PLATTE	NE
02768	RIO GRANDE	NJ
00044	LAS VEGAS	NV
00016	DUNKIRK	NY
01192	MASSAPEQUA L I	NY
02752	WEST NYACK	NY
02331	FINDLAY	OH
02317	NEW PHILADELPHIA	OH
00046	RICHMOND HEIGHTS	OH
00914	SAINT MARYS	OH
00406	ALTUS	OK
02339	CLAREMORE	OK
00666	PONCA CITY	OK
01086	STILLWATER	OK
00109	ASTORIA	OR
02657	GRANTS PASS	OR
00065	LA GRANDE	OR
00026	PENDLETON	OR
00063	THE DALLES	OR
02333	BLOOMSBURG	PA
00182	CLEARFIELD	PA
00924	KING OF PRUSSIA	PA
02440	PENNSDALE	PA
00202	PHILADELPHIA	PA
01031	TOWANDA	PA

00207	WILLOW GROVE	PA
02964	CHARLESTON	SC
02784	EASLEY	SC
02223	MITCHELL	SD
02046	PIERRE	SD
00495	WATERTOWN	SD
01431	YANKTON	SD
02390	GREENEVILLE	TN
02124	KNOXVILLE	TN
02373	UNION CITY	TN
02728	ATHENS	TX
00365	BORGER	TX
00536	EARLY	TX
01064	EL PASO	TX
01155	MARSHALL	TX
00568	MCALLEN	TX
01208	NACOGDOCHES	TX
01058	SEGUIN	TX
02425	STEPHENVILLE	TX
02300	CHRISTIANSBURG	VA
01002	ROANOKE	VA
01800	SNOHOMISH	WA
01930	MARINETTE	WI
01995	MARSHFIELD	WI
02375	RICHLAND CENTER	WI
01539	WISCONSIN RAPIDS	WI
00163	MARTINSBURG	WV
00954	SHERIDAN	WY

SCHEDULE 6.08

Existing Restrictions

1.	Restrictions which appear in (a) that certain Indenture, dated as of October 1, 1982, as supplemented by the First Supplemental Indenture, dated as of March 15, 1983, as further supplemented by the Second Supplemental Indenture, dated as of May 1, 1984, as further supplemented by the Third Supplemental Indenture, dated as of March 7, 1986, as further supplemented by the Fourth Supplemental Indenture, dated as of June 7, 1991, as further supplemented by the Fifth Supplemental Indenture, dated as of January 27, 2002, and as further supplemented by the Sixth Supplemental Indenture, dated as of May 20, 2013, among the Parent Borrower (formerly known as J. C. Penney Company, Inc.), as issuer, Holdings, as co-obligor, and Wilmington Trust, National Association, as trustee, (b) that certain Indenture, dated as of April 1, 1994, as supplemented by the First Supplemental Indenture, dated as of January 27, 2002, and as further supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Parent Borrower (formerly known as J. C. Penney Company, Inc.), as issuer, Holdings, as co-obligor, and Wilmington Trust, National Association, as trustee, (c) that certain Indenture, dated as of September 15, 2014, as supplemented by the First Supplemental Indenture, dated as of September 15, 2014, among the Parent Borrower, as issuer, Holdings, as co-obligor, and Wilmington Trust, National Association, and (d) that certain Indenture, dated as of June 23, 2016, among the Parent Borrower, as issuer, the guarantor’s party thereto, and Wilmington Trust, National Association, as trustee.

2.	Restrictions which appear in JCPenney leases which prevent the use of that leasehold interest itself as security for any obligation.

3.	Restrictions which appear in the Consumer Credit Card Program Agreement by and between the Parent Borrower and GE Money Bank, originally dated as of December 6, 1999 and Amended and Restated as of November 5, 2009, and as further amended (the “GE Agreement”), which restricts the Parent Borrower from pledging a security interest in any interest of the Parent Borrower in any “Bank Property” (as defined in the GE Agreement).

4.	Restrictions which appear in the Existing Term Loan Documents.

EXHIBIT A TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

 [and is an Affiliate/Approved Fund of [Identify Lender]]1

[1]	Select as applicable.

EXHIBIT A-1

3.	Borrowers: J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation and each other Borrowing Subsidiary.

4.	Administrative Agent: Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement.

5.	Credit Agreement: The Amended and Restated Credit Agreement dated as of June , 2017, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Revolving Loan”, “Swingline Loan”, “Term Commitment”, “Term Loan” etc.)
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

EXHIBIT A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by
Title:

ASSIGNEE [NAME OF ASSIGNEE],

by
Title:

Consented to:

J. C. PENNEY CORPORATION, INC., as Parent Borrower,

by
Title:

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By
Title:

[Signature Page to Assignment and Assumption]

ANNEX 1

J. C. PENNEY COMPANY, INC.

J. C. PENNEY CORPORATION, INC.

J. C. PENNEY PURCHASING CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other agreement, instrument or document related thereto (each, a “Loan Document”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW, JURISDICTION, VENUE, JURY TRIAL WAIVER, AND CONSENT TO PROCESS SET FORTH IN SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

2

EXHIBIT B TO

AMENDED AND RESTATED CREDIT AGREEMENT

[Intentionally Omitted]

EXHIBIT B-1

EXHIBIT C TO

AMENDED AND RESTATED CREDIT AGREEMENT

[Intentionally Omitted]

EXHIBIT C-1

EXHIBIT D-1 TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June     , 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a “ten percent shareholder” of any Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

by
Name:
Title:

EXHIBIT D1-1

EXHIBIT D-2 TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June     , 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a “ten percent shareholder” of any Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with Internal Revenue Service Form W-8IMY accompanied by one or more of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[The remainder of this page has been left blank intentionally.]

EXHIBIT D2-1

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

by
Name:
Title:

EXHIBIT D2-2

EXHIBIT D-3 TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June     , 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a “ten percent shareholder” of any Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

by
Name:
Title:

EXHIBIT D3-1

EXHIBIT D-4 TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June     , 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a “ten percent shareholder” of any Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by one or more of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

by
Name:
Title:

EXHIBIT D4-1

EXHIBIT E TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

BORROWING REQUEST

Date:             ,

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June     , 2017 (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

The undersigned hereby requests:1

☐ A borrowing of Revolving Loans	☐ A borrowing of Term Loans	☐ A renewal or conversion of Revolving Loans
☐ A renewal or conversion of Term Loans	☐ ABR Borrowing	☐ Eurodollar Borrowing

1. On                                      (a Business Day).

2. In the aggregate amount of $        .

3. For a Eurodollar Borrowing: with an initial Interest Period of              months.2

4. The proceeds of any [Revolving] [Term] Loans requested herein shall be disbursed to the following account:                                                               (location and number).

[1]	If no election as to the Type of Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.
[2]	If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Rate Period of one month’s duration.

EXHIBIT E-1

[J. C. PENNEY CORPORATION, INC.]

By:
Name:
Title:

[J. C. PENNEY PURCHASING CORPORATION]

By:
Name:
Title:

EXHIBIT E-2

EXHIBIT F TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

INTEREST ELECTION REQUEST

Date:             ,

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June     , 2017 (as amended, restated, amended and restated extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Revolving Agent, Collateral Agent and LC Agent.

1. The undersigned hereby requests that this Interest Election Request be applied to the [specified portion of the] following Borrowing(s):                  (amount and specified portion (if applicable) thereof)

2. The resulting Borrowing will be a/an (select one):

☐  ABR Borrowing    ☐  Eurodollar Borrowing

3. The effective date shall be                                         (a Business Day).

4. For a Eurodollar Borrowing: with an Interest Period of              months.1

[1]	The Interest Period may not extend beyond the earliest Scheduled Maturity Date applicable to the Borrowing(s) in respect of which this Interest Election Request is being delivered. If the Interest Period is not specified, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

EXHIBIT F-1

[J. C. PENNEY CORPORATION, INC.]

By:
Name:
Title:

[J. C. PENNEY PURCHASING CORPORATION]

By:
Name:
Title:

EXHIBIT F-2

EXHIBIT G TO

AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

PROMISSORY NOTE

$[ ]	New York, New York
[●], 201[●]

FOR VALUE RECEIVED, the undersigned, J. C. PENNEY CORPORATION, INC. (the “Parent Borrower”), hereby promises to pay to [    ] (the “Lender”) or its registered assigns, at the office of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”) at One Boston Place, 18th Floor, Boston, MA 02108, on the Maturity Date (as defined in the Amended and Restated Credit Agreement dated as of June     , 2017 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, J. C. Penney Company, Inc., J. C. Penney Purchasing Corporation, the lenders from time to time party thereto, and the Administrative Agent), in lawful money of the United States of America in immediately available funds, (A) the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Loans made by the Lender to any Borrower pursuant to the Credit Agreement and (B) interest from the date hereof on the principal amount thereof from time to time outstanding, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Parent Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Parent Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. In case and Event of Default shall occur and be continuing, the principal and accrued interest on this promissory note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. This promissory note is also entitled to the benefits of the Collateral Agreement by Borrowers and certain Guarantors in favor of Administrative Agent, and is secured by the Collateral.

All borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of any Borrower under this Note.

EXHIBIT G-1

This promissory note is one of the promissory notes referred to in Section 2.09(e) of the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK). THE WAIVER OF JURY TRIAL PROVISIONS OF SECTION 9.10 OF THE CREDIT AGREEMENT SHALL BE APPLICABLE TO THIS PROMISSORY NOTE.

EXHIBIT G-2

IN WITNESS WHEREOF, the undersigned have duly executed this promissory note as of the date first above written.

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

EXHIBIT G-3

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

SCHEDULE A-1

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Adjusted LIBO Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

SCHEDULE B-1

EXHIBIT H TO

AMENDED AND RESTATED CREDIT AGREEMENT

RESTATEMENT EFFECTIVE DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the chief financial officer of J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”), and J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Parent Borrower”).

2. I have reviewed the terms and conditions of the Amended and Restated Credit Agreement, dated as of June     , 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Parent Borrower, Holdings, J. C. Penney Purchasing Corporation, a Delaware corporation, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other financial institutions party thereto, and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3. Based upon my review and examination described in paragraph 2 above, I certify, on behalf of Holdings and Parent Borrower, solely in my capacity as chief financial officer and not in any individual capacity, that as of the date hereof:

(i) the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(ii) there are no actions, suits or proceedings by or before any Governmental Authority enjoining the financing contemplated by the Credit Agreement; and

(iii) no event has occurred and is continuing or would result from entering into the financing arrangements contemplated by the Credit Agreement that would constitute an Event of Default or a Default.

4. As of the date hereof: both before and after giving effect to the Credit Agreement, there does not exist any “Event of Default” under and as defined in the Existing Term Loan Agreement or the Existing Debt Documents in effect on the Restatement Effective Date.

EXHIBIT H-1

5. This Restatement Effective Date Certificate is a Loan Document under and as defined in the Credit Agreement.

The foregoing certifications are made and delivered as of June     , 2017.

J. C. PENNEY COMPANY, INC.
J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:	Chief Financial Officer

EXHIBIT H-2